    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 7, 1995
                                                       REGISTRATION NO. 33-

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-4
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                         AMERIQUEST TECHNOLOGIES, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

         DELAWARE                     5045                   33-0244136

      (STATE OR OTHER           (PRIMARY STANDARD         (I.R.S. EMPLOYER
       JURISDICTION         INDUSTRIAL CLASSIFICATION    IDENTIFICATION NO.)
    OFINCORPORATION OR            CODE NUMBER)
       ORGANIZATION)

         2722 MICHELSON DRIVE, IRVINE, CALIFORNIA 92715 (714) 222-6000 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                         STEPHEN G. HOLMES, SECRETARY
                         AMERIQUEST TECHNOLOGIES, INC.
                              2722 MICHELSON DRIVE
                            IRVINE, CALIFORNIA 92715
                                 (714) 222-6000

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                               ----------------
                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                                                                  PROPOSED
                                                                                  MAXIMUM
TITLE OF EACH CLASS PROPOSED OF SECURITIES        AMOUNT TO BE  OFFERING PRICE   AGGREGATE        AMOUNT OF
              TO BE REGISTERED                     REGISTERED      PER UNIT    OFFERING PRICE REGISTRATION FEE
- --------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value..................    3,000,000      $2.9375(1)     $8,812,500      $3,038.79

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and based upon the average of the high and low price of the Registrant's Common Stock as reported by the New York Stock Exchange on February 3, 1995.

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

EXHIBIT INDEX IS ON PAGE 139.                              PAGE 001 OF 317 PAGES

                         AMERIQUEST TECHNOLOGIES, INC.

CROSS REFERENCE SHEET PURSUANT TO ITEM 501(B) OF REGULATION S-K AND RULE 404(A)

   S-4                                            HEADING IN PROSPECTUS/JOINT
 ITEM NO.        TITLE OF FORM S-4 ITEM                 PROXY STATEMENT
 -------- ------------------------------------- ------------------------------
 A. INFORMATION ABOUT THE TRANSACTION
 Item 1.  Forepart of Registration Statement
           and Outside Front Cover Page of
           Prospectus.......................... Facing Sheet; Cross Reference
                                                Sheet; Outside Front Cover
                                                Page
 Item 2.  Inside Front and Outside Back Cover
           Pages of Prospectus................. Inside Front Cover Page; Table
                                                of Contents
 Item 3.  Risk Factors, Ratio of Earnings to
           Fixed Charges and Other Information. Summary; Risk Factors;
                                                Business of the Companies;
                                                Information Regarding the
                                                Merger; Selected Historical
                                                Financial Data; Pro Forma
                                                Financial Information;
                                                Comparative Per Share Data;
                                                Comparative Market Prices of
                                                Common Stock; The Special
                                                Meeting; Dissenters Appraisal
                                                Rights
 Item 4.  Terms of the Transaction............. Information Regarding the
                                                Merger; Description of Capital
                                                Stock of AmeriQuest;
                                                Comparison of Shareholder
                                                Rights
 Item 5.  Pro Forma Financial Information...... Pro Forma Financial
                                                Information
 Item 6.  Material Contacts with the Company
           Being Acquired...................... *
 Item 7.  Additional Information Required for
           Reoffering by Persons and Parties
           Deemed to be Underwriters........... *
 Item 8.  Interests of Named Experts and
           Counsel............................. *
 Item 9.  Disclosure of Commission Position on
           Indemnification for Securities Act
           Liabilities......................... *
 B. INFORMATION ABOUT THE REGISTRANT
 Item 10. Information With Respect to S-3
           Registrants.........................
 Item 11. Incorporation of Certain Information
           by Reference........................
 Item 12. Information With Respect to S-2 or S-
           3 Registrants....................... Businesses of the Companies
 Item 13. Incorporation of Certain Information
           by Reference........................ Inside Front Cover Page;
                                                Businesses of the Companies
 Item 14. Information With Respect to
           Registrants Other Than S-2 or S-3
           Registrants......................... *

   S-4                                          HEADING IN PROSPECTUS/JOINT
 ITEM NO.        TITLE OF FORM S-4 ITEM               PROXY STATEMENT
 -------- ------------------------------------- ---------------------------
 C. INFORMATION ABOUT THE COMPANY BEING
  ACQUIRED
 Item 15. Information With Respect to S-3
           Companies........................... *
 Item 16. Information With Respect to S-2 or S-
           3 Companies......................... Inside Front Cover Page;
                                                Businesses of the Companies
 Item 17. Information With Respect to Companies
           Other Than S-2 or S-3 Companies..... *
 Item 18. Information if Proxies, Consents or
           Authorizations Are to be Solicited.. The Special Meeting;
                                                Information Regarding the
                                                Merger
 Item 19. Information if Proxies, Consents or
           Authorizations Are Not to be
           Solicited in an Exchange Offer...... *

- --------
* Omitted because inapplicable or answer is in the negative.

                                  ROBEC, INC.
                                425 PRIVET ROAD
                               HORSHAM, PA 19044
                                JANUARY   , 1995

Dear Shareholder:

  You are invited to attend a special meeting of shareholders of Robec, Inc. ("Robec") to be held at 425 Privet Road, Horsham, Pennsylvania 19044, on
February   , 1995 at 10:00 a.m., local time (the "Special Meeting").

  The purpose of the Special Meeting is to consider and vote upon a proposal to approve and adopt the Plan of Merger (the "Plan of Merger") pursuant to which RI Acquisition, Inc., a Pennsylvania corporation and a wholly-owned subsidiary of AmeriQuest Technologies, Inc., a Delaware corporation ("AmeriQuest"), will be merged with and into Robec (the "Merger"), with Robec surviving the Merger as a wholly-owned subsidiary of AmeriQuest. Under the terms of the Merger, each share of common stock, par value $.01 per share, of Robec ("Robec Common Stock") that is issued and outstanding on the effective date of the Merger, other than shares held by AmeriQuest or by shareholders who perfect their statutory dissenters rights, will be converted automatically into the right to receive .63075 shares of common stock, par value $.01 per share, of AmeriQuest ("AmeriQuest Common Stock"), subject to upward adjustment if the closing price of AmeriQuest Common Stock is below $3.00 per share on the business day prior to the day on which the Merger becomes effective, all as more fully described in the accompanying Prospectus/Proxy Statement and the Plan of Merger attached as Appendix I thereto.

  Pursuant to an Amended and Restated Agreement and Plan of Reorganization (the "Amended Agreement") dated as of August 11, 1994 among AmeriQuest, Robec and four principal shareholders of Robec (the "Principal Shareholders"), on September 22, 1994, the Principal Shareholders exchanged certain of their shares, representing 50.1% of the outstanding shares of Robec Common Stock, for shares of AmeriQuest Common Stock at the same conversion ratio as will apply to shares to be converted in the Merger, subject to the same adjustment mechanism. The Amended Agreement is attached as Appendix II to the accompanying Prospectus/Proxy Statement.

  Approval and adoption of the Plan of Merger requires the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon at a meeting at which a quorum is present. Shareholders entitled to notice of and to vote at the Special Meeting are the holders of outstanding shares of Robec Common Stock on December 30, 1994 (the "Record Date"). AmeriQuest has sufficient voting power to approve and adopt the Plan of Merger even if no other shareholder of Robec votes in favor of such proposal. AmeriQuest has agreed to vote in favor of the approval and adoption of the Plan of Merger.

  THE BOARD OF DIRECTORS OF ROBEC HAS UNANIMOUSLY APPROVED AND ADOPTED THE PLAN OF MERGER AND RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE PLAN OF MERGER. In reaching its determination regarding the Plan of Merger, the Board considered, among other things, the opinion of Compass Capital Advisors as to the fairness, from a financial point of view, of the consideration to be received by holders of shares of Robec Common Stock pursuant to the Plan of Merger. The opinion of Compass Capital Advisors is attached as Appendix III to the accompanying Prospectus/Proxy Statement.

  In view of the importance of the matter to be acted upon at the Special Meeting, you are invited to personally attend the Special Meeting. Whether or not you plan to attend the Special Meeting in person and regardless of the number of shares of Robec Common Stock you own, please date, sign and return the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States.

                                          Sincerely,

                                          Robert H. Beckett
                                          Chairman, Chief Executive Officer
                                           and President

  SHARE CERTIFICATES SHOULD NOT BE SENT WITH THE ENCLOSED PROXY. IF THE MERGER IS CONSUMMATED, SHAREHOLDERS WILL BE FURNISHED INSTRUCTIONS FOR EXCHANGING THEIR ROBEC COMMON STOCK FOR AMERIQUEST COMMON STOCK.

                                  ROBEC, INC.
                                425 PRIVET ROAD
                               HORSHAM, PA 19044
                            TELEPHONE (215) 675-9300

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON FEBRUARY   , 1995

                               ----------------

To the Shareholders of Robec, Inc.:

  Notice is hereby given that a special meeting of shareholders (the "Special Meeting") of Robec, Inc., a Pennsylvania corporation ("Robec"), will be held at Robec's principal offices, 425 Privet Road, Horsham, Pennsylvania, on February
  , 1995 at 10:00 a.m., local time, for the following purposes:

    1. To consider and vote upon a proposal to approve and adopt the Plan of Merger (the "Plan of Merger") pursuant to which (a) RI Acquisition, Inc., a Pennsylvania corporation and a wholly-owned subsidiary of AmeriQuest Technologies, Inc., a Delaware corporation ("AmeriQuest"), will be merged with and into Robec (the "Merger"), with Robec surviving the Merger as a wholly-owned subsidiary of AmeriQuest and (b) each share of common stock, par value $.01 per share, of Robec ("Robec Common Stock") that is issued and outstanding on the effective date of the Merger, other than shares held by AmeriQuest or by shareholders who perfect their statutory dissenters rights, will be converted automatically into the right to receive .63075 shares of the common stock, par value $.01 per share, of AmeriQuest ("AmeriQuest Common Stock"), subject to adjustment if the closing price of AmeriQuest Common Stock is below $3.00 per share on the business day prior to the day on which the Merger becomes effective; and

    2. To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

  The Plan of Merger is more fully described in the accompanying
Prospectus/Proxy Statement and is attached as Appendix I thereto.

  Robec shareholders have the right to dissent from the Merger and obtain payment for their shares by following the procedures prescribed in Subchapter 15D of the Pennsylvania Business Corporation Law, which is attached as Appendix IV to, and summarized under "Dissenters Appraisal Rights" in, the accompanying Prospectus/Proxy Statement.

  Only shareholders of record at the close of business on December 30, 1994 are entitled to notice of the Special Meeting and to vote at the Special Meeting and any adjournments thereof. You are cordially invited to attend the Special Meeting and vote your shares in person.

                                          By Order of the Board of Directors,

                                          Robert S. Beckett
                                          Secretary

January   , 1995

  YOUR PROXY IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU DECIDE TO ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                                  ROBEC, INC.
                                425 PRIVET ROAD
                          HORSHAM, PENNSYLVANIA 19044

                               ----------------

                           PROSPECTUS/PROXY STATEMENT

                               ----------------

                        SPECIAL MEETING OF SHAREHOLDERS
                               FEBRUARY   , 1995

  This Prospectus/Proxy Statement is being furnished to the shareholders of Robec, Inc., a Pennsylvania corporation ("Robec"), in connection with the solicitation of proxies by the Board of Directors of Robec for use at a special
meeting of shareholders to be held on February   , 1995 at 10:00 a.m., local
time, at Robec's principal executive offices, 425 Privet Road, Horsham, Pennsylvania and at any adjournments thereof (the "Special Meeting").

  The purpose of the Special Meeting is to consider and vote upon a proposal to approve and adopt the Plan of Merger (the "Plan of Merger") pursuant to which RI Acquisition, Inc., a Pennsylvania corporation ("AmeriQuest Sub") and a wholly-owned subsidiary of AmeriQuest Technologies, Inc., a Delaware corporation ("AmeriQuest"), will be merged with and into Robec (the "Merger"), with Robec surviving the Merger as a wholly-owned subsidiary of AmeriQuest and renamed AmeriQuest/Robec, Inc. (the "Surviving Corporation"). Under the terms of the Merger, each share of common stock, par value $.01 per share, of Robec ("Robec Common Stock") that is issued and outstanding on the effective date of the Merger (the "Effective Date"), other than shares held by AmeriQuest or by shareholders who perfect their statutory dissenters rights, will be converted automatically into the right to receive .63075 (the "Applicable Fraction") shares of the common stock of AmeriQuest ("AmeriQuest Common Stock"), subject to adjustment if the closing price of AmeriQuest Common Stock is below $3.00 on the business day prior to the day on which the Merger becomes effective (the Applicable Fraction including any adjustments thereto, the "Exchange Ratio"). See "Information Regarding the Merger--The Merger." A copy of the Plan of Merger is attached as Appendix I to this Prospectus/Proxy Statement and is incorporated herein by this reference. Pursuant to an Amended and Restated Agreement and Plan of Reorganization (the "Amended Agreement") dated as of August 11, 1994 among AmeriQuest, Robec and four principal shareholders of Robec (the "Principal Shareholders"), on September 22, 1994, the Principal Shareholders exchanged certain of their shares (the "Exchange"), representing 50.1% of the outstanding shares of Robec Common Stock, for shares of AmeriQuest Common Stock at the Exchange Ratio. A copy of the Amended Agreement is attached as Appendix II to this Prospectus/Proxy Statement and is incorporated herein by this reference. The summaries of the portions of the Plan of Merger and Amended Agreement set forth in this Prospectus/Proxy Statement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the texts of the Plan of Merger and the Amended Agreement.

  THE BOARD OF DIRECTORS OF ROBEC HAS UNANIMOUSLY APPROVED AND ADOPTED THE PLAN OF MERGER AND RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE PLAN OF MERGER. In reaching its determination regarding the Plan of Merger, the Board considered, among other things, the opinion of Compass Capital Advisors ("Compass") as to the fairness, from a financial point of view, of the consideration to be received by holders of shares of Robec Common Stock pursuant to the Plan of Merger. A copy of the opinion of Compass is attached as Appendix III to this Prospectus/Proxy Statement and is incorporated herein by this reference.

  AMERIQUEST HAS FILED A REGISTRATION STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION IN WASHINGTON, D.C. COVERING SHARES OF AMERIQUEST COMMON STOCK TO BE ISSUED BY AMERIQUEST IN CONNECTION WITH THE MERGER DESCRIBED IN THE FOLLOWING PROSPECTUS/PROXY STATEMENT. THE PROSPECTUS/PROXY STATEMENT WAS FILED AS PART OF SUCH REGISTRATION STATEMENT.

                               ----------------

  THE SHARES OF AMERIQUEST COMMON STOCK TO BE ISSUED PURSUANT TO THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

  THE SHARES OF AMERIQUEST COMMON STOCK TO BE ISSUED PURSUANT TO THE MERGER INVOLVE CERTAIN IMPORTANT FACTORS TO BE CONSIDERED. SEE "RISK FACTORS."

        The date of this Prospectus/Proxy Statement is January   , 1995.

                             AVAILABLE INFORMATION

  Robec and AmeriQuest are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith each files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by Robec and AmeriQuest can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the SEC: New York Regional Office, 7 World Trade Center, New York, New York 10048 and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at the SEC's prescribed rates. Such material with respect to AmeriQuest can also be inspected and copied at the offices of the New York Stock Exchange, on which AmeriQuest's Common Stock is listed.

  AmeriQuest has filed with the SEC a registration statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to certain shares of AmeriQuest Common Stock to be issued in connection with the Merger. This Prospectus/Proxy Statement does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. A copy of the Registration Statement may be inspected without charge at the principal offices of the SEC in Washington, D.C.

                             ADDITIONAL INFORMATION

  This Prospectus/Proxy Statement is accompanied by AmeriQuest's Annual Report on Form 10-K/A for the year ended June 30, 1994 and its Quarterly Report on Form 10-Q for the quarter and three months ended September 30, 1994, as well as Robec's Annual Report on Form 10-K for the year ended December 31, 1993 and its Quarterly Report on Form 10-Q/A for the quarter and nine months ended September 30, 1994.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents are incorporated herein by reference:

    (1) AmeriQuest's Annual Report on Form 10-K/A for the fiscal year ended
        June 30, 1994;
    (2) AmeriQuest's Current Report on Form 8-K/A dated September 12, 1994;
    (3) AmeriQuest's Quarterly Report on Form 10-Q/A for the quarter ended September 30, 1994;
    (4) AmeriQuest's Current Report on Form 8-K/A dated as of November 14, 1994;
    (5) Robec's Annual Report on Form 10-K for the fiscal year ended December 31, 1993;
    (6) Robec's Quarterly Report on Form 10-Q/A for the quarter and nine months ended September 30, 1994;
    (7) Robec's Proxy Statement relating to its annual meeting of shareholders held on June 7, 1994;
    (8) Robec's Current Report on Form 8-K dated as of June 30, 1994; and
    (9) Robec's Current Report on Form 8-K dated as of September 22, 1994.

  In addition, all reports and other documents filed by Robec or AmeriQuest prior to the date of the Special Meeting pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and after the date of this Prospectus/Proxy Statement, shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of each such report or document.

  THIS PROSPECTUS/PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE REGARDING ROBEC AND AMERIQUEST WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST AS FOLLOWS: WITH RESPECT TO ROBEC, FROM ROBERT S. BECKETT, SECRETARY, ROBEC, INC., 425 PRIVET ROAD, HORSHAM, PENNSYLVANIA 19044, AND WITH RESPECT TO AMERIQUEST, FROM STEPHEN G. HOLMES, SECRETARY, AMERIQUEST TECHNOLOGIES, INC., 2722 MICHELSON DRIVE, IRVINE, CALIFORNIA 92715. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY
REQUEST SHOULD BE MADE BY JANUARY   , 1995.

  Any statement incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus/Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus/Proxy Statement. Subject to the foregoing, all information appearing in this Prospectus/Proxy Statement is qualified in its entirety by the information appearing in the documents incorporated herein by this reference.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS/PROXY STATEMENT IN CONNECTION WITH THE OFFERING MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ROBEC OR AMERIQUEST. THIS PROSPECTUS/PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES, OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS/PROXY STATEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               TABLE OF CONTENTS

SUMMARY....................................................................   1
THE MEETING................................................................   1
TERMS OF THE MERGER........................................................   2
RISK FACTORS...............................................................  11
  Recent Developments......................................................  11
  Recent Losses; Possible Need for Additional Capital......................  11
  Integration of Companies.................................................  12
  Changing Methods of Software Distribution................................  12
  Need for Product Development; Manufacturing..............................  12
  Competition; Dominance of Industry Leaders...............................  13
  Competition; Products and Gross Margin...................................  13
  Dependence upon Key Personnel............................................  13
  Possible Sales by Shareholders...........................................  13
  Volatility of Stock Price; Trading Volume................................  13
THE SPECIAL MEETING........................................................  13
  Purpose of the Special Meeting...........................................  13
  Record Date; Solicitation of Proxies.....................................  14
  Vote Required............................................................  14
  Stock Ownership of Robec by Management and Certain Beneficial Owners.....  15
  Certified Public Accountants.............................................  16
BUSINESSES OF THE COMPANIES................................................  16
  AMERIQUEST...............................................................  16
    General................................................................  16
    Incorporation of Certain Information by Reference......................  17
    Recent Developments....................................................  17
      Computer 2000 Investment.............................................  17
      Acquisition of NCD...................................................  18
  ROBEC....................................................................  22
    General................................................................  22
    Incorporation of Certain Information by Reference......................  22
    Certain Information with Respect to Robert H. Beckett..................  22
INFORMATION REGARDING THE MERGER...........................................  24
  THE MERGER...............................................................  24
  BACKGROUND OF THE MERGER.................................................  24
  RECOMMENDATION OF THE BOARD OF DIRECTORS OF ROBEC; REASONS FOR THE
   MERGER..................................................................  26
  OPINION OF ROBEC'S FINANCIAL ADVISOR.....................................  26
  DISSENTERS APPRAISAL RIGHTS..............................................  31
  CERTAIN ANTITRUST MATTERS................................................  34
  INTEREST OF CERTAIN PERSONS IN THE MERGER................................  34
  CERTAIN FEDERAL INCOME TAX CONSEQUENCES..................................  34
    Federal Tax Matters....................................................  34
    Tax Consequences to Robec Shareholders.................................  35
    Tax Consequences to Robec and AmeriQuest...............................  35
    Information Reporting..................................................  35
    Backup Withholding.....................................................  35
  ACCOUNTING TREATMENT.....................................................  35

  THE PLAN OF MERGER.....................................................    36
    The Merger...........................................................    36
    Effective Date.......................................................    36
    Terms of the Merger..................................................    36
    Payment of Merger Consideration......................................    36
    Surviving Provisions.................................................    37
    Dissenting Shares....................................................    37
  THE AMENDED AGREEMENT..................................................    37
    The Exchange.........................................................    37
    Robec Stock Options..................................................    38
    Representations and Warranties; Conduct of Business Pending the
     Merger..............................................................    38
    Conditions to Consummation of the Merger.............................    38
    Indemnification; Insurance...........................................    39
    Termination..........................................................    39
    Amendment; Waiver....................................................    39
    Registration Rights..................................................    40
PRO FORMA FINANCIAL INFORMATION..........................................    41
CAPITALIZATION...........................................................    46
COMPARATIVE MARKET PRICES OF COMMON STOCK................................    46
PRO FORMA FINANCIAL INFORMATION..........................................    47
DIVIDEND POLICY..........................................................    47
DESCRIPTION OF CAPITAL STOCK OF AMERIQUEST...............................    47
  General................................................................    47
  Dividends..............................................................    47
  Voting Rights..........................................................    47
  Liquidation............................................................    47
  Pre-Emptive Rights.....................................................    48
  Anti-Takeover Provisions...............................................    48
COMPARISON OF SHAREHOLDER RIGHTS.........................................    48
  By-Laws................................................................    48
  Dividend Declarations..................................................    48
  Terms of Directors.....................................................    49
  Removal of Directors...................................................    49
  Meetings of Shareholders...............................................    49
  Action by Shareholders Without Meeting.................................    49
  Dissenters Rights......................................................    49
  Supermajority Provisions...............................................    50
  Business Combinations with Interested Shareholders.....................    50
  Fiduciary Duty.........................................................    50
  Derivative Actions.....................................................    51
LEGAL MATTERS............................................................    51
EXPERTS..................................................................    51
SHAREHOLDER PROPOSALS....................................................    51
OTHER MATTERS............................................................    52
FINANCIAL STATEMENTS OF ROSS WHITE ENTERPRISES, INC. d/b/a "NATIONAL
 COMPUTER DISTRIBUTORS...................................................   F-1
PLAN OF MERGER...........................................................   I-1
AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION................  II-1
FAIRNESS OPINION......................................................... III-1
SUBCHAPTER 15D OF THE PENNSYLVANIA BUSINESS CORPORATION LAW--DISSENTERS
 RIGHTS..................................................................  IV-1

                                    SUMMARY

  The following brief summary of certain features of the proposal to merge RI Acquisition, Inc., a Pennsylvania corporation ("AmeriQuest Sub") and wholly-owned subsidiary of AmeriQuest Technologies, Inc. ("AmeriQuest"), with and into Robec, Inc. ("Robec") is not a complete statement of all of the proposal's material features and is qualified in its entirety by reference to the Prospectus/Proxy Statement which each shareholder of Robec is urged to examine carefully and consider in its entirety. Cross references in this Summary refer to appropriate sections of the Prospectus/Proxy Statement where detailed information is set forth. A copy of the Plan of Merger is attached as Appendix I hereto and is incorporated herein by this reference.

                                  THE MEETING

Company Soliciting Proxies:     Robec, Inc., 425 Privet Road, Horsham, PA
                                19044, (215) 675-9300. See "Robec Special Meet-
                                ing."

Company Issuing Securities:     AmeriQuest Technologies, Inc., 2722 Michelson
                                Drive, Irvine, CA 92715, (714) 222-6000.

Businesses of Companies:        Robec is engaged primarily in the distribution
                                of computer hardware to value-added resellers, dealers and computer retailers. AmeriQuest is also engaged in the distribution of computer hardware to value-added resellers through its CDS Distribution, Inc. subsidiary, and, through its recently acquired Ross White Enterprises, Inc. d/b/a National Computer Distributors sub-sidiary ("NCD"), is engaged in the distribution of computer hardware to value-added resellers, systems integrators and computer retailers.
                                Through its Kenfil, Inc. ("Kenfil") subsidiary,
                                AmeriQuest is engaged in the distribution of microcomputer software to the retail market-place. AmeriQuest and Computer 2000 AG ("Com-puter 2000") have entered into an agreement pursuant to which Computer 2000 has agreed to invest approximately $50 million in AmeriQuest in exchange for an approximately 51 percent ownership interest in AmeriQuest, including shares already owned by Computer 2000 and as-suming consummation of the Merger. The invest-ment by Computer 2000 is tiered, with $32 mil-lion of the investment being contingent upon the monthly and cumulative performance of AmeriQuest in the first half of calendar 1995, approval by AmeriQuest's stockholders and cer-tain regulatory approvals. See "Businesses of the Companies."

Date and Time of Meeting:       February   , 1995 at 10:00 a.m. See "Notice of
                                Special Meeting."

Place: The principal executive offices of Robec at 425 Privet Road, Horsham, Pennsylvania. See "Notice of Special Meeting."

Record Date:                    December 30, 1994. See "Notice of Special Meet-
                                ing" and "The Special Meeting--Record Date; So-licitation of Proxies."

Principal Purpose of Robec      To consider and vote upon the Plan of Merger,
 Meeting:                       pursuant to which AmeriQuest Sub will be merged
                                with and into Robec. See "Notice of Special
                                Meeting" and "The Special Meeting."

Shares Outstanding and          4,439,180 shares of the common stock, par value
 Entitled to Vote on Record     $.01 per share, of Robec ("Robec Common
 Date:                          Stock"). See "The Special Meeting."

Shares of Robec Common Stock    On the Record Date, AmeriQuest owned 2,224,029
 Owned on the Record Date by    shares of Robec Common Stock and officers and
 Officers, Directors and        directors of Robec owned an additional 671,671
 Principal Shareholders:        shares of Robec Common Stock, which cumula-
                                tively represent approximately 65.23% of the outstanding shares of Robec Common Stock. This is greater than the simple majority of votes cast which is required to adopt the Plan of Merger. See "The Special Meeting--Vote Re-quired."

Robec Required Vote:            Affirmative vote of the majority of the votes
                                cast by all of the holders of outstanding shares of Robec Common Stock entitled to vote thereon at a meeting at which a quorum is pres-ent.

Proxies: Revocable at any time before being voted by (1) giving written notice to the Secretary of Robec, (2) by substitution of a new Proxy bear-ing a later date or (3) by request for return of the Proxy at the special meeting of share-holders of Robec called to consider and vote upon the Plan of Merger (the "Special Meet-ing"). See "The Special Meeting--Vote Re-quired."

                              TERMS OF THE MERGER

The Exchange by the Principal   AmeriQuest became the owner of 50.1% of the
 Shareholders:                  outstanding Robec Common Stock on September 22,
                                1994 when four principal shareholders of Robec
                                (the "Principal Shareholders") exchanged (the
                                "Exchange") certain of their shares of Robec
                                Common Stock for shares of common stock, par value $.01 per share, of AmeriQuest
                                ("AmeriQuest Common Stock") at the Exchange Ra-tio (as defined below).

Exchange Ratio:                 On the effective date of the Merger (the "Ef-
                                fective Date"), each outstanding share of Robec
                                Common Stock, other than shares owned by AmeriQuest or by shareholders who perfect their dissenters rights, will be converted automati-cally into the right to receive .63075 (the
                                "Applicable Fraction") shares of newly issued
                                AmeriQuest Common Stock; provided, however, that in the event the closing price of AmeriQuest Common Stock on the New York Stock
                                Exchange on the business day prior to the Ef-fective Date as reported in the Wall Street
                                Journal (the "Closing Date Market Price") is less than $3.00 per share, then on the Effec-tive Date each such share of Robec Common Stock shall instead be converted into the number of shares of AmeriQuest Common Stock equal to (i)
                                .63075 multiplied by (ii) a quotient, the nu-merator of which is $3.00 and the denominator of which is the Closing Date Market Price (the
                                Applicable Fraction, including any adjustment thereto, the "Exchange Ratio"). See "Informa-tion Regarding the Merger--The Plan of Merger--
                                Terms of the Merger."

Proposed Effective Date:        As soon as possible after the conclusion of the
                                Special Meeting upon the completion of the nec-essary formalities required by Pennsylvania law and certain other conditions precedent, includ-ing the listing of the shares of AmeriQuest
                                Common

                                Stock to be issued pursuant to the Merger with the New York Stock Exchange. See "Information Regarding the Merger--The Plan of Merger--Ef-fective Date."

Risk Factors:                   Holders of Robec Common Stock should carefully
                                consider certain risk factors in evaluating the Merger prior to voting upon the Plan of Merger.
                                See "Risk Factors."

Principal Reasons for Merger:   The combined companies will have an expanded
                                customer base for operations, greater access to capital markets and the opportunity for manage-rial and administrative efficiencies and over-head expense savings as a result of the consol-idation of certain operations. See "Information
                                Regarding the Merger--Recommendation of the
                                Board of Directors; Reasons for the Merger."

Factors Considered in           The Exchange Ratio was negotiated at arm's
 Determining Exchange Ratio:    length between AmeriQuest and Robec. Factors
                                considered by Robec included the respective fi-nancial condition of each company, including shareholders' equity, their future prospects and various other factors. See "Information Re-garding the Merger--Background of the Merger."

Recommendation of Robec's       The Board of Directors of Robec has unanimously
 Board of Directors:            approved and adopted the Plan of Merger and
                                recommends that the holders of Robec Common
                                Stock vote FOR approval and adoption of the Plan of Merger. See "Information Regarding the
                                Merger--Recommendation of the Board of Direc-tors of Robec; Reasons for the Merger."

Fairness Opinion:               Compass Capital Advisors has delivered its
                                written opinion to the Board of Directors of Robec that as of September 20, 1994 the Merger is fair to Robec's shareholders from a finan-cial point of view. For information on the as-sumptions made, matters considered and limits on the review by Compass Capital Advisors, see
                                "Information Regarding the Merger--Opinion of
                                Robec's Financial Advisor."

Dissenters Rights:              Under Pennsylvania law, shareholders of Robec
                                who file a written objection prior to the vote on the Plan of Merger and do not vote in favor of approval and adoption of the Plan of Merger have the right to demand an appraisal of the "fair value" of their shares of Robec Common
                                Stock if the required procedures under
                                Subchapter 15D of the Pennsylvania Business
                                Corporation Law of 1988, as amended (the
                                "BCL"), are followed. APPRAISAL RIGHTS WILL BE
                                FORFEITED IF THE REQUIREMENTS OF SUBCHAPTER 15D
                                ARE NOT FULLY AND PRECISELY SATISFIED. See "In-formation Regarding the Merger--Dissenters Ap-praisal Rights" and a copy of the text of Subchapter 15D of the BCL attached as Appendix
                                IV to this Prospectus/Proxy Statement.

Required Approvals:             The approval of the shareholders of Robec. The
                                early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements
                                Act of 1976, as amended (the "HSR Act") has been received. See "Information Regarding the Merger--Certain Legal Matters."

Appointment of Robert H.        AmeriQuest has appointed Robert H. Beckett,
 Beckett as a Director of       currently the Chairman, Chief Executive Officer
 AmeriQuest After the           and President of Robec, to the Board of Direc-
 Exchange:                      tors of AmeriQuest and agreed to nominate him
                                for re-election at each of the next two annual meetings of AmeriQuest stockholders. See "In-formation Regarding the Merger--Interest of
                                Certain Persons in the Merger."

Federal Tax Consequences of     The Merger is intended to qualify as a tax-free
 the Merger:                    reorganization under the provisions of Section
                                368 of the Internal Revenue Code of 1986, as amended. See "Information Regarding the Merg-er--Certain Federal Income Tax Consequences."

Accounting:                     The Merger will be accounted for as a reorgani-
                                zation of unaffiliated companies and recorded as a purchase by AmeriQuest for accounting and financial reporting purposes. See "Information
                                Regarding the Merger--Accounting Treatment."

Comparison of Shareholders'     Holders of Robec Common Stock will become hold-
 Rights:                        ers of AmeriQuest Common Stock as a result of
                                the Merger. There are certain differences in the rights of holders of Robec Common Stock and AmeriQuest Common Stock, including differences due to the fact that Robec is organized under the laws of Pennsylvania whereas AmeriQuest is organized under the laws of Delaware. See "Com-parison of Shareholders Rights."

Surrender of Certificates:      As soon as practicable after the Effective
                                Date, American Stock Transfer & Trust Company, or another entity mutually acceptable to both
                                Robec and AmeriQuest, in its capacity as ex-change agent for the Merger (the "Exchange
                                Agent"), will send a transmittal letter to each Robec shareholder. The transmittal letter will contain instructions with respect to the sur-render of certificates representing Robec Com-mon Stock to be exchanged for AmeriQuest Common
                                Stock. See "Information Regarding the Merger--
                                The Plan of Merger--Surrender and Payment."
                                ROBEC SHAREHOLDERS SHOULD NOT FORWARD CERTIFI-
                                CATES FOR ROBEC COMMON STOCK TO THE EXCHANGE
                                AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL LET-
                                TERS. ROBEC SHAREHOLDERS SHOULD NOT RETURN
                                STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

Comparative Per Share Prices:   AmeriQuest Common Stock trades on the New York
                                Stock Exchange ("NYSE") under the trading sym-bol ("AQS"). The following table sets forth the range of high and low closing prices reported on the NYSE for AmeriQuest Common Stock for the calendar periods indicated:

                                                                  HIGH     LOW
                                                                 ------- -------
                    Calendar 1994
                      First Quarter.............................   5 7/8   4 1/8
                      Second Quarter............................   4 1/8   3
                      Third Quarter.............................   4 1/4   3 1/8
                      Fourth Quarter............................   3 3/4   2 7/8

                                Robec Common Stock has been traded on the Nasdaq National Market System since Robec's initial public offering under the trading symbol "ROBC". The following table sets forth the range of high and low last sale prices reported on the Nasdaq National Market System for Robec Common Stock for the calendar periods indicated:

                                                                  HIGH     LOW
                                                                 ------- -------
                    Calendar 1994
                      First Quarter.............................   2 7/8   1 1/2
                      Second Quarter............................   1 7/8     1/2
                      Third Quarter.............................   2 1/8   1 1/4
                      Fourth Quarter............................   1 7/8  1 9/16

                                On June 29, 1994, the last trading day prior to the first public announcement by AmeriQuest and Robec concerning the proposed Merger, the last sale price of AmeriQuest Common Stock reported on the NYSE was $3.25 per share and the last sale price of Robec Common Stock reported on the Nasdaq National Market System was $0.88 per share. Based on the exchange ratio of .63075 shares of AmeriQuest Common Stock for each share of Robec Common Stock and the quoted closing sale price of AmeriQuest Common Stock on that date, AmeriQuest is issuing stock that had an equivalent value on that date of $2.05 per share of Robec Common Stock. On January
                                   , 1995, the last sale price of AmeriQuest
                                Common Stock as reported on the NYSE was
                                $       per share and the last sale price of
                                Robec Common Stock reported on the Nasdaq
                                National Market System was $        per share.
                                For information regarding earlier periods, see "Comparative Market Prices of Common Stock."

     SELECTED HISTORICAL AND PRO FORMA FINANCIAL COMPARATIVE PER SHARE DATA

  The following selected historical information of AmeriQuest, Robec, and NCD has been derived from their respective historical financial statements and should be read in conjunction with such financial statements and notes thereto. AmeriQuest's Consolidated Financial Statement for the two years ended June 30, 1994 and 1993 has been audited by Arthur Andersen LLP, independent public accountants. ROBEC's Consolidated Financial Statements for the two years ended December 31, 1993 and 1992 has been audited by Coopers & Lybrand LLP, independent public accountants. NCD's Consolidated Financial Statements for the two years ended March 31, 1994 and 1993 has been audited by KPMG Peat Marwick LLP, independent public accountants. Robec's and NCD's statement of income data for the twelve months ended June 30, 1994, Robec's, NCD's and AmeriQuest's statements of income data for the three months ended September 30, 1994 and 1993 and the balance sheet data at September 30, 1994 and Robec's statement of income data for the nine months ended September 30, 1994 and NCD's statement of income data for the six months ended September 30, 1994 are unaudited but have been prepared on the same basis as their audited financial statements and, in the opinion of their respective managements, contain all adjustments consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations for such periods. The selected unaudited pro forma condensed combined financial data is qualified in their entirety by reference to, and should be read in conjunction with, the pro forma unaudited combining financial statements and notes thereto that are included elsewhere in this Prospectus/Proxy Statement. The unaudited pro forma condensed combined statement of income combines the results of operations of AmeriQuest, Robec and NCD for the twelve months ended June 30, 1994 and the three months ended September 30, 1994 giving effect to the acquisitions as if it had occurred on July 1, 1993. The unaudited pro forma condensed combined balance sheet data combines the balance sheets of AmeriQuest and NCD as of September 30, 1994, giving effect to the NCD acquisition as if it had occurred on that date. The pro forma information is not necessarily indicative of the operating results or financial position that would have occurred had the acquisitions been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position.

                       SELECTED HISTORICAL FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                          THREE MONTHS
                              ENDED
                          SEPTEMBER 30,             YEARS ENDED JUNE 30
                          ------------- -----------------------------------------------
                              1994        1994      1993     1992      1991      1990
                          ------------- --------  -------- --------  --------  --------
AMERIQUEST
Historical Statement of Income Data:
  Net sales.............     $49,476    $ 87,593  $ 73,082 $115,054  $130,062  $187,724
  Income (loss) from
   operations...........        (453)     (7,274)      487   (9,047)  (11,730)    1,245
  Income (loss) before
   income taxes.........      (1,113)     (7,971)      236   (9,623)  (12,027)      652
  Net income (loss).....      (1,113)     (7,971)      236   (8,894)   (8,501)      405
  Earnings (loss) per
   share................       (0.10)      (1.33)     0.08    (3.04)    (2.89)     0.13
  Weighted average
   shares outstanding...      11,623       5,974     3,061    2,922     2,942     3,156
                          SEPTEMBER 30,                   JUNE 30
                          ------------- -----------------------------------------------
                              1994        1994      1993     1992      1991      1990
                          ------------- --------  -------- --------  --------  --------
Historical Balance Sheet
 Data:
  Working capital.......     $14,733    $  4,872  $  5,904 $  5,217  $ 15,081  $ 22,463
  Total assets..........     106,730      65,145    20,274   23,522    40,747    41,084
  Long-term obligations.         267       3,442     1,817      274     1,851     1,134
  Shareholders' equity..      28,172      12,875     8,644    7,952    16,806    26,065
                          THREE MONTHS
                              ENDED
                          SEPTEMBER 30,             YEARS ENDED JUNE 30
                          ------------- -----------------------------------------------
                              1994        1994      1993     1992      1991      1990
                          ------------- --------  -------- --------  --------  --------
KENFIL
Historical Statement of Income Data:
  Net sales.............         (1)    $138,759  $184,054 $167,451  $133,219  $139,246
  Income (loss) from
   operations...........                 (18,167)    4,799    5,081     1,786     2,225
  Income (loss) before
   income taxes.........                 (20,753)    1,636    1,407    (2,501)      (36)
  Net income (loss).....                 (20,770)    1,086      873    (1,663)      (25)
  Earnings (loss) per
   share................                   (4.72)     0.17     0.06     (0.70)    (0.01)
  Weighted average
   shares outstanding...                   4,399     4,399    2,798     2,869     3,108
                          SEPTEMBER 30,                   JUNE 30
                          ------------- -----------------------------------------------
                              1994        1994      1993     1992      1991      1990
                          ------------- --------  -------- --------  --------  --------
Historical Balance Sheet
 Data:
  Working capital.......         (1)         (1)  $ 17,897 $  5,212  $  5,162  $  2,048
  Total assets..........                            56,050   41,484    36,144    33,245
  Long-term obligations.                             6,480   11,380    11,452     1,525
  Shareholders' equity
   (deficiency).........                            13,146   (8,628)   (8,784)    2,640

- --------
(1) Includes operations of acquirees from the indicated date and thereafter which for Kenfil, Inc. was June 1994 and for Robec, Inc. was September 1994.

(2) This table includes pro forma adjustments for income taxes which would have been recorded in 1989 ($2,023,000) if the Company had not been a Subchapter S Corporation from January 1, 1989 to October 9, 1989.

                       SELECTED HISTORICAL FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                           NINE MONTHS
                              ENDED
                          SEPTEMBER 30,                  YEARS ENDED DECEMBER 31
                          ------------- ----------------------------------------------------------------
                              1994        1993        1992          1991        1990          1989
                          ------------- ---------- -----------  ------------ -----------  --------------
ROBEC
Historical Statement of Income Data:
  Net sales.............    $105,700    $ 203,233  $   202,564    $201,131   $   190,867   $   168,576
  Income (loss) from
   operations...........      (2,149)      (8,141)      (5,353)      4,994         7,890         9,112
  Income (loss) before
   income taxes.........      (3,002)      (9,994)      (6,785)      3,237         6,178         7,521
  Net income (loss).....      (3,002)      (9,118)      (4,589)      2,104         3,956         4,720(2)
  Earnings (loss) per
   share................       (0.68)       (2.04)       (1.03)       0.47          0.87          1.32(2)
  Weighted average
   shares outstanding...       4,439        4,459        4,459       4,457         4,571         3,584(2)
                          SEPTEMBER 30,                        DECEMBER 31
                          ------------- ----------------------------------------------------------------
                              1994        1993        1992          1991        1990          1989
                          ------------- ---------- -----------  ------------ -----------  --------------
Historical Balance Sheet
 Data:
  Working capital.......         (1)    $  12,208  $    42,078    $ 45,167   $    22,788   $    20,105
  Total assets..........                   57,075       65,685      71,750        62,519        50,735
  Long-term obligations.                      --        21,336      20,000           --            --
  Shareholders' equity
   (deficiency).........                   14,261       23,379      27,964        25,860        22,162
                           SIX MONTHS                           THREE MONTHS
                              ENDED                                ENDED
                          SEPTEMBER 30, YEARS ENDED MARCH 31     MARCH 31,   YEARS ENDED DECEMBER 31
                          ------------- ----------------------  ------------ ---------------------------
                              1994        1994        1993          1992        1991          1990
                          ------------- ---------- -----------  ------------ -----------  --------------
                                                                (UNAUDITED)                (UNAUDITED
NCD
Historical Statement of Income Data:
  Net sales.............    $117,696     $196,513  $   113,306    $ 15,256   $    40,505   $    38,689
  Income (loss) from
   operations...........       2,551        2,433       (1,481)        119           617           338
  Income (loss) before
   income taxes.........         994          630       (2,736)         51           309           137
  Net income (loss).....         994          630       (2,461)         51           309           137
  Earnings (loss) per
   share................    4,247.86     2,859.00   (13,395.00)     423.00      3,094.00      1,370.00
  Weighted average
   shares outstanding...         234          220          184         120           100           100
                          SEPTEMBER 30,              MARCH 31                      DECEMBER 31
                          ------------- ------------------------------------ ---------------------------
                              1994        1994        1993          1992        1991          1990
                          ------------- ---------- -----------  ------------ -----------  --------------
                                                                (UNAUDITED)                (UNAUDITED
Historical Balance Sheet
 Data:
  Working capital.......    $  2,281    $   1,289  $       620    $  3,713   $      (200)  $       262
  Total assets..........      52,359       51,677       27,984       9,904         9,656         7,153
  Long-term obligations.       2,737        2,736        2,663       2,717           136           135
  Shareholders' equity
   (deficiency).........       1,260           11         (619)      2,103           697           609

                       AMERIQUEST, KENFIL, ROBEC AND NCD

             UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                         TWELVE MONTHS ENDED THREE MONTHS ENDED
                                            JUNE 30, 1994    SEPTEMBER 30, 1994
                                         ------------------- ------------------
Pro Forma Combined Statement of Income
 Data:
  Net sales.............................      $613,606            $133,191
  Amortization of goodwill and purchased
   intangibles..........................        (1,095)               (274)
  Income (loss) from operations.........       (33,476)                (88)
  Income (loss) before taxes............       (39,350)             (1,385)
  Net income (loss).....................       (38,553)(1)          (1,385)
  Net income (loss) applicable to common
   stockholders.........................       (38,553)             (1,385)
  Net income (loss) per share...........         (1.45)              (0.05)
  Weighted average shares outstanding...        26,652              29,691

                                                              SEPTEMBER 30, 1994
                                                              ------------------
Pro Forma Combined Balance Sheet Data:
  Working capital............................................      $28,955
  Total assets...............................................      171,631
  Long-term obligations......................................          267
  Total stockholders' equity.................................       53,044
  Book value per share (2)...................................         1.85
  Common shares outstanding..................................       28,650

- --------
(1) The restructuring charge of $5,000,000 included in AmeriQuest's historical statement of operations relates principally to the write-off of certain former personal computer joint venture operations. The restructuring charge and earthquake loss of $3,305,000 included in Kenfil's historical financials included charges of $2,821,000 for losses sustained in the Southern California earthquake and restructuring charges of $484,000 relating to severance costs and lease termination costs. The restructuring charge of $336,000 included in Robec's historical statement of operations relates to a reduction in office and warehouse space. Such restructuring charges, although non-recurring in nature, have been included in the proforma condensed combined statement of operations in conformity with
    Article 11 of Regulation S-X of the Securities and Exchange Commission.

(2) Book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of common stock outstanding at September 30, 1994.

  UNAUDITED COMPARATIVE PER SHARE DATA. The following table sets forth (1) the historical net income (loss) per share and the historical book value per share of AmeriQuest Common Stock; (2) the historical net income (loss) per common share and the historical book value per share of Kenfil, Robec and NCD Common Stock; (3) the unaudited pro forma combined net income (loss) per common share and the unaudited pro forma combined book value per share after giving effect to the proposed Merger on a retroactive basis; and (4) the unaudited pro forma net income (loss) per equivalent Robec share and the unaudited pro forma book value per equivalent Robec share assuming the exchange ratio of 0.63075. The information presented in the table should be read in conjunction with the unaudited pro forma condensed combined financial statements and the interim consolidated unaudited condensed financial statements and the notes thereto appearing elsewhere herein or incorporated herein by reference.

                                                                             EQUIVALENT
                                  HISTORICAL(3)(4)              AMERIQUEST      ROBEC
                         ------------------------------------   PRO FORMA     PRO FORMA
                         AMERIQUEST KENFIL  ROBEC      NCD    COMBINED(1)(4) COMBINED(2)
                         ---------- ------  ------  --------- -------------- -----------
Net Income (Loss) Per
 Share(3)
  Fiscal year ended
  June 30, 1994.........   $(1.33)  $(3.25) $(2.52) $7,830.77     $(1.45)      $(0.91)
  Three months ended
  September 30, 1994....    (0.10)     n/a   (0.22)  2,487.18      (0.05)       (0.01)
Book Value Per Share at
  June 30, 1994.........     1.31             2.65                  1.52         0.96
  September 30, 1994....     1.34             2.56                  1.53         0.96

(1) The unaudited pro forma combined net income (loss) per share is based on the weighted average number of common shares of AmeriQuest Common Stock outstanding during the period adjusted to give effect to shares assumed to be issued had the Merger taken place as of the beginning of the period presented.

(2) The unaudited equivalent Robec pro forma combined per share amounts are calculated by multiplying the AmeriQuest pro forma combined per share amounts by the exchange ratio of 0.63075 of a share of AmeriQuest Common Stock for each share of Robec Common Stock.

(3) AmeriQuest's and Robec's separate net income (loss) per share represents amounts for the year ended June 30, 1994 and the three months ended September 30, 1994.

(4) AmeriQuest's, Kenfil's, Robec's and NCD's separate book value per share are computed by dividing stockholders' equity by the number of shares of common stock outstanding at the end of each period. Pro forma combined book value per share is computed by dividing pro forma combined stockholders' equity by the pro forma combined number of shares of common stock outstanding at the end of the period.

                                  RISK FACTORS

  The following are certain risk factors to be considered by Robec's shareholders in voting upon the Plan of Merger, in addition to the risks and other information described elsewhere in this Prospectus/Proxy Statement.

  RECENT DEVELOPMENTS. AmeriQuest has a policy of growth, both internal and by acquisition. On June 6, 1994, the Company acquired 51.9% of Kenfil Inc., a distributor of computer software products, and on September 12, 1994 acquired the balance of the outstanding shares of Kenfil Inc. in a merger between AmeriQuest's wholly-owned subsidiary, AmeriQuest/Kenfil Inc. and Kenfil Inc. AmeriQuest now owns 100% of the resultant company, AmeriQuest/Kenfil Inc. ("Kenfil"). On September 22, 1994, AmeriQuest acquired 50.1% of Robec from the Principal Shareholders, and it is contemplated that AmeriQuest will own 100% of Robec upon consummation of the Merger. On November 15, 1994, AmeriQuest acquired Ross White Enterprises, Inc., a Florida corporation d/b/a "National Computer Distributors" ("NCD"). Both Robec and NCD are distributors of computer hardware. The combination of AmeriQuest (including Kenfil and NCD) and Robec after consummation of the Merger is referred to in this Prospectus/Proxy Statement as the "Combined Company." In addition, on November 14, 1994, AmeriQuest entered into an Investment Agreement and a Loan Agreement with Computer 2000 AG ("Computer 2000") which contemplate that Computer 2000 will invest approximately $50 million in AmeriQuest in exchange for a 51% ownership interest in AmeriQuest, including shares already owned by Computer 2000, and assuming consummation of the Merger. The investment by Computer 2000 is tiered, with $32 million being contingent upon the monthly and cumulative performance of AmeriQuest in the first half of calendar 1995, approval by AmeriQuest stockholders and certain regulatory approvals.This investment is part and parcel of a global alliance between AmeriQuest and Computer 2000. Although the sale of the shares to Computer 2000 would be at a price below the market price on November 14, 1994, the Board of Directors of AmeriQuest evaluated the prospects of AmeriQuest in the alliance for improved purchasing margins, improved vendor lines and cross-selling opportunities, and determined that the interests of all shareholders of AmeriQuest would be best served by the arrangement. However, should such alliance synergies not materialize, AmeriQuest could be viewed as having sold the shares below market without the receipt of any additional benefit from the arrangement. No assurance can be given that the anticipated synergies from the alliance will materialize. A shareholders derivative lawsuit has been filed against AmeriQuest, its directors and Computer 2000 with respect to the Investment Agreement. For additional information, see "The Business of the Companies--Ameriquest--Recent Developments--Investment by Computer 2000 Investment."

  RECENT LOSSES; POSSIBLE NEED FOR ADDITIONAL CAPITAL. AmeriQuest experienced significant net losses for fiscal years 1991 and 1992. Although AmeriQuest had net earnings of $236,000 for the year ended June 30, 1993, it had a loss of $7,971,000 for the year ended June 30, 1994, including a write-off of $5.7 million with respect to restructuring and the disposition of assets related to hardware operations. For the three months ended September 30, 1994, AmeriQuest experienced a loss of approximately $413,000 compared with a net income of approximately $62,000 for the same period a year earlier. NCD had a net income for the fiscal year ended March 31, 1994 of $630,115 on revenues of $196,512,724 compared with a net loss of $2,460,624 the year earlier on revenues of $113,306,494. For the six months ended September 30, 1994, NCD had a net income of $994,000 on sales of $117,696,000. Robec experienced a net loss of $9,118,000 for the year ended December 31, 1993 and a net loss of $3,002,000 for the nine months ended September 30, 1994. There can be no assurance that the Combined Company will be able to achieve profitability in subsequent periods. In fiscal 1994, AmeriQuest raised approximately $5,600,000 from the sale of 3,400,000 shares of AmeriQuest Common Stock, which shares have been registered for resale on a Registration Statement on Form S-3. On June 30, 1994, it raised another $2,000,000 in a sale of its securities to foreign investors. On October 17, 1994, AmeriQuest raised approximately $3,432,000 upon the placement of unsecured, convertible promissory notes which were automatically converted to shares of AmeriQuest Common Stock and warrants to purchase AmeriQuest Common Stock at $2.40 per share upon the acquisition of NCD. In the event that the Combined Company does not achieve profitability in the near term, AmeriQuest may be required to seek additional financing, but the Investment Agreement with Computer 2000 prohibits the issuance of additional shares of

AmeriQuest Common Stock without its consent. However, if AmeriQuest were to need additional capital and obtain Computer 2000's consent to issue additional shares of AmeriQuest Common Stock, AmeriQuest would be obligated to issue an equal number of additional shares to Computer 2000, thus reducing the price per share to be paid by Computer 2000. There can be no assurance that any such financing will be available to AmeriQuest if and when required, or on terms acceptable to AmeriQuest, or that such additional financing, if available, would not result in substantial dilution of the equity interests of existing stockholders.

  INTEGRATION OF COMPANIES. In determining the terms of the proposed Merger, the management of Robec and AmeriQuest evaluated the companies' respective businesses based in part on expectations concerning the future operations of the Combined Company. The evaluations reflected to a material extent the expectation that there would be an increase in the sales of each company's products, as well as the expectation that the combination of the companies would produce other beneficial effects. There can be no assurance that these expectations will be fulfilled. AmeriQuest and Robec believe that a key benefit to be realized from the Merger will be the integration of their strategies and product lines. Certain of the anticipated benefits of the Merger may not be achieved unless the respective operations of each company are successfully integrated in a timely manner. The difficulties of such integration may initially be increased by the necessity of maintaining multiple accounting systems and integrating personnel with disparate business backgrounds and corporate cultures. Such problems could be further exacerbated in combining Robec's and NCD's operations with those of AmeriQuest because of the geographical diversity of the companies. There can be no assurance that the Combined Company will be able to integrate effectively the products and services of Robec with the products and services of AmeriQuest, Kenfil and/or NCD. Nor can there be any assurance that, even if integrated, the Combined Company's product and service offerings will be successful. If the Combined Company is not successful in integrating its product strategies and services or if its integrated products and services fail to achieve market acceptance, the business of the Combined Company could be adversely affected.

  CHANGING METHODS OF SOFTWARE DISTRIBUTION. The manner in which microcomputer software products are distributed and sold is changing, and new methods of distribution may emerge or expand. Software publishers have sold, and may intensify their efforts to sell, their products directly to resellers and end-users, including certain major reseller customers. From time-to-time certain publishers have instituted programs for the direct sale of large-order quantities of software to certain major corporate accounts, and these types of programs may continue to be used by various publishers. In addition, certain major publishers have implemented programs for master copy distribution (site licensing) of software. These programs generally grant an organization the right to make any number of copies of software for distribution within the organization provided that the organization pays a fee to the publisher for each copy made. Also, publishers may attempt to increase the volume of software products distributed electronically to end-users' microcomputers. If these programs become more common or if other methods of distribution of software become more widely accepted, the Combined Company's business and financial results could be materially adversely affected.

  NEED FOR PRODUCT DEVELOPMENT; MANUFACTURING. AmeriQuest (including NCD) and Robec compete in an industry which is affected by technological change. The inability of the Combined Company to develop or obtain new products which respond to industry demands could adversely affect its operational and financial performance. AmeriQuest and Robec depend on original equipment manufacturers ("OEMs") to manufacture various portions of their products. Although Robec and AmeriQuest perform quality control checks on these components, there can be no assurance that component defects will not occur in the future. AmeriQuest and Robec have in the past experienced component reliability problems with respect to new components. AmeriQuest and Robec believe that this problem is typical in the industry and they perform product quality inspection and final testing to prevent, detect and remedy such problems. There can be no assurance that component reliability problems will not have a material adverse effect on the business of the Combined Company. Robec and AmeriQuest also purchase components, subassemblies and fabricated parts from independent suppliers. Robec and AmeriQuest attempt to maintain adequate inventories of parts to cover their respective short-term requirements and have never experienced difficulties in obtaining inventories of parts to cover their respective short-term requirements for components. However, Robec and AmeriQuest do purchase several key components from a limited number of sources. There can be no assurance that, with respect to such components, the loss of key sources would not have a material adverse effect on business of the Combined Company.

  COMPETITION; DOMINANCE OF INDUSTRY LEADERS. Most of the Combined Company's competitors have financial, marketing or management resources substantially greater than those of the Combined Company. The personal computer industry is dominated by companies with annual revenues that exceed a billion dollars. The Combined Company's principal markets are comprised predominantly of personal computer resellers with a moderate volume of sales. Robec and AmeriQuest are facing increasing competition from many competitors. AmeriQuest and Robec believe that the market will be increasingly dominated by the industry leaders. There can be no assurance that the Combined Company will develop into one of the industry leaders.

  COMPETITION; PRODUCTS AND GROSS MARGIN. Robec and AmeriQuest compete in an industry characterized by intense competition. Because the products traditionally resold by distributors such as Robec and AmeriQuest have shorter and shorter product life cycles and are offered by many resellers, the gross margins which can be earned from the sale of such products reduce quickly over short periods of time. In addition, the products are subject to loss in value due to technological obsolescence. Accordingly, the Combined Company's primary marketing strategy will be to sell products with increasing data storage capacities. There can be no assurance that the Combined Company will be able to develop or obtain such higher capacity products or maintain adequate gross margins on the sales of such products.

  DEPENDENCE UPON KEY PERSONNEL. The Combined Company will be dependent upon the marketing and management expertise of certain key personnel. While other qualified persons may be found to assume the responsibilities of these key personnel if they were to leave the Combined Company, the search for successors could take a substantial amount of time, and the disruption to the Combined Company's operations could have a material adverse effect on its business.

  POSSIBLE SALES BY SHAREHOLDERS. AmeriQuest has earlier registered 4,238,639 outstanding shares (24%) of AmeriQuest Common Stock on Form S-3 for resale by certain selling shareholders, and currently has pending another registration statement on Form S-3 for the resale by still other selling shareholders of 5,393,177 outstanding shares (29.8%) of AmeriQuest Common Stock. Additionally, AmeriQuest is obligated to register the resale of shares issued pursuant to the private placement of October 17, 1994 and the shares issued upon the acquisition of NCD, totaling approximately 3,404,767 shares of AmeriQuest Common Stock. AmeriQuest has also agreed to register the shares to be issued to Computer 2000 upon consummation of the transactions contemplated by the Investment Agreement with Computer 2000. The sale of the registered shares, or the perception that such shares may be sold, may have the effect of substantially depressing the market price of AmeriQuest's Common Stock and causing substantial fluctuations in the price of AmeriQuest Common Stock.

  VOLATILITY OF STOCK PRICE; TRADING VOLUME. The price of AmeriQuest's Common Stock has been subject to significant price fluctuations. There can be no assurance that the price of the AmeriQuest's Common Stock will stabilize at any time or at a price equal to or above the price of such shares at the time of the Merger. Until recently, the trading volume for AmeriQuest's Common Stock has generally been low. A large increase in share trading volume in a short period of time could cause a significant reduction in share trading prices.

                              THE SPECIAL MEETING

PURPOSE OF THE SPECIAL MEETING

  The Special Meeting is being called (i) to consider and vote upon a proposal to approve and adopt the Plan of Merger pursuant to which (a) AmeriQuest Sub will be merged with and into Robec, with Robec surviving the Merger as a wholly-owned subsidiary of AmeriQuest and (b) each share of Robec Common Stock that is issued and outstanding on the Effective Date, other than shares held by AmeriQuest or by shareholders who perfect their statutory dissenters rights, will be converted automatically into the right to receive shares of AmeriQuest Common Stock at the Exchange Ratio and (ii) to transact such other business as may properly come before the Special Meeting or any adjournments thereof.

  Approval and adoption of the Plan of Merger by Robec's shareholders is one of the conditions to the consummation of the Merger. See "Information Regarding the Merger--The Amended Agreement--Conditions to Consummation of the Merger."

  THE BOARD OF DIRECTORS OF ROBEC HAS UNANIMOUSLY APPROVED AND ADOPTED THE PLAN OF MERGER AND RECOMMENDS THAT HOLDERS OF SHARES OF ROBEC COMMON STOCK VOTE FOR APPROVAL AND ADOPTION OF THE PLAN OF MERGER.

RECORD DATE; SOLICITATION OF PROXIES

  The close of business on December 30, 1994 has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Special Meeting. Accordingly, only holders of Robec Common Stock of record at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting and any adjournments thereof. At the close of business on the Record Date, there were 4,439,180 shares of Robec Common Stock outstanding. Robec has 1,000,000 authorized shares of preferred stock of which no shares are outstanding.

  Shares of Robec Common Stock which are represented by properly executed proxies, unless such proxies shall have previously been properly revoked, will be voted in accordance with the instructions indicated in such proxies. If no contrary instructions are indicated, such shares will be voted FOR approval and adoption of the Plan of Merger and in the discretion of the proxy holder as to any other matter which may properly come before the Special Meeting. Under the rules of the National Association of Securities Dealers, brokers may not give a proxy to vote without complying with the rules of any national exchange to which the broker is also a member. Brokers that are member firms of the New York Stock Exchange, Inc. ("NYSE") and who hold shares in street name for customers have authority under the rules of the NYSE to vote those shares with respect to the Plan of Merger only if they have received instructions to do so from the beneficial owners thereof. Under the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), if a shareholder (including a nominee or other record owner) either records the fact of abstention or otherwise withholds authority to vote or fails to vote in person or by proxy, such action would not be considered a "vote cast" and would have no effect in the approval and adoption of the Plan of Merger, other than to reduce the number of affirmative votes needed for such approval. A shareholder who has given a proxy may revoke it at any time prior to its exercise at the Special Meeting by delivering a written notice of revocation of the proxy being revoked or by submission of a properly executed proxy bearing a later date than the proxy being revoked, to Robert S. Beckett, Secretary, Robec, Inc., 425 Privet Road, Horsham, Pennsylvania 19044, or by voting the shares of Robec Common Stock covered thereby in person at the Special Meeting.

  Robec will bear the cost of the Special Meeting and of soliciting proxies therefor, including the costs of the printing and mailing of this Prospectus/Proxy Statement and related materials, and the reasonable expenses incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy material to the beneficial owners of shares of Robec Common Stock.

VOTE REQUIRED

  In general, a majority of the outstanding shares of Robec Common Stock entitled to vote, represented in person or by proxy, is required for a quorum at the Special Meeting. However, those shareholders entitled to vote who attend, in person or by proxy, any adjournment or adjournments of the Special Meeting that have been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed by law or in the Articles of Incorporation or By-Laws of Robec, shall nevertheless constitute a quorum for the purpose of acting upon the Plan of Merger. Provided that a quorum is present at the Special Meeting, the affirmative vote of a majority of the votes cast by all of the holders of the outstanding shares of Robec Common Stock entitled to vote thereon as of the Record Date is required for approval and adoption of the Plan of Merger. Any other matter which may properly come before the Special Meeting at which a quorum is present for such purpose requires the affirmative vote of a majority of the votes cast on the matter unless a greater vote is required by law or the Articles of Incorporation or By-Laws of Robec. Holders of shares of Robec Common Stock are entitled to one vote at the Special Meeting for each share of Robec Common Stock held of record by such holders on the Record Date.

  Robec shareholders have the right to dissent from the approval and adoption of the Plan of Merger and, subject to certain requirements of the BCL, to receive payment for the fair value of their shares of Robec Common Stock. See "Information Regarding the Merger--Dissenters Appraisal Rights" and a copy of the text of Subchapter 15D of the BCL attached as Appendix IV hereto.

  On the Record Date, AmeriQuest held 2,224,029 shares of Robec Common Stock and the officers and directors held an additional 671,671 shares of Robec Common Stock, excluding exercisable "out of the money" options, constituting approximately 65.23% of the outstanding shares of Robec Common Stock entitled to vote at the Special Meeting. The affirmative vote of AmeriQuest would be more than the simple majority of votes cast which is required to approve and adopt the Plan of Merger even if all shares of Robec Common Stock were voted. See "Share Ownership of Robec by Management and Certain Beneficial Owners." AmeriQuest has agreed to vote all of the outstanding shares of Robec Common Stock beneficially owned by it on the Record Date in favor of the approval and adoption of the Plan of Merger.

STOCK OWNERSHIP OF ROBEC BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

  The following table sets forth, as of December 30, 1994, information relating to the beneficial ownership of Robec Common Stock by (i) each person known to Robec to be the beneficial owner of more than five percent of the outstanding shares of Robec Common Stock, (ii) each director of Robec, (iii) the chief executive officer and each of the four other highest paid executive officers of Robec as of December 31, 1993 and up to two others since such date, and (iv) all directors and current executive officers as a group. In the case of directors and executive officers, this information has been provided by them at the request of Robec.

            NAME OF INDIVIDUAL OR        NUMBER OF SHARES   PERCENT OF COMMON
              IDENTITY OF GROUP         OF COMMON STOCK(1) STOCK OUTSTANDING(2)
            ---------------------       ------------------ --------------------
      AmeriQuest (3)...................     2,224,029             50.10
      Robert H. Beckett(4)(5)..........       452,812             10.20
      Dimensional Fund Advisors
       Inc.(6).........................       324,800              7.32
      FMR Corp.(7).....................       304,020              6.85
      G. Wesley McKinney(4)............       132,420              2.98
      Robert S. Beckett(4)(8)..........        49,342              1.11
      Alexander C. Kramer, Jr.(4)......        30,697                 *
      John P. Puckett..................         3,500                 *
      Louis J. Cissone.................         1,700                 *
      Edward Ray.......................         1,200                 *
      George R. Hornig.................             0                --
      Richard J. Pinola................             0                --
      All directors and current
       executive officers
       as a group (9 persons)(5)(8)....       671,671             15.13

- --------
(1) In accordance with SEC regulations, the table lists all shares as to which such persons have or share the power to vote or direct disposition. Unless otherwise indicated, each person has the sole power to vote and to direct disposition of the shares listed as beneficially owned by such person. The table includes options exercisable on December 30, 1994 or within 60 days thereafter, regardless of whether such options are "in-the-money" or "out-of-the-money," but does not include options which are not exercisable within 60 days of such date.

(2) Percentages calculated with reference to an aggregate 4,439,180 shares of Robec Common Stock outstanding on December 30, 1994.
(3) On September 22, 1994, Messrs. Robert H. Beckett, G. Wesley McKinney, Robert S. Beckett and Alexander C. Kramer, Jr. exchanged 1,427,913, 281,733, 96,803 and 417,580 shares, of Robec Common Stock, respectively, for shares of AmeriQuest Common Stock. Accordingly, AmeriQuest became the holder of shares of Robec Common Stock representing 50.1% of the outstanding stock of Robec as of that date. AmeriQuest has agreed that until the effective date of the Merger, it will vote its shares of Robec Common Stock against the nomination or election of any directors of Robec other than Robec's current directors, or any successors nominated by its current directors, and also to vote such shares in favor of the Plan of Merger. See "Information Regarding the Merger--The Amended Agreement--The Exchange."
(4) The address of Messrs. Robert H. Beckett, G. Wesley McKinney and Robert S. Beckett is: c/o Robec, Inc., 425 Privet Road, Horsham, Pennsylvania 19044.
(5) Excludes 49,342, 108,350 and 108,350 shares of Robec Common Stock held by Mr. Beckett's children, Robert S. Beckett, Susan K. Childers and Thomas T. Beckett, respectively.
(6) According to Dimensional Fund Advisors Inc. ("Dimensional"): (i) it is a Delaware corporation; (ii) it is an investment adviser registered under
    Section 203 of the Investment Advisers Act of 1940; (iii) it has sole voting power as to 206,200 shares of Robec Common Stock and sole dispositive power as to 324,800 shares of Robec Common Stock, all of which shares are owned by advisory clients of Dimensional, no one of which, to the knowledge of Dimensional, owns more than 5% of Robec Common Stock; (iv) persons who are officers of Dimensional also serve as officers of DFA Investment Dimensions Group Inc., (the "Fund") and The Investment Trust Company (the "Trust"), each an open-end management investment company registered under the Investment Company Act of 1940, and in such capacities vote 99,200 shares of Robec Common Stock owned by the Fund and 19,400 shares of Robec Common Stock owned by the Trust; and (v) it has its principal business office at 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.
(7) According to FMR Corp. ("FMR"): (i) all of these shares are owned by Fidelity Low-Priced Stock Fund (the "Fund"), an investment company registered under the Investment Company Act of 1940, for which an FMR subsidiary, Fidelity Management & Research Company, an investment adviser registered under the Investment Advisers Act of 1940, serves as investment adviser; (ii) FMR, its controlling shareholder, Edward C. Johnson 3d, various Johnson family members and trusts for the benefit of the Johnson family own FMR voting stock and, through such ownership, form a controlling group with respect to FMR; and (iii) it has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109.
(8) Excludes 452,812 108,350 and 108,350 shares of Robec Common Stock held by Mr. Beckett's father Robert H. Beckett, his sister Susan K. Childers and his brother Thomas T. Beckett, respectively.
*  Less than 1%

CERTIFIED PUBLIC ACCOUNTANTS

  Coopers & Lybrand L.L.P. ("Coopers & Lybrand") has served as Robec's independent accountants since 1987. Robec has requested that a representative of Coopers & Lybrand attend the Special Meeting. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate shareholders' questions.

                          BUSINESSES OF THE COMPANIES

AMERIQUEST

GENERAL

  AmeriQuest Technologies, Inc. has its principal office at 2722 Michelson Drive, Irvine, California 92715, and its telephone number is (719) 222-6000. AmeriQuest is a Delaware corporation that conducts business through its subsidiaries.

  CDS Distribution, Inc., a Delaware corporation and wholly-owned subsidiary of AmeriQuest ("CDS"), is a national value-added wholesale distributor of microcomputers and related products to value-added resellers, dealers and computer retailers. CDS markets, sells and supports a variety of products ranging from individual components, which are typically sold in volume, to complete systems that have been fully configured, assembled and tested prior to delivery to its customers.

  Kenfil was formed as a partnership in 1983 and was incorporated in California in 1984. In April 1992, Kenfil reincorporated in the state of Delaware. Kenfil was acquired by AmeriQuest in a two-step transaction completed in September, 1994. Kenfil is a distributor primarily of microcomputer software. Kenfil presently carries over 3,500 software titles from over 200 software publishers for sale to approximately 1,100 resellers. Kenfil focuses on software products in high growth categories such as the business application, utilities, graphics, communications, consumer (education and entertainment) and productivity segments.

  CMS Enhancements, Inc., a California corporation and wholly-owned subsidiary of AmeriQuest ("CMS"), is a supplier of hard disk drive subsystems for IBM compatible and other leading personal business computers, including Apple and Compaq. CMS also offers disk array, magneto optical, CD-ROM, floppy disk drives and magnetic tape back-up subsystems having a variety of data storage capacities as well as personal computers, networking, graphics, communications and connectivity and accessory products.

  NCD, a Florida corporation, was acquired by AmeriQuest on November 14, 1994. NCD is a national value-added wholesale distributor of computer hardware to value-added resellers, systems integrators and computer retailers. NCD is based in Hollywood, Florida and serves as AmeriQuest's Southeast distribution facility.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  The business of AmeriQuest is described in greater detail in the periodic reports filed by AmeriQuest with the Securities and Exchange Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), portions of which are incorporated herein by the reference thereto below:

    (a) Part I, Item 1. Business, as contained in AmeriQuest's Annual Report on Form 10-K/A for the year ended June 30, 1994.

    (b) Part II, Item 6. Selected Financial Data, as contained in
  AmeriQuest's Annual Report on Form 10-K/A for the year ended June 30, 1994.

    (c) Part II, Item 7. Management's Discussion and Analysis of Results of Operations and Financial Condition, as contained in AmeriQuest's Annual Report on Form 10-K/A for the year ended June 30, 1994; and as set forth as
  Part I, Item 2. Management's Discussion and Analysis of Results of Operations and Financial Condition, in AmeriQuest's Quarterly Report on Form 10-Q/A for the three months ended September 30, 1994.

RECENT DEVELOPMENTS

  COMPUTER 2000 INVESTMENT. Computer 2000 is a company organized under the laws of the Federal Republic of Germany ("Computer 2000"). Computer 2000 claims to be the third largest distributor of computer products with approximately $2.6 billion in sales in fiscal 1994. On November 14, 1994, AmeriQuest and Computer 2000 entered into an Investment Agreement and a Loan Agreement pursuant to which Computer 2000 agreed to invest approximately $50 million in AmeriQuest in exchange for an approximately 51 percent ownership interest in AmeriQuest, including shares already owned by Computer 2000. The transaction has been approved by the boards of both companies, and is subject to approval by the stockholders of AmeriQuest and to certain regulatory approvals.

  Under the terms of the Investment Agreement and the related Loan Agreement, Computer 2000 has initially loaned to AmeriQuest 2000, Inc., a Delaware corporation and a wholly-owned subsidiary of AmeriQuest ("Sub"), $18 million (the "Loan"). Sub's repayment obligations under the Loan are secured by a pledge by AmeriQuest of a security interest in all of the outstanding shares of capital stock of NCD and Kenfil and the 2,224,029 shares of Robec Common Stock owned by AmeriQuest. The Investment Agreement further provides that, subject to certain conditions, on or before September 1, 1995, Computer 2000 will invest an additional $32 million in AmeriQuest, bringing Computer 2000's total ownership interest to approximately 22.9 million shares or 51% of the total outstanding shares of AmeriQuest Common Stock (assuming consummation of the Merger) at an average price of $2.22 per share. The $32 million investment is contingent upon a number of conditions, including AmeriQuest's meeting certain monthly and cumulative after-tax operating profitability conditions during the first half of calendar 1995. If AmeriQuest does not meet these profitability conditions, Computer 2000 will have the option to make the $32 million investment. Upon consummation of the $32 million investment, AmeriQuest will also issue to Computer 2000 an option to purchase additional shares of AmeriQuest Common Stock in an amount equal to the number of AmeriQuest's shares issuable upon exercise of currently outstanding options and warrants and conversion of any other convertible securities. Computer 2000 will also be issued an option to acquire an additional 4,000,000 shares of AmeriQuest Common Stock at $10.00 per share exercisable at any time between June 30, 1996 and June 30, 1998, and at a price of $20 per share exercisable at any time between July 1, 1998 and November 30, 1999; provided that the exercise of this option does not cause Computer 2000 to own in excess of 55% of the issued and outstanding shares of AmeriQuest Common Stock. All newly issued shares of AmeriQuest Common Stock will be subject to resale restrictions under Rule 144 of the Securities Act of 1933, but registration rights will be granted with respect to such shares.

  If the Investment Agreement is not approved by AmeriQuest's stockholders, Computer 2000 will have an option to either (i) require the repayment of the Loan together with a $1.3 million break-up fee or (ii) exchange the notes evidencing the Loan for shares of AmeriQuest Common Stock equaling 19.9% of the total number of outstanding shares of AmeriQuest Common Stock. Should Computer 2000 elect to require repayment, AmeriQuest would have to secure financing to honor that obligation or Computer 2000 could foreclose on AmeriQuest's pledge of shares of NCD, Kenfil and Robec. The Board of Directors of AmeriQuest has unanimously recommended that the stockholders of AmeriQuest vote for the approval of the Investment Agreement and has authorized the mailing as soon as practicable of a proxy statement to AmeriQuest's stockholders relating to approval of the Investment Agreement and the increase in number of shares of AmeriQuest Common Stock necessary to consummate the transactions contemplated thereby.

  On November 17, 1994, three days after the announcement of the proposed investment by Computer 2000 pursuant to the Investment Agreement, an action was filed against AmeriQuest, the Board of Directors of AmeriQuest and Computer 2000 pursuant to which the plaintiffs seek to have the court either (i) enjoin the consummation of the transactions contemplated by the Investment Agreement or (ii) enter a monetary judgment against the Directors of AmeriQuest for an alleged failure of the Board of Directors to discharge their fiduciary duties in causing AmeriQuest to enter into the Investment Agreement. AmeriQuest and the other defendants are defending the action. The Board of Directors of AmeriQuest has received an opinion from L.H. Friend, Weinress & Frankson, Inc. that the Investment Agreement and the transactions contemplated thereby were fair to AmeriQuest and its stockholders, from a financial point of view.

  ACQUISITION OF NCD. Effective November 15, 1994, AmeriQuest issued 1,864,767 shares of AmeriQuest Common Stock and paid $3,413,312 in exchange for 100% of the issued and outstanding equity securities of NCD.

  GENERAL. NCD was established in 1987 by Greg White and Tom Ross to distribute computer hardware to value-added resellers ("VARs"), systems integrators and computer retailers. NCD has grown from a single location in Hollywood, Florida selling in the southeastern United States, to a company with six distribution centers, selling products throughout the United States and Latin America. NCD sells to a broad base of customers, with its largest customer accounting for only 2.1% of sales. NCD is a leading distributor of microcomputer hardware to VARs, systems integrators and computer retailers. The Company purchases its products directly from over fifty different manufacturers and sells to a base of more than 8,000 customers.

  PRODUCTS. NCD sells leading products in network systems, data storage and computer peripherals. The strategic focus of management has been to add vendors and to continually expand and change the mix of the product line to ensure that high demand, fast moving products are available to customers. The expansion of the product line also protects NCD from relying on any one vendor to too great a degree. For the fiscal year ending March 31, 1993, NCD generated over 65% of its sales from its top four vendors. During this last fiscal year, the top three vendors accounted for only 35% of total sales. Based on the Company's projected sales by product, the top three vendors are expected to account for only 29% of sales for the year ending March 31, 1995.

  NCD is the largest distributor in the United States for Epson storage products, Leading Edge computers, AOC monitors and Citizen printers. The Company is one of the top three national distributors for CTX, Hyundai, Acer and Samsung. Its recognition as one of the leading national distributors was reinforced when AST made NCD only its fifth authorized distributor, joining Ingram Micro D, Merisel, Tech Data and Gates/FA. The Company's leadership position in the Latin American market was also recognized by Hewlett Packard and Apple Computer, both of which made NCD an authorized distributor to Latin America during fiscal 1994.

  The following is a description of the major categories of products currently sold by NCD and the principal current vendors of those products.

  Microcomputers--NCD distributes desktop and portable personal computers and multiuser microcomputers manufactured by Acer, AST, Samsung, Hyundai and Zenith.

  Printers--NCD distributes a broad line of dot matrix, laser and ink-jet printers manufactured by Citizen, Panasonic, Lexmark and Samsung.

  Monitors and Terminals--NCD distributes monitors and terminals manufactured by CTX, AOC, AST, Samsung, Sony, Goldstar, Wyse, Viewsonic, Hyundai and Leading Edge.

  Local Area Networks--A local area network ("LAN") permits microcomputers to communicate with one another and to function on an integrated basis. NCD distributes LAN specialized hardware products manufactured by Allied Telesis, Alta Research, Boca Research, CNET, SMC, and Xecom.

  Accessories and Supplies--NCD distributes hard and floppy disk drives, board products, diskettes, stand-by power supplies, modems and other communications products, accessories and supplies manufactured by numerous companies including Boca Research, Colorado Memory Systems, Diamond Multimedia, Micro Solutions, Tandberg Data, PNY Memory and Orchid.

  VENDOR RELATIONS. To maintain a strong relationship with its principal vendors, NCD focuses on marketing the products of a limited number of key vendors. NCD selects its product line to minimize competition among vendors' products while maintaining some overlap to provide protection against product shortages or discontinuations. In addition, NCD enhances its relationship with its vendors by providing feedback on products, assisting in new product development and working with vendors to develop marketing programs.

  NCD, like AmeriQuest and Robec, sells products throughout the United States for vendors on a non-exclusive basis without geographic restrictions. NCD has distribution agreements with most of its vendors and believes they are in the form customarily used by each vendor and generally contain provisions which allow termination by either party upon as little as 30 days notice. Most of NCD's major distribution agreements provide price protection by giving NCD a credit, subject to specified limitations, in the amount of any price reductions by the vendor between the time of the initial sale to NCD and the subsequent sale by NCD to its customer. However, numerous situations arise where it is not possible to return all obsolete inventory. Accordingly, NCD has established obsolete inventory reserves against the occurrence of such situations. Most of the major distribution agreements also give NCD qualified return privileges on slow-moving inventory. NCD's distribution agreements do not restrict NCD from selling similar products manufactured by competitors. Any minimum purchase provisions in NCD's distribution agreements are at levels that NCD believes do not impose significant risk.

  From time to time, the demand for certain products sold by NCD exceeds the supply available from the vendor. NCD believes that its ability to compete has not been adversely affected to a material extent by these periodic shortages, although sales may be adversely affected for an interim period. In order to limit the impact of such shortages, NCD generally attempts to include comparable products from more than one vendor in its product line and endeavors to provide direction to its customers in their selection of products.

  COMPETITION. Competition in the distribution of microcomputer products is intense. Principal national distributors are Micro D, Merisel and Tech Data. NCD also competes with numerous manufacturers, resellers, retailers and regional distributors. Most of NCD's major competitors have substantially greater financial resources than NCD has or than the Combined Company will have.

  Competition is primarily based upon availability of product, price, speed of delivery, convenience, technical support and other support services. NCD believes that it is generally competitive with respect to each of these factors and that its principal, competitive advantages are its technical support and other support services, and speed of delivery.

  SALES AND MARKETING. NCD is a marketing and product driven company whose focus on sales and customer service mentality pervades throughout the entire organization. NCD is continually broadening its customer base and sells high quality, high demand products. In order to do this, management knows that NCD must consistently provide high levels of service and support, and must expand its product base to appeal to greater segments of the market. NCD's ability to broaden its customer base is evidenced by the fact that for the fiscal year 1994, the single largest customer accounted for only 2.1% of $196.5 million of net sales.

  NCD offers its customers a broad product selection and gives them customized service and support by a highly trained staff. Customers are provided with quick access to sales and technical support personnel ensuring that questions are answered and problems resolved in a most efficient and timely manner. When appropriate, NCD provides customers with educational and promotional seminars to explain new products and relevant features. This is particularly helpful in Latin America.

  NCD's responsiveness is evidenced by the fact that all orders received by 5:00 p.m. will go out the same day and that there is a one day turnaround on any system configurations. There is also a one day turnaround on any customer returns. Salespeople can look up on-line, the stocking levels and product availability at any of the Company's distribution centers and can react to customers quickly and efficiently.

  NCD has 62 salespeople who are primarily telemarketers selling to an established base of over 8,000 customers. NCD also has one field salesman, calling in California. Salespeople are paid a base salary and a percentage of gross profit over and above a prescribed minimum. Salespeople are given ongoing, in-depth training.

  NCD reaches its clients and potential clients through its ongoing telemarketing efforts, weekly faxed broadcasts of specific product sales programs, monthly direct mail efforts and through its catalog, which is mailed to customers twice a year. NCD also advertises regularly in Computer Reseller News, VARBusiness, CRN MicroMarketplace and Reseller Management. NCD also participates in certain trade shows. Over the next year, NCD will be an exhibitor at the following trade shows:

    .  Comdex - Atlanta (Spring)                  .  Comdex Sucesu - Brazil
    .  Comdex - Las Vegas (Fall)                  .  Softel - Chile
    .  NetWorks - Dallas (Summer)                 .  Inforven - Venezuela
    .  NetWorks - Boston (Winter)                 .  Computel - Columbia

  NCD was one of the first large wholesale distributors to open channels of distribution into Latin America. NCD has been successful in developing this segment because of its long business history in the Latin American market and its understanding of the complexities of duties, import and export taxes, and the governmental regulations peculiar to individual countries in South and Central America. NCD has a multi-lingual marketing, sales, credit and technical support staff. The majority of NCD's sales to Latin America are actually to agents and distributors who have offices in South Florida and pay in U.S. dollars drawn on local banks. The agents and distributors are responsible for actually shipping the products into Latin America.

  NCD is optimistic about the long term prospects for the Latin American market and establishing high quality channels of distribution into the market has been an important part of its corporate growth strategy. However, the business generated through large resellers in Latin America tends to be lower margin business than that which is available domestically. In addition, Latin American markets may be more volatile than domestic markets. NCD plans to expand its offshore business as profitable opportunities exist and will look to specifically broaden its business in Latin America, but the highest growth area for NCD will continue to be the domestic market for the foreseeable future.

  EMPLOYEES. As of October 31, 1994, NCD had 179 full time employees, including 87 in sales, support and purchasing/marketing functions. None of NCD's employees are covered by a collective bargaining agreement. NCD considers its relations with its employees to be good.

  PROPERTIES. NCD's executive, administrative and domestic sales offices are located in Hollywood, Florida. This facility consists of 31,887 square feet of office space. This is a leased space with a termination date of August 1997.

  NCD maintains an international sales and administrative office in Miami along with a Miami shipping warehouse. The current configuration is 10,000 square feet of office with 20,000 square feet of warehouse. In February 1995, NCD has plans to relocate to a new warehouse/office of which 3,700 square feet will be office and 26,300 will be warehouse and storage.

  NCD maintains a total of six shipping warehouses. Five of these locations are outside the state of Florida. These warehouses are predominantly shipping points, having no sales, marketing or administrative support. Customer returns are accepted at four locations and tech support personnel are located in four locations.

  NCD leases all of it's facilities. The leases generally provide for base minimum rental rates per square foot. In addition, NCD is generally responsible for its pro rata share of maintenance expenses for common areas, real estate taxes and insurance.

  The following table sets forth information regarding NCD's locations:

         LOCATION          SQ. FEET           LEASE EXPIRATION            YR OPENED
         --------          --------           ----------------            ---------
      Hollywood, FL         31,887               08/01/97                10/92
      Miami, FL**           30,000               10/31/94                06/89
      Miami, FL             30,000               06/28/2000              Est 02/01/95
      Visalia, CA           46,800               03/01/99                04/94
      Norcross, GA          13,800               01/31/95                02/90
      Fairfield, NJ         10,700               07/10/97                07/09/02
      Addison, IL           15,582               11/30/97                12/01/92
      Carrollton, TX        13,520               03/31/96                03/31/93

- --------
** Miami, FL is in transition to move to a new location. A hold over period is in effect until the new location is occupied. Lease payments at the new location will not begin until occupancy occurs.

ROBEC

GENERAL

  Robec, Inc. has its principal office at 425 Privet Road, Horsham, Pennsylvania 19044, and its telephone number is (215) 675-9300. The predecessor of Robec was incorporated in Nevada in 1977. On August 16, 1989, this predecessor company was merged into a new Pennsylvania corporation to form Robec. Robec is primarily a national value-added wholesale distributor of microcomputers and related products to value-added resellers, dealers and computer retailers and primarily operates in this one business segment. Robec markets, sells and supports a variety of products ranging from individual components, which are typically sold in volume, to complete systems that have been fully configured, assembled and tested prior to delivery to its customers. Upon completion of the Merger, Robec will serve as AmeriQuest's Northeast distribution facility.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  The business of Robec is described in greater detail in the periodic reports filed by Robec with the Securities and Exchange Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), portions of which are incorporated herein by the reference thereto below:

    (a) Part I, Item 1. Business, as contained in Robec's Annual Report on Form 10-K for the year ended December 31, 1993.

    (b) Part II, Item 6. Selected Financial Data, as contained in Robec's Annual Report on Form 10-K for the year ended December 31, 1993.

    (c) Part II, Item 7. Management's Discussion and Analysis of Results of Operations and Financial Condition, as contained in Robec's Annual Report on Form 10-K for the year ended December 31, 1993; and as set forth as Part I, Item 2. Management's Discussion and Analysis of Results of Operations and Financial Condition, in Robec's Quarterly Report on Form 10-Q/A for the nine months ended September 30, 1994.

CERTAIN INFORMATION WITH RESPECT TO ROBERT H. BECKETT

  BUSINESS BACKGROUND. Robert H. Beckett, Chairman of the Board, Chief Executive Officer and President of Robec, will be the President and Chief Executive Officer of the Surviving Corporation and a director of AmeriQuest. See "Interests of Certain Persons in the Merger." Mr. Beckett is a founder of Robec, has served as its Chairman and Chief Executive Officer and as a director of Robec since its inception in 1977, and, from 1977 to May 1991 and since January 1993, Mr. Beckett has also served as President of Robec. Mr. Beckett is 61 years old.

  COMPENSATION. The following table provides information regarding the annual and long-term compensation of Robert H. Beckett during fiscal years 1994, 1993 and 1992.

                                    ANNUAL         LONG-TERM
                                COMPENSATION(1) COMPENSATION(2)
                                --------------- ---------------
    NAME AND PRINCIPAL                           STOCK OPTION      ALL OTHER
         POSITION          YEAR SALARY(1) BONUS AWARDS (SHARES) COMPENSATION(3)
    ------------------     ---- --------- ----- --------------- ---------------
Robert H. Beckett......... 1994 $143,569    $0        -0-           $38,628
 Chairman of the Board,... 1993 $175,000    $0        -0-           $38,628
 Chief Executive Officer
  and President........... 1992 $196,731    $0        -0-           $38,628

- --------
(1) On October 1, 1993, Mr. Beckett took a voluntary reduction of salary from $190,000 per annum to $125,000 per annum and on September 21, 1994 his salary was increased to $196,000. In fiscal years 1994, 1993 and 1992, Mr. Beckett did not receive any perquisites or other personal benefits, securities or property which exceeded the lesser of $50,000 or 10% of such executive officer's salary and bonus.

(2) Robec has never made any restricted stock awards or issued any stock options to Mr. Beckett under Robec's 1989 Stock Option Plan, its only long-term incentive plan.

(3) The amounts disclosed in this column represent the payment by Robec during each of fiscal years 1994, 1993 and 1992 of premiums in the amount of $38,628 for a split-dollar whole-life insurance policy covering Robert H. Beckett and owned by Robert S. Beckett. All premiums paid by Robec will be refunded to Robec on termination of the policy.

  CERTAIN TRANSACTIONS. Robec leases its main offices and warehouse and two branch offices from two affiliated partnerships: Bowe Partners and Bowe3 Partners ("Bowe3"). Robert H. Beckett has a 60% interest in Bowe Partners. Bowe Partners has a 75% interest in Bowe3. Robec leases a branch office from Bowe Partners and its main offices and warehouse from Bowe3. Aggregate real estate lease payments by Robec to affiliated partnerships during 1994 were $77,092 to Bowe Partners, $607,797 to Bowe3 and $40,687 to Bowe2 Partners, another affiliated partnership, pursuant to a lease terminated in May 1994. The related leases were entered into between January 1984 and September 1987 and are generally renegotiable every three years for a maximum increase of 10% of the previous base rent. AmeriQuest has confirmed that the Surviving Corporation will continue the existing lease obligations for the main office and warehouse through the end of lease term.

  Robec is a limited partner of EMEX, L.P., a Delaware limited partnership (the "Software Partnership"), which was formed in July 1988 to engage in the research, development, manufacturing and marketing of computer software. The other limited partner is EMEX, Inc., a Pennsylvania corporation ("EMEX"). Robert H. Beckett owns a 51% interest in EMEX. The sole general partner of the Software Partnership is LEXA, Inc., a Pennsylvania corporation ("LEXA"), whose President, Treasurer, Secretary and sole shareholder is Alexander C. Kramer, Jr., an officer of Robec. The participating percentages of the partners in the Software Partnership are as follows: LEXA -- 2.99%, EMEX -- 67.01%, and Robec
- -- 30%. The participating percentages of the partners were established based upon the value of the initial capital contribution of each partner. The Software Partnership can require that additional capital be contributed to the partnership by the partners. Such contributions would be in accordance with the participating percentages of the partners. However, if the Software Partnership requests that additional capital be contributed to the Software Partnership and LEXA or Robec does not make its share of such additional contribution, EMEX may make the additional contribution and treat it either as a capital contribution to the Software Partnership or as a loan to LEXA or the Company, as applicable. If EMEX does not contribute the requested additional capital, Robec must lend the additional funds to EMEX. There are no limitations on the amounts of capital which Robec or the other partners may be required to contribute. However, the contributions would be in accordance with the participating percentages of the partners. No requests for additional capital contributions or advances have been made to date. Any income distributed by the Software Partnership would be distributed in accordance with the participating percentages of the partners. The Software Partnership has entered into a license agreement with Robec whereby Robec has been granted a worldwide, non-exclusive, non-transferable license to market, sell and support certain of the Software Partnership's computer programs and products in consideration for Robec's payment to the Software Partnership of license fees based on software sales. Robec pays no fees for its own use of the software. All of the products and related documentation remain the property of the Software Partnership and the license is not an assignment of any ownership rights in or title to the Software Partnership's products. The license agreement remains in force so long as Robec remains a partner in the Software Partnership. During 1994, no license fees were paid to the Software Partnership.

  Robec currently utilizes Action International Marketing, Inc. ("Action"), which is owned 52%, 24% and 24%, respectively, by Mr. Beckett's three children, Susan K. Childers, Robert S. Beckett and Thomas T. Beckett, for its public relations, marketing and promotional services. The total fees for these services paid to Action during 1994 were approximately $454,000. Robec has entered into an agreement with Action which provides that, if Action's taxable income otherwise would exceed $100,000, the amount of such excess will be remitted to Robec. As a result, approximately $52,000 is payable to Robec on account of Action's 1994 taxable income. Under the agreement, only expenses paid to unaffiliated third parties may be taken into account for purposes of calculating Action's taxable income.

                        INFORMATION REGARDING THE MERGER

THE MERGER

  The Amended Agreement provides that the Merger will be consummated if the approval of Robec's shareholders required therefor is obtained and all other conditions to the Merger are satisfied or waived. Upon consummation of the Merger, AmeriQuest Sub will be merged with and into Robec, with Robec surviving the Merger as a wholly-owned subsidiary of AmeriQuest. The name of the surviving entity will be AmeriQuest/Robec, Inc. (previously defined as the "Surviving Corporation"). Upon consummation of the Merger, each share of Robec Common Stock that is outstanding on the Effective Date, other than shares held by AmeriQuest or by holders of Robec Common Stock who perfect their statutory dissenters rights, will be converted automatically into the right to receive .63075 shares of AmeriQuest Common Stock (previously defined as the "Applicable Fraction"); provided, however, that in the event the closing price of AmeriQuest Common Stock on the New York Stock Exchange on the business day prior to the Effective Date as reported in the Wall Street Journal (the "Closing Date Market Price") is less than $3.00 per share, then on the Effective Date each such share of Robec Common Stock shall be converted into the number of shares of AmeriQuest Common Stock equal to the product of (i) .63075 multiplied by (ii) a quotient, the numerator of which is $3.00 and the denominator of which is the Closing Date Market Price (the Applicable Fraction including any adjustment thereto having been previously defined as the "Exchange Ratio"). After the Merger, holders of Robec Common Stock, other than AmeriQuest, will possess no further interest in, or rights as shareholders of, Robec.

BACKGROUND OF THE MERGER

  Following an extended period of growth and relatively stable profitability, Robec began to experience difficulty in 1991 and incurred substantial losses in 1992, 1993 and the first three quarters of 1994. Price discounting by its competitors forced Robec to reduce its prices, resulting in deteriorating gross margins. The effects of price discounting by competitors were compounded by customers' increasing focus on price as the basis for purchasing decisions which reduced Robec's ability to distinguish itself based on service. Finally, as a result of Robec's failure to comply with certain covenants in its bank credit agreement, Robec's banks limited its borrowings under its line of credit.

  In March, 1994, Robec hired a consultant to assist it in developing a plan to return to profitability. The consultant advised Robec's Board of Directors that the options available to Robec were to (i) restructure operations to reduce costs, (ii) merge or be acquired or (iii) liquidate Robec. The Board of Directors directed management to reduce costs, investigate alternate financing sources and investigate and solicit merger opportunities. Robec designed and implemented cost reduction activities including, among other items, closing certain warehouse and sales locations, downsizing its employee base and refocusing on its core distribution business. While its losses have been reduced by these activities, Robec is still operating at a loss.

  In April, 1994, Robec and its banks reached an oral agreement to limit Robec's borrowings under its line of credit to $18 million, of which not more than $6 million could be based on qualifying inventory, with a commitment to fund under the line of credit until at least May 11, 1994, which date was later extended until June 30, 1994. At June 30, 1994, Robec and its banks entered into an agreement whereby the banks agreed to forbear from taking any action with respect to any known defaults until September 30, 1994. The forbearance was contingent upon Robec receiving (and providing to the banks) by August 15, 1994 a firm written commitment from a source reasonably satisfactory to the banks with respect to a sale, merger or refinancing under the express terms of which sufficient funding would be provided to satisfy in full Robec's obligations to the banks not later than September 30, 1994.

  At June 30, 1994, Robec entered into a letter of intent with AmeriQuest pursuant to which AmeriQuest would acquire Robec in an exchange by the Principal Shareholders followed by a merger, pursuant to which each Robec shareholder would receive .5 shares of AmeriQuest Common Stock for each share of his or her

Robec Common Stock or a total of approximately 2.22 million shares of AmeriQuest Common Stock. The letter of intent, the terms of which were publicly announced by Robec and AmeriQuest, did not restrict Robec from soliciting other merger or acquisition proposals, and Robec continued to explore other acquisition alternatives. Robec also continued to seek financing from a new lender which would loan to Robec a sufficient amount to repay the banks and provide additional working capital.

  On August 4, 1994, Robec's Board of Directors met to discuss the proposed AmeriQuest transaction and was updated as to the status of negotiations with potential alternative lenders and acquirors. Robec's Board of Directors was presented with information relating to AmeriQuest and the synergies expected to be created by combining AmeriQuest's and Robec's operations. Robec's Board of Directors expressed concern that Robec was contributing a high proportion of the revenues of the combined operations relative to the percentage of total equity to be received by Robec's shareholders in the combined entity. Robec's Board of Directors also expressed concern that the exchange ratio was subject to market variances which could result in Robec's shareholders receiving shares worth less than what was then expected. As a result of these concerns, Robec's Board of Directors directed its Chairman to go back to AmeriQuest and attempt to negotiate a higher exchange ratio as well as a floor which would guarantee holders of Robec Common Stock that they would receive shares of AmeriQuest Common Stock worth a specific minimum amount regardless of future fluctuations in AmeriQuest's stock price. Robec's Board of Directors also requested that additional information be obtained from AmeriQuest regarding AmeriQuest's publicly announced agreement to acquire Kenfil. Robec's Board of Directors was informed that Robec had not received any other substantive acquisition proposals other than the proposal submitted by AmeriQuest. Management also presented to the Board of Directors projections relating to the ability of Robec to achieve profitability in 1995 as a stand-alone entity, which assumed adequate financing would be available.

  The Chairman successfully addressed these concerns with AmeriQuest, and on August 11, 1994, Robec entered into an Agreement and Plan of Reorganization (the "Agreement") providing for the acquisition of the Company by AmeriQuest for approximately 2.8 million shares of AmeriQuest Common Stock in a two step transaction in which the Principal Shareholders would exchange, upon the satisfaction of certain conditions, at least 50.1% of the outstanding shares of Robec Common Stock, for AmeriQuest Common Stock at the Exchange Ratio, with this exchange to be followed by a merger in which each outstanding share of Robec Common Stock (other than shares held by AmeriQuest or by shareholders who perfect their statutory dissenters rights) would automatically be converted into the right to receive AmeriQuest Common Stock at the Exchange Ratio. Accordingly, the Principal Shareholders would receive the same consideration per share of Robec Common Stock in the Exchange as would be received by the holders of Robec Common Stock in the Merger.

  On September 8, 1994, Robec's Board of Directors met and received the oral opinion of Compass that the consideration to be paid upon the terms and conditions set forth in the Agreement to Robec's shareholders is fair, from a financial point of view, to the current shareholders of Robec. Robec's Board of Directors discussed managements 1995 projections relating to the operation of Robec as a stand-alone entity and certain directors challenged the assumptions used by the consultant and management in preparing those projections. Robec's Board of Directors was also informed that at this time no lender had firmly committed to provide Robec as a stand-alone entity with a sufficient line of credit to repay its bank line of credit and have sufficient remaining credit for working capital. Robec's Board of Directors discussed the terms of the Agreement and the analysis of Compass. As part of this discussion, the Chairman pointed out that Robec's banks were insisting that they be paid in full and that a new credit agreement be put in place in accordance with the June 30, 1994 forbearance agreement. Following this discussion, the Chairman suggested requesting AmeriQuest to clarify in the Agreement that Robec's banks would be paid in full prior to or simultaneously with the Exchange and amending the Agreement to insert this condition to replace the existing condition in the Agreement providing that prior to the Exchange, AmeriQuest would arrange for Robec's banks to be paid in full on or prior to September 30, 1994. The Board was also informed that AmeriQuest was engaged in confidential negotiations to acquire NCD, and that AmeriQuest was engaged in discussions with Computer 2000.

  On September 20, 1994, Robec's Board of Directors received the written opinion of Compass that the consideration to be paid to Robec's shareholders under the Amended Agreement is fair, from a financial point of view, to the shareholders of Robec. Also on September 20, 1994, Robec's Board of Directors unanimously approved entering into the Amended Agreement, including the Plan of Merger attached thereto, and borrowing up to a maximum of $20 million to be lent by IBM Credit Corporation pursuant to a collateralized line of credit (the "IBM Line of Credit"), subject to certain tests and other conditions (including an AmeriQuest guarantee), to replace Robec's bank credit facility and the proceeds of a portion of which would repay all of its outstanding borrowings under such bank credit facility simultaneously with the closing of the Exchange.

  On September 21, 1994, Robec entered into the Amended Agreement with AmeriQuest and the Principal Shareholders and an Inventory and Working Capital Financing Agreement dated September 21, 1994 with IBM Credit Corporation relating to the IBM Line of Credit.

  On September 22, 1994, Robec used the proceeds of a portion of the IBM Line of Credit to repay all of its outstanding borrowings under its existing bank credit facility. Also on September 22, 1994, as contemplated by the Amended Agreement, the Principal Shareholders exchanged 2,224,029 shares of Robec Common Stock, or approximately 50.1% of the outstanding shares of Robec Common Stock, for 1,402,805 newly issued shares of AmeriQuest Common Stock, subject to adjustment if the closing price of AmeriQuest Common Stock on the business day immediately prior to the Merger closing is less than $3.00 per share.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF ROBEC; REASONS FOR THE MERGER

  THE BOARD OF DIRECTORS OF ROBEC HAS UNANIMOUSLY APPROVED AND ADOPTED THE PLAN OF MERGER AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF SHARES OF ROBEC COMMON STOCK VOTE FOR APPROVAL AND ADOPTION OF THE PLAN OF MERGER. In reaching its decision, Robec's Board of Directors considered, among other things, the following factors: (i) its knowledge of the business, operations, properties, assets, financial condition and operating results of Robec; (ii) judgments as to Robec's future prospects; (iii) presentations by Robec's management and by Compass with respect to Robec and AmeriQuest; (iv) the opinion of Compass as to the fairness from a financial point of view of the consideration to be received by the shareholders of Robec in the Merger (See "Opinion of Robec's Financial Advisor"); (v) the terms of the Amended Agreement and Plan of Merger which were the product of extensive "arm's length" negotiations; (vi) the fact that no other bidder came forward with an offer despite nearly three months between the announced letter of intent and the Amended Agreement; (vii) the historical trading prices for Robec Common Stock and AmeriQuest Common Stock; and (viii) the opportunity for Robec shareholders to participate, as holders of AmeriQuest Common Stock, in a larger, more diversified company of which Robec would become a significant part. Robec's Board of Directors also believes that the Merger will allow the Combined Company to enjoy an expanded customer base for operations, greater access to capital markets and the opportunity for managerial and administrative efficiencies and overhead expense savings as a result of the consolidation of certain operations.

  The foregoing discussion of the information and factors considered and given weight by Robec's Board of Directors is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Merger, Robec's Board of Directors did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of Robec's Board of Directors may have given different weights to different factors.

OPINION OF ROBEC'S FINANCIAL ADVISOR

  Compass Capital Advisors (previously defined as "Compass") has delivered a written opinion to Robec's Board of Directors that, as of September 20, 1994, the Merger was fair, from a financial point of view, to the shareholders of Robec. No limitations were imposed by Robec's Board of Directors upon Compass with respect to the investigations made or procedures followed by Compass in rendering its opinion.

  THE FULL TEXT OF COMPASS' OPINION, DATED SEPTEMBER 20, 1994, IS ATTACHED AS APPENDIX III TO THIS PROSPECTUS/PROXY STATEMENT. SHAREHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEW UNDERTAKEN BY COMPASS. COMPASS' OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE CONSIDERATION TO BE RECEIVED BY THE SHAREHOLDERS OF ROBEC AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF ROBEC AS TO HOW SUCH SHAREHOLDER SHOULD VOTE SUCH SHAREHOLDER'S SHARES OF ROBEC COMMON STOCK REGARDING APPROVAL AND ADOPTION OF THE PLAN OF MERGER. THE SUMMARY OF THE OPINION OF COMPASS SET FORTH IN THIS PROSPECTUS/PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

  In arriving at its opinion, Compass (i) reviewed the Amended Agreement and Plan of Merger, (ii) reviewed the filings of Robec and AmeriQuest with the SEC in 1993 and 1994 to the date of its opinion, including AmeriQuest's registration statement on Form S-4 as filed with the SEC on July 20, 1994,
(iii) reviewed Robec's 1994 budget income statement and 1995 projected consolidated statement of operations prepared by Robec's management, (iv) reviewed AmeriQuest's budget model, (v) reviewed AmeriQuest's internally prepared projected financial statements for Robec and AmeriQuest operations for 1994 through 1998, (vi) reviewed press releases issued by Robec between August 1993 and August 10, 1994 and by AmeriQuest between December 1993 and August 12, 1994, (vii) reviewed price and volume information relating to trading in shares of Robec Common Stock and AmeriQuest Common Stock from 1992 through September 16, 1994, (viii) reviewed and analyzed market trading and financial information on comparable companies, (ix) reviewed information on reported acquisitions in the computer industry and (x) met with the management of Robec to discuss the business and prospects of Robec.

  In connection with its review, Compass did not independently verify any of the foregoing information and relied on all such information being complete and accurate in all material respects. In addition, Compass did not make an independent evaluation or appraisal of the assets of Robec, nor was it furnished with any such appraisals.

  In arriving at its opinion and delivering its opinion to Robec's Board of Directors, Compass performed a variety of financial analyses, including those summarized below. The summary set forth below includes summaries of all of the material financial analyses discussed by Compass with Robec's Board of Directors, but does not purport to be a complete description of the analyses performed by Compass in arriving at its opinion. Arriving at a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not necessarily susceptible to partial analysis or summary description. In performing its analyses, Compass made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Robec. Any estimates incorporated in the analyses performed by Compass are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the value of businesses and securities neither purport to be appraisals nor necessarily reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. No public company utilized as a comparison is identical to Robec, and none of the acquisition transactions utilized as a comparison is identical to the Merger. Accordingly, an analysis of publicly traded comparable companies and comparable acquisition transactions is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared.

  The following is a summary of the material financial analyses performed by Compass in connection with its fairness opinion:

     Market Price Analysis.

    Compass reviewed pricing and volume information concerning Robec Common Stock and AmeriQuest Common Stock from 1992 through September 16, 1994. Compass focused particularly on the trading ranges of Robec Common Stock and AmeriQuest Common Stock immediately before and after significant announcements, including announcements regarding quarterly and annual financial information. Compass reviewed the reported daily price and volume activities of Robec Common Stock and AmeriQuest Common Stock for the period January 4 through August 19, 1994, which was the fifth trading day following the announcement of the signing of the definitive agreement relating to AmeriQuest's acquisition of Robec. Compass also focused on the periods five trading days before and five trading days after certain announcements:

                      ROBEC                                   CLOSING PRICE
   -------------------------------------------------------------------------------------
    DATE                ANNOUNCEMENT             FIVE DAYS PRIOR ON DATE FIVE DAYS AFTER
   -------              ------------             --------------- ------- ---------------
   4/15/94  1993 Year End Results                    1 3/8       1 1/2         3/4
   5/16/94  First Quarter Results                      5/8         3/4       1
   6/30/94  Letter of Intent with AmeriQuest           3/4       1 1/16      1 7/8
   8/12/94  Definitive Agreement with AmeriQuest     1 1/2       1 13/16     1 15/16
                    AMERIQUEST                                CLOSING PRICE
   -------------------------------------------------------------------------------------
    DATE                ANNOUNCEMENT             FIVE DAYS PRIOR ON DATE FIVE DAYS AFTER
   -------              ------------             --------------- ------- ---------------
   6/7/94   Acquisition of 51% in Kenfil              3 1/2       3 7/8      3 1/2
   6/30/94  Letter of Intent with Robec               3 1/8       3 3/8      3 5/8
   8/12/94  Definitive Agreement with Robec           4           3 7/8      3 3/4

    Compass concluded that $7/8 (not shown on the above chart), the closing price on the day prior to the announcement of the letter of intent, was a representative price for Robec Common Stock that reflected the market's valuation of Robec's independent financial results. Compass calculated various multiples using a stock price of $7/8 per share and concluded that, at $7/8 per share, the price of Robec Common Stock reasonably reflected the value of Robec Common Stock before the announcement of the proposed transaction with AmeriQuest. Compass calculated "Total Capital" (defined as stock price times primary shares outstanding plus interest-bearing debt) to latest twelve-month revenue (TC/REV), Total Capital to latest twelve month "EBIT" (defined as earnings before interest expense and taxes) (TC/EBIT), Total Capital to latest reported interest-bearing debt plus book equity (TC/(DEBT+EQUITY)), Total Capital to projected 1994 revenue (TC/94REV) and Total Capital to projected 1995 EBIT (TC/95EBIT), using the $7/8 price per share of Robec Common Stock at June 29, 1994 and interest-bearing debt as reported in Robec's quarterly report on Form 10-Q for the quarter ended June 30, 1994. The calculated values for Robec were:

    TC/REV = 0.1x,

    TC/EBIT = NEGATIVE,

    TC/(DEBT+EQUITY) = 0.7x,

    TC/94REV = 0.1x,

    TC/94EBIT = NEGATIVE, and

    TC/95EBIT = 9.0x.

    Compass also concluded that $3 1/4, the closing price on the day prior to the announcement of the letter of intent, was a representative price for AmeriQuest Common Stock that reflected the market's valuation of AmeriQuest's independent financial results (including pro forma results for the previously announced Kenfil acquisition). Compass calculated various multiples using a stock price of $3 1/4 per share and concluded that, at $3 1/4 per share, the price of AmeriQuest's Common Stock reasonably reflected the value of AmeriQuest Common Stock before the announcement of the proposed transaction with Robec. Compass calculated Total Capital to latest twelve month revenue (TC/REV), Total Capital to latest twelve month EBIT (TC/EBIT), Total Capital to latest reported interest-bearing debt plus book equity (TC/(DEBT+EQUITY)), Total Capital to projected 1994 revenue (TC/94REV), Total Capital to projected 1994 EBIT (TC/94EBIT) and Total Capital to projected 1995 EBIT (TC/95EBIT), using the $3 1/4 price per share of AmeriQuest Common Stock at June 29, 1994 and interest-bearing debt as reported in AmeriQuest's quarterly report on Form 10-Q for the quarter ended March 31, 1994. The calculated values for AmeriQuest were:

    TC/REV = 0.3x,

    TC/EBIT = NEGATIVE,

    TC/(DEBT+EQUITY) = 1.3x,

    TC/94REV = 0.4x,

    TC/94EBIT = 19.9x, and

    TC/95EBIT = 11.0x.

    Compass also analyzed AmeriQuest's Common Stock price at August 15, 1994, after AmeriQuest's announcement of the signing of the definitive acquisition agreement with Robec, and calculated the same multiples based on the post-signing price of $3 3/4 per share. Such analysis was performed on a pro forma basis to include Robec's operating results for the twelve months ended June 30, 1994, though AmeriQuest will account for the acquisition using the purchase method of accounting, and balance sheet as of June 30, 1994, and to calculate total capitalization based on the shares of Robec's Common Stock that would be outstanding immediately following the acquisition. The calculated values were:

    TC/REV = 0.3x,

    TC/EBIT = NEGATIVE,

    TC/(DEBT+EQUITY) = 1.3x,

    TC/94REV = 0.3x,

    TC/94EBIT = 44.9x, and

    TC/95EBIT = 12.4x.

    Compass compared these multiples to those it calculated for comparable public companies (See Comparable Companies Analysis, below) and concluded that, with the exception of the TC/94EBIT multiple of 44.9x calculated for a combined AmeriQuest and Robec, all such multiples were within the range of multiples calculated for the comparable companies. Inasmuch as the TC/EBIT multiple had been negative both for Robec and AmeriQuest prior to the announcements as well as for one of the comparable companies, Compass did not consider the TC/94EBIT to be a significant valuation measure.

    Based on the foregoing, Compass concluded that the market was efficient in evaluating the business and prospects of Robec and AmeriQuest.

     Comparable Companies Analysis.

    Compass reviewed financial and market price information for the latest twelve-month periods with respect to five public companies that it deemed comparable to Robec and AmeriQuest. The public companies selected were Gates/F.A. Distributing Inc., IRG Technologies, Inc., Merisel Inc., Southern Electronics Corp., and Tech Data Corp.

    Each of these companies is exclusively engaged as a distributor of computer equipment, peripherals and accessories. No significant publicly-traded competitor of either Robec or AmeriQuest was excluded and no publicly traded company that was exclusively a computer distributor was excluded.

    Compass derived multiples of Total Capital at August 8, 1994 to the latest reported (i) revenue, (ii) EBIT and (iii) debt plus book equity for such comparables. The range of such multiples was 0.1x to 0.5x for TC/REV; NEGATIVE to 14.4x for TC/EBIT; and 0.8x to 2.0x for TC/(DEBT+EQUITY).

    As with the Market Price Analysis above, the range of multiples for Robec and AmeriQuest were within the range of similar multiples calculated for the public company comparables.

     Comparable Acquisitions Analysis.

    Compass analyzed the market information available with respect to recent reported acquisitions in the computer industry, which analysis was limited by the scarcity of financial information available because nearly all the transactions were private transactions, and the lack of comparability of the companies (with one exception noted below), since none of the acquired companies, except Kenfil, was engaged purely in distribution related to computer products. The only information that Compass could find for publicly announced acquisitions of companies in the computer industry (other than for Kenfil) was the transaction price, the seller's net earnings, the seller's revenues and, in some cases, the seller's net worth. No detail of operating income was available, nor was there any historical information to show historical growth rates or lack thereof. Furthermore, no information was available with respect to the amount of debt assumed in the price paid. All of such information would be required to arrive at a reasonable conclusion as to the applicability of the calculated multiples to Robec. However, the range of multiples of price/revenues (which is not directly comparable because debt is not included in the numerator) and price/book value (which is not directly comparable because debt is not included in the denominator) for such acquisitions included the multiples derived in Compass' analysis of Robec and of the comparable public companies, as discussed above. The acquisitions analyzed by Compass were AmeriQuest's June, 1994 announcement of the acquisition of Kenfil, Inc.; LEGENT Corp.'s 1992 acquisition of GOAL Systems International Inc.; the acquisition of WICAT Systems Inc. by Jostens Inc. in 1992; Storage Technology Corp's acquisition of XL/Data Comp. Inc. in 1991; Cadence Design Systems Inc.'s acquisition of Valid Logic Systems Inc. in 1991; Borland International Inc.'s acquisition of Ashton-Tate Corp. in 1991; and Computer Associates International's acquisition of Pansophic Systems Inc. in 1991. The range of multiples were P/REV = 0.1x to 1.9x; P/E = NEGATIVE to 47.4x; and P/BK = 0.6x to 5.3x. The range of multiples for AmeriQuest's announced acquisition of Kenfil was P/E = NEGATIVE; P/REV = 0.1x; and P/BK = 0.6x.

    Compass did not calculate values for Robec using these multiples, but merely compared these multiples to the multiples it calculated in its comparable companies analysis. It did not give any weight to this analysis in reaching its conclusion.

     Share Price Analysis.

    Based on the agreed-upon exchange ratio of .63075 shares of AmeriQuest Common Stock for each share of Robec Common Stock, Compass analyzed the value to Robec shareholders of the transaction based upon Robec and AmeriQuest share prices before and after the letter of intent announcement and before and after the announcement of the definitive agreement and also at September 2, 1994. Such analysis is set forth below and indicates that at each of such dates, the transaction represents a premium to the trading value of Robec Common Stock.

                              AMERIQUEST                               VALUE TO ROBEC WITH
                                SHARE                   VALUE TO ROBEC AMERIQUEST AT $3.00
    DATE    ROBEC SHARE PRICE   PRICE    EXCHANGE RATIO   PER SHARE         PER SHARE
    ----    ----------------- ---------- -------------- -------------- -------------------
   6/23/94       $0.750         $3.125      0.63075         $1.971           $1.892
   6/29/94       $0.875         $3.250      0.63075         $2.050           $1.892
   7/8/94        $1.875         $3.625      0.63075         $2.286           $1.892
   8/5/94        $1.500         $4.000      0.63075         $2.523           $1.892
   8/11/94       $1.688         $3.625      0.63075         $2.286           $1.892
   8/19/94       $1.938         $3.750      0.63075         $2.365           $1.892
   9/2/94        $1.875         $3.500      0.63075         $2.208           $1.892

    Compass also prepared an analysis which is included in the above table assuming an exchange ratio of $3.00 per share, in accordance with the provision in the Amended Agreement which provides for additional shares to be issued to Robec shareholders if the price of AmeriQuest Common Stock on the business day prior to the Effective Date is less than $3.00 per share. Compass noted that, based upon Robec's stock price of $ 7/8 prior to the announcement of the letter of intent, Robec shareholders were receiving premiums based on AmeriQuest's stock price at September 2, 1994 ($3 1/2) of 152.4% at the exchange ratio and 116.0% at the $3.00 price. When calculated at Robec's share price before the announcement of the definitive agreement ($1 11/16), those premiums were 30.8% and 12.0%, respectively. Furthermore, Compass noted that, while the premium had narrowed at September 2, 1994, when Robec stock traded at $1 7/8, it was still at 17.8% at AmeriQuest's actual price ($3 1/2) and 0.8% at the $3.00 price.

     Contribution Analysis.

    Compass analyzed Robec's percentage contribution to 1994 projected EBIT, 1995 projected EBIT, 1994 projected revenues based upon pro forma projected combined financial results of AmeriQuest, Robec and Kenfil, and also analyzed Robec's contribution to shareholders' equity. Compass noted that, following the Merger, the Robec shareholders would hold 14.8% of AmeriQuest Common Stock. Their contribution to 1994 projected EBIT would be negative, to 1995 projected EBIT would be 18.6%, to 1994 projected revenue would be 41.2%, and to shareholders' equity would be 26.7%. Compass noted that the market did not value Robec's prospective earnings, revenues or equity at the same multiples as it did for AmeriQuest, and noted that if such respective contributions were weighted in accordance with the multiples accorded by the market to Robec and AmeriQuest, respectively, Robec's contribution would be 6.9% of the total. Accordingly, Compass concluded that, when taking the market's valuation of such parameters into consideration, the proposed exchange ratio gives Robec's shareholders a participation in AmeriQuest's equity (14.8%) that represents a 114% premium over their contribution to pro forma combined results (6.9%).

     Conclusion.

    Based upon its analyses and assumptions, Compass concluded that as of September 20, 1994, the Merger was fair, from a financial point of view, to Robec's shareholders.

    Compass, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, employee benefit plans and valuations for corporate, estate and other purposes.

    Robec has agreed to pay Compass a fee of $30,000. Robec has also agreed to reimburse Compass for its reasonable out-of-pocket expenses up to $1,000, including all reasonable fees and disbursements of counsel, and to indemnify Compass and certain related persons against certain liabilities relating to or arising out of its engagement, including certain liabilities under the federal securities laws. The fee is payable to Compass without regard to the opinion rendered by Compass and whether or not the Merger is consummated.

DISSENTERS APPRAISAL RIGHTS

  For purposes of this discussion of appraisal rights, the term "Company" means Robec and, after the Effective Date, the Surviving Corporation.

  Pursuant to the Plan of Merger and the BCL, holders of Robec Common Stock will have dissenters rights in connection with the Merger under BCL Subchapter 15D ("Subchapter 15D"), a copy of which is attached as Appendix IV to this Prospectus/Proxy Statement, and may object to the Plan of Merger and demand in writing that the Company pay them the fair value of their Robec Common Stock.

  Failure by any dissenting shareholder to comply with any procedure required by Subchapter 15D may cause a termination of such shareholder's dissenters rights. The Company will not give any notice of the following requirements other than as described in this Prospectus/Proxy Statement and as required by the BCL.

  A holder of record of Robec Common Stock may assert dissenters rights as to fewer than all of the shares of Robec Common Stock registered in such holder's name only if the holder dissents with respect to all of the Robec Common Stock beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf the holder dissents. In that event, the holder's rights shall be determined as if the shares as to which the holder has dissented and the other shares were registered in the names of different holders. A beneficial owner of shares of Robec Common Stock who is not also the record holder of such shares may assert dissenters rights with respect to shares held on such owner's behalf and shall be treated as a dissenting shareholder under the terms of Subchapter 15D if the beneficial owner submits to the Company, not later than the time of filing the Notice of Intention to Dissent (as defined below), a written consent of the record holder. Such beneficial owner may not dissent with respect to less than all shares of Robec Common Stock beneficially owned by such beneficial owner.

  Holders of Robec Common Stock (or beneficial owners thereof as provided above) who follow the procedures of Subchapter 15D as outlined below will be entitled to receive from the Company the fair value of their shares of Robec Common Stock immediately before the Effective Date, taking into account all relevant factors but excluding any appreciation or depreciation in anticipation of the effectuation of the Plan of Merger. Holders of Robec Common Stock (or beneficial owners thereof) who elect to exercise their dissenters rights must comply with all of the following procedures to preserve those rights.

  Holders of Robec Common Stock (or beneficial owners thereof) who wish to exercise dissenters rights must file a written notice of intention to demand the fair value of their shares of Robec Common Stock if the Merger is effectuated (the "Notice of Intention to Dissent"). Such dissenters must file the Notice of Intention to Dissent with the Secretary of the Company prior to the vote by Robec shareholders on the Plan of Merger; they must make no change in their beneficial ownership of Robec Common Stock from the date of filing until the Effective Date; and they must refrain from voting their Robec Common Stock for the approval and adoption of the Plan of Merger. The Notice of Intention to Dissent must be in addition to and separate from any proxy or vote against the Plan of Merger.

  If the Plan of Merger is approved and adopted by the required vote at the Special Meeting, the Company will mail a notice (the "Notice of Approval") to all dissenters who filed a Notice of Intention to Dissent prior to the vote on the Plan of Merger and who refrained from voting for the approval and adoption of the Plan of Merger. The Company expects to mail the Notice of Approval promptly after effectuation of the Merger. The Notice of Approval will state where and when (the "Demand Deadline") a demand for payment must be sent and certificates for shares of Robec Common Stock must be deposited in order to obtain payment; it will supply a form for demanding payment (the "Demand Form") which includes a request for certification of the date on which the holder, or the person on whose behalf the holder dissents, acquired beneficial ownership of the shares of Robec Common Stock; and it will be accompanied by a copy of Subchapter 15D. Dissenters must ensure that the Demand Form and their certificates for shares of Robec Common Stock are received by the Company on or before the Demand Deadline. All mailings to the Company are at the risk of the dissenter. However, the Company recommends that the Notice of Intention to Dissent, the Demand Form and the holder's share certificates be sent by certified mail.

  Any holder (or beneficial owner) of Robec Common Stock who fails to file a Notice of Intention to Dissent, fails to complete and return the Demand Form, or fails to deposit share certificates with the Company, each within the time periods provided above, will lose the holder's (or beneficial owner's) dissenters rights under Subchapter 15D. A dissenter will retain all rights of a shareholder, or beneficial owner, as the case may be, until those rights are modified by effectuation of the Plan of Merger.

  Upon timely receipt of the completed Demand Form, the Company is required by the BCL either to remit to dissenters who have returned the Notice of Intention to Dissent and the completed Demand Form and have deposited their certificates, the amount the Company estimates to be the fair value for their shares or to give written notice that no such remittance will be made. The Company does not intend to make payment of any part of the amounts payable to dissenters until the fair value of the Robec Common Stock affected by the Merger has been finally determined. The remittance or notice will be accompanied by:

    (1) the closing balance sheet and statement of income of the Company for the fiscal year ended December 31, 1993, together with the latest available interim financial statements;

    (2) a statement of the Company's estimate of the fair value of the Robec Common Stock (the "Company's Estimate"); and

    (3) a notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of Subchapter 15D.

  If the Company does not remit the amount of its estimate of fair value of the Robec Common Stock, it will return any certificates that have been deposited, and may make a notation on any such certificates that a demand for payment in accordance with Subchapter 15D has been made. If shares carrying such notation are thereafter transferred, each new certificate issued therefor may bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares will not acquire by such transfer any rights in the Company other than those which the original dissenter had after making demand for payment of their fair value.

  After the Company gives notice of the Company's Estimate, without remitting that amount, and if the dissenter believes that the Company's Estimate is less than the fair value of the shares, the dissenter may send to the Company the dissenter's own estimate (the "Holder's Estimate") of the fair value of the shares as contemplated by BCL (S) 1578, which will be deemed a demand for payment of the amount of the Holder's Estimate. If a dissenter does not file a Holder's Estimate within 30 days after the mailing by the Company of its remittance or notice, the dissenter will be entitled to more than the Company's Estimate.

  If, within 60 days after the Effective Date or after the timely receipt by the Company of any Holder's Estimate, whichever is later, any demands for payment remain unsettled, the Company may file in the Court of Common Pleas of Montgomery County, Pennsylvania an application for relief requesting that the fair value of the Robec Common Stock be determined by the court. There is no assurance that the Company will file such an application. All dissenters, wherever residing, whose demands have not been settled will be made parties to any such appraisal proceeding. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. Each dissenter who is made a party will be entitled to recover the amount by which the fair value of the dissenter's Robec Common Stock is found to exceed the amount, if any, previously remitted, plus interest. Interest shall be payable from the Effective Date until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the Company on its principal line of credit. If the Company fails to file an application for relief, any dissenter who has made a demand and who has not already settled the dissenter's claim against the Company may do so in the name of the Company at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the Company's Estimate and no more, and may bring an action to recover any amount thereof not previously remitted.

  The costs and expenses of such court proceedings, including the reasonable compensation and expenses of the appraiser appointed by the court, will be determined by the court and assessed against the Company, except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment the court finds to be dilatory or in bad faith. Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the Company, and in favor of any or all dissenters, if the Company fails to comply substantially with the requirements of Subchapter 15D. Such fees and expenses may be assessed against either the Company or a dissenter, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory manner. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the Company, it may award such counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

  Under the BCL, a shareholder of the Company has no right to obtain, in the absence of fraud or fundamental unfairness, an injunction against the Merger, nor any right to valuation and payment of the fair value of the holder's shares because of the Merger, except to the extent provided by the dissenters rights provisions of Subchapter 15D. The BCL also provides that absent fraud or fundamental unfairness, the rights and remedies provided by Subchapter 15D are exclusive.

  The foregoing description of the rights of dissenters under Subchapter 15D should be read in conjunction with Appendix IV to this Prospectus/Proxy Statement, and is qualified in its entirety by the provisions of Subchapter 15D.

CERTAIN ANTITRUST MATTERS

  Pursuant to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Company and AmeriQuest each filed a Notification and Report Form for review under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the U.S. Department of Justice (the "Antitrust Division"). The parties requested and were granted early termination of the waiting period under the HSR Act with respect to such filing on August 26, 1994. Even though the HSR Act waiting period has expired, either the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking divestiture of substantial assets of Robec or AmeriQuest. AmeriQuest does not believe that consummation of the Merger will result in a violation of any applicable antitrust laws. However, there can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, of the result.

INTEREST OF CERTAIN PERSONS IN THE MERGER

  AmeriQuest has appointed Robert H. Beckett, who is currently the Chairman, Chief Executive Officer and President of Robec and a Principal Shareholder, to the Board of Directors of AmeriQuest and has agreed to nominate him for re-election at each of the next two annual meetings of AmeriQuest stockholders. In addition, Robert H. Beckett, Robert S. Beckett and Alexander C. Kramer, Jr. will continue to serve as officers of the Surviving Corporation and Robert H. Beckett and Robert S. Beckett will continue to serve as directors of the Surviving Corporation.

  AmeriQuest has entered into agreements with Robert H. Beckett, Robert S. Beckett and Alexander C. Kramer, Jr. that provide for their employment by the Company for a two-year period following the Exchange at a base salary of not less than $196,000, $150,000 and $150,000 per year, respectively.

  The Amended Agreement also provides for certain indemnification rights for the Principal Shareholders and the officers and directors of Robec. See "The Amended Agreement--Indemnification; Insurance." In addition, the Principal Shareholders have been granted certain registration rights by AmeriQuest. See "Information Regarding the Merger--The Amended Agreement--Registration Rights."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

FEDERAL TAX MATTERS

  The following summary is a general discussion of the material Federal income tax consequences to Robec's shareholders receiving AmeriQuest Common Stock in the Merger and to Robec and AmeriQuest. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements, judicial decisions and existing Treasury Regulations as of the date hereof, all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of this summary. In the opinion of
Arthur Andersen LLP (see Exhibit     for complete opinion), the discussion
below, insofar as it relates to matters of the Federal income tax consequences to Robec shareholders receiving AmeriQuest Common Stock in the Merger, is an accurate summary of such matters. Arthur Andersen's opinion is based upon its best judgment on the application of current law to the facts of the Merger and is not binding on the courts.

  The following discussion does not consider the tax consequences of the Merger under state, local or foreign tax law. The discussion also does not discuss all aspects of income taxation that may be relevant to a particular Robec shareholder or to certain types of shareholders such as financial institutions, broker-dealers, life insurance companies, tax-exempt organizations, investment companies and other special status taxpayers.

  EACH ROBEC SHAREHOLDER IS STRONGLY URGED TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER.

TAX CONSEQUENCES TO ROBEC SHAREHOLDERS

  REORGANIZATION. The Exchange and the Merger qualify as a tax-free reorganization under Section 368 of the Code, which requires in general that the consideration issued by AmeriQuest to the holders of Robec Common Stock be stock of AmeriQuest. The AmeriQuest Common Stock initially issued in the Exchange and the Merger will qualify as stock. Notwithstanding the lack of compliance with all of the Service's advance ruling guidelines, Arthur Andersen LLP has concluded that there is substantial authority for the treatment of the Exchange and Merger as a tax-free reorganization, and Arthur Andersen LLP also believes this treatment is more likely than not proper. If the Exchange and Merger qualify as a tax-free reorganization, no gain or loss will be recognized by a Robec shareholder who receives AmeriQuest Common Stock in the Merger.

  BASIS. Shareholders of Robec will take a basis in their new AmeriQuest shares equal to the basis in their Robec Shares.

  RECEIPT OF CASH IN LIEU OF FRACTIONAL SHARES. The receipt of cash in lieu of any fractional shares of Robec Common Stock pursuant to the Merger will not affect the question whether the Merger qualifies as a tax-free reorganization. However, the receipt of such cash will be treated as a taxable redemption in which the recipient shareholder will recognize gain or loss equal to the difference between the amount of cash received and the shareholder's basis in such fractional share.

TAX CONSEQUENCES TO ROBEC AND AMERIQUEST

  No gain or loss will be recognized by either Robec or AmeriQuest in the Merger. Robec will retain its historic basis and holding period in its assets after the Merger. The basis of AmeriQuest in its stock of Surviving Corporation immediately after the Merger will be equal to the basis of all Robec shareholders, including AmeriQuest, in their shares of Robec Common Stock immediately prior to the Effective Date. In addition, the tax attributes, if any, of Robec will carry over. If it has not occurred prior to the Merger, the Merger itself will likely cause a "change of ownership" to both Robec and AmeriQuest (as defined by Section 382). Because of this, the future utilization of certain tax attributes, if any, that were generated before the change of ownership, including net operating loss carryovers, may be restricted.

INFORMATION REPORTING

  Treasury Regulations require that every taxpayer who receives stock in connection with a corporate reorganization must file with his or her income tax return a statement of facts pertinent to the nonrecognition of gain or loss upon the transaction, including (i) a statement of the basis of the stock transferred in the transaction and (ii) a statement of the fair market value of the stock received in the transaction. In addition, taxpayers are required to maintain permanent records with respect to the foregoing information. Robec shareholders will be required to comply with these requirements.

BACKUP WITHHOLDING

  Under the backup withholding rules of the Code, a Robec shareholder may be subject to backup withholding with respect to payments of cash in lieu of fractional shares. To prevent such backup withholding, a Robec shareholder must, unless an exception applies under the applicable law and regulations, provide the payor of such cash with such shareholder's correct taxpayer identification number ("TIN") on a Substitute Form W-9 and certify under penalties of perjury that such number is correct and that such shareholder is not subject to backup withholding. A Substitute Form W-9 will be provided to each Robec shareholder in a letter of transmittal to be mailed to each shareholder by AmeriQuest. If the correct TIN and certifications are not provided, a $50 penalty may be imposed on the shareholder by the Service and payments of cash to such shareholder may be subject to backup withholding at a rate of 31%.

ACCOUNTING TREATMENT

  The Merger will be accounted for by AmeriQuest as a reorganization of unaffiliated companies and recorded as a purchase by AmeriQuest for accounting and financial reporting purposes.

THE PLAN OF MERGER

  The following description of the Plan of Merger does not purport to be complete and is qualified in its entirety by reference to the Plan of Merger, a copy of which is attached as Appendix I hereto and incorporated herein by prior reference. Robec shareholders are urged to read the Plan of Merger carefully and in its entirety.

  THE MERGER. The Plan of Merger provides that AmeriQuest Sub will be merged with and into Robec in accordance with Pennsylvania law, whereupon the separate existence of AmeriQuest Sub will cease and Robec will survive the Merger as the Surviving Corporation. On the Effective Date, the conversion of Robec Common Stock and the conversion of shares of the common stock of AmeriQuest Sub pursuant to the Plan of Merger will be effected as described below.

  EFFECTIVE DATE. Following the adoption of the Plan of Merger and subject to the satisfaction or waiver of all other conditions to closing contained in the Amended Agreement discussed below under "The Amended Agreement--Conditions to Consummation of the Merger," the Merger will become effective on the Effective Date. The Articles of Merger will be filed as soon as practicable after all conditions contemplated by the Amended Agreement have been satisfied or waived.

  TERMS OF THE MERGER. At the Effective Date:

    (i) except for shares of Robec Common Stock owned by AmeriQuest on the Effective Date which shall be cancelled in the Merger, each share of Robec Common Stock then issued and outstanding, other than shares owned by Robec shareholders who perfect their statutory dissenters rights, shall be converted into .63075 shares of AmeriQuest Common Stock; provided, however, that in the event the closing price of AmeriQuest Common Stock on the New York Stock Exchange on the business day prior to the Effective Date as reported in the Wall Street Journal is less than $3.00 per share, each such share of Robec Common Stock shall be converted into the number of shares of AmeriQuest Common Stock equal to the product of (i) .63075 multiplied by
  (ii) a quotient, the numerator of which is $3.00 and the denominator of which is the Closing Date Market Price; and

    (ii) each issued and outstanding share of the capital stock of AmeriQuest Sub shall be converted into one share of common stock, par value $.01 per share, of the Surviving Corporation.

  Robec shareholders will not be issued fractional shares in connection with the Merger. Instead, each Robec shareholder who would otherwise have been entitled to a fraction of a share of AmeriQuest Common Stock will receive, at such time as the holder receives stock certificates representing shares of AmeriQuest Common Stock, an amount of cash equal to the per share market value of the AmeriQuest Common Stock (based on the closing price of AmeriQuest Common Stock on the Effective Date) multiplied by the fraction of a share of AmeriQuest Common Stock to which such holder would otherwise be entitled. On and after the Effective Date, the holder of a certificate representing Robec Common Stock shall cease to have any rights as a shareholder of Robec, except for the right to surrender his or her certificate in exchange for payment of the consideration to be received by such holder of Robec Common Stock in the Merger (the "Merger Consideration").

  PAYMENT OF MERGER CONSIDERATION. AmeriQuest will deposit the Merger Consideration with the Exchange Agent. After the Effective Date, each Robec shareholder will be entitled to receive, upon surrender to the Exchange Agent of one or more certificates representing Robec Common Stock, certificates representing the number of shares of AmeriQuest Common Stock into which such shares were converted in the Merger and cash in consideration of fractional shares, as described above. AmeriQuest Common Stock into which Robec Common Stock will be converted in the Merger shall be deemed to have been issued on the Effective Date.

  In the event that any certificates representing shares of AmeriQuest Common Stock are to be delivered to or issued in a name other than that in which the certificates representing shares of Robec Common Stock surrendered in exchange therefor are registered, there shall be as conditions of such exchange that the person requesting such exchange pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of AmeriQuest Common Stock in a name other than that of the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable, that the certificates so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise be in proper form for transfer and that such transfer otherwise be proper.

  DETAILED INSTRUCTIONS, INCLUDING A TRANSMITTAL LETTER, AS TO THE METHOD OF EXCHANGING CERTIFICATES FORMERLY REPRESENTING SHARES OF ROBEC COMMON STOCK FOR CERTIFICATES REPRESENTING SHARES OF AMERIQUEST COMMON STOCK WILL BE MAILED TO ROBEC SHAREHOLDERS PROMPTLY FOLLOWING THE EFFECTIVE DATE. ROBEC SHAREHOLDERS SHOULD NOT SEND CERTIFICATES REPRESENTING THEIR SHARES TO ROBEC OR TO THE EXCHANGE AGENT PRIOR TO RECEIPT OF SUCH INSTRUCTIONS AND THE TRANSMITTAL LETTER.

  SURVIVING PROVISIONS. The Articles of Incorporation and By-laws of AmeriQuest Sub will be the Articles of Incorporation and By-laws of the Surviving Corporation, except that the name of the Surviving Corporation shall be "AmeriQuest/Robec, Inc." The initial directors and officers of the Surviving Corporation shall be as follows:

      Harold L. Clark          Director, Chairman of the Board
      Robert H. Beckett        Director, President and Chief Executive Officer
      Robert S. Beckett        Director, Vice President and Chief Operating
                                Officer
      Stephen G. Holmes        Director, Executive Vice President,
                                Secretary/Treasurer and Chief Financial Officer
      Alexander C. Kramer, Jr. Vice President--Operations

  DISSENTING SHARES. The Plan of Merger provides that shares of Robec Common Stock that are outstanding immediately prior to the Effective Date and that are held by shareholders, if any, who are entitled to assert a right to dissent from the Merger and who demand and validly perfect their rights to receive the "fair value" of their shares with respect to the Merger under Section 1574 of the BCL (the "Dissenting Shares") shall be entitled solely to the payment of the "fair value" of such shares in accordance with the provisions of the BCL; except that (i) if such demand to receive "fair value" shall be withdrawn upon the consent of the Surviving Corporation, (ii) if the Plan of Merger shall be terminated, or the Merger shall not be consummated, (iii) if no demand or petition for the determination of "fair value" by a court shall have been made or filed within the time provided in the provisions of the BCL or (iv) if a court of competent jurisdiction shall determine that such holder of Dissenting Shares is not entitled to the relief provided by the provisions of the BCL, then the right of such holder of Dissenting Shares to be paid the "fair value" of his or her shares of Robec Common Stock shall cease and with respect to clauses (i), (iii) and (iv) above, such Dissenting Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Date, the right to receive the Merger Consideration with respect thereto, without any interest thereon, and with respect to clause (ii) above, the status of such shareholder shall be restored retroactively without prejudice to any corporate proceeding which may have been taken during the interim. See "Dissenters Appraisal Rights" and a copy of the text of Subchapter 15D of the BCL attached as Annex III to this Prospectus/Proxy Statement.

THE AMENDED AGREEMENT

  THE EXCHANGE. The Amended Agreement provides for the acquisition of Robec by AmeriQuest in a two-stage transaction: a share exchange between AmeriQuest and the Principal Shareholders to be followed at a later date by the Merger. In each stage, the holders of Robec Common Stock receive the same per share consideration. Pursuant to the Amended Agreement, the first stage Exchange occurred on September 22, 1994. AmeriQuest has agreed with respect to the shares of Robec Common Stock obtained in the Exchange that prior to the Effective Date it will (i) not sell, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement with respect to the sale, transfer, pledge, assignment or other disposition of, any shares of Robec Common Stock acquired in the Exchange except to a wholly-owned subsidiary of AmeriQuest and (ii) vote all shares of Robec Common Stock owned by it on the Record Date at any annual or special meeting of the shareholders of Robec (a) in favor of the Plan of Merger, (b) against any action or agreement which would result in a breach of a representation, warranty or covenant of Robec in this Agreement or which would otherwise impede, interfere with or attempt to discourage the Merger and (c) against the nomination or election of any director other than the current directors of Robec or any successor nominated by them. As a result of the Exchange, AmeriQuest now owns 50.1% of the outstanding shares of Robec Common Stock.

  ROBEC STOCK OPTIONS. The Amended Agreement provides that on the Effective Date, AmeriQuest will offer to exchange for each of the then-outstanding options to purchase Robec Common Stock (collectively, the "Robec Options"), including, without limitation, all outstanding options granted under Robec's 1989 Stock Option Plan, as amended (the "Robec Plan"), as well as any then outstanding Robec Options not granted under the Robec Plan, an option to purchase that number of shares of AmeriQuest Common Stock (collectively, the "AmeriQuest Options") determined by multiplying the number of shares of Robec Common Stock subject to such Robec Option on the Effective Date by the Exchange Ratio, at an exercise price per share of AmeriQuest Common Stock equal to the exercise price per share of such Robec Option divided by the Exchange Ratio. AmeriQuest will cause the AmeriQuest Common Stock issuable upon exercise of the AmeriQuest Options to be registered within 20 days after the Effective Date and will use its best efforts to maintain the effectiveness of such registration statement or registration statements for so long as any such AmeriQuest Options shall remain outstanding, and AmeriQuest will reserve a sufficient number of shares of AmeriQuest Common Stock for issuance upon exercise of the AmeriQuest Options.

  REPRESENTATIONS AND WARRANTIES; CONDUCT OF BUSINESS PENDING THE MERGER. The Amended Agreement contains various representations and warranties of AmeriQuest and Robec relating to, among other things, the following matters (which representations and warranties are subject, in certain cases, to specified exceptions): (i) the due incorporation, power and standing of, and similar corporate matters with respect to, each of Robec and AmeriQuest; (ii) the absence of any conflict with each of Robec's and AmeriQuest's articles and certificate of incorporation and bylaws, respectively, and compliance with applicable laws; (iii) each of Robec's and AmeriQuest's capitalization; (iv) the authorization, execution, delivery, performance and enforceability of the Amended Agreement by each such party and of the transactions contemplated thereby; (v) reports and other documents filed with the SEC and other regulatory authorities and the accuracy of the information contained therein;
(vi) the absence of certain litigation or other proceedings; (vii) the absence of any governmental or regulatory authorization, consent or approval required to consummate the Merger; (viii) the absence of any material default under agreements; (ix) the absence of any tax delinquencies; (x) the compliance of financial statements with applicable accounting requirements and their preparation in accordance with generally accepted accounting principles applied on a consistent basis, fairly presenting the consolidated financial position of such companies and each of their consolidated subsidiaries and the consolidated results of their operations and cash flows for the applicable periods; and (xi) the absence of undisclosed liabilities. The representations and warranties of AmeriQuest shall be true as of the Effective Date and shall survive the Effective Date. The representations and warranties of Robec did not survive the closing of the Exchange and are therefore of no further force or effect. In addition, pursuant to the Amended Agreement, AmeriQuest has agreed to carry on its business, prior to the Effective Date, in the usual and ordinary course, and has agreed that certain material transactions prior to the Effective Date require the written consent of Robec.

  CONDITIONS TO CONSUMMATION OF THE MERGER. The obligations of AmeriQuest and Robec to consummate the Merger are subject to the satisfaction of two conditions: (i) the approval and adoption of the

Plan of Merger by the shareholders of Robec and (ii) that no preliminary or permanent injunction or other order shall have been issued by any federal or state court which remains pending and prevents the consummation of the Merger. In addition, the obligation of Robec to consummate the Merger is subject to the satisfaction of certain other conditions, including: (i) the Registration Statement of which this Prospectus/Proxy Statement is a part shall have been declared effective by the SEC and not be the subject of any stop order or any other proceeding by the SEC which would bring into question the accuracy and adequacy of the disclosures contained herein; (ii) the AmeriQuest Common Stock to be issued in connection with the Merger shall have been approved for listing on the NYSE subject to official notice of issuance; and (iii) the representations and warranties of AmeriQuest contained in the Amended Agreement shall be true on and as of the Effective Date, as if made on that date, except for any variation permitted by the Amended Agreement, and AmeriQuest shall have performed all material covenants and obligations and complied with all material conditions required by the Amended Agreement to be performed or complied with by it prior to the Effective Date.

  INDEMNIFICATION; INSURANCE. The Amended Agreement provides that the Articles of Incorporation of the Surviving Corporation shall contain the provisions with respect to indemnification that were included in the Articles of Incorporation of Robec on the date of the Amended Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Date in any manner that would adversely affect the rights thereunder of individuals who at the Effective Date were directors, officers, employees or agents of Robec, unless such modifications are required by law. After the Effective Date (and with respect to the Principal Shareholders, after the Exchange), AmeriQuest and the Surviving Corporation shall, to the fullest extent permitted under applicable law or under AmeriQuest's or the Surviving Corporation's Certificate or Articles of Incorporation or By-Laws, indemnify and hold harmless each present and former director and officer of Robec, and to the fullest extent permitted under applicable law, each Principal Shareholder (collectively, the "Indemnified Parties"), against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission occurring prior to the Effective Date, or arising out of or pertaining to the transactions contemplated by the Amended Agreement (collectively, "Damages"), for a period of six years after the execution of the Amended Agreement. Furthermore, after such six year period, AmeriQuest and the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify and hold harmless the Principal Shareholder in their capacity as shareholders against any Damages arising out of or pertaining to the transactions contemplated by the Amended Agreement. For a period of two years after the Effective Date, AmeriQuest shall cause the Surviving Corporation to use its best efforts to maintain in effect, if available, directors' and officers' liability insurance coverage for those persons who were previously covered by Robec's directors' and officers' liability insurance policy on terms comparable to those applicable to the directors and officers of AmeriQuest as of the execution of the Amended Agreement.

  TERMINATION. The Amended Agreement may only be terminated: (i) by mutual agreement of Robec and AmeriQuest; (ii) by Robec, if there has been a breach by AmeriQuest of any representation, warranty, covenant or agreement set forth in the Amended Agreement on the part of AmeriQuest which has or can reasonably be expected to have a material adverse effect on AmeriQuest and which AmeriQuest fails to cure prior to the Effective Date (except that no cure period shall be provided for a breach by AmeriQuest which by its nature cannot be cured); or
(iii) by Robec if the Merger shall not have occurred on or prior to December 31, 1994. Thus, the Amended Agreement may not be terminated by AmeriQuest without the consent of Robec.

  AMENDMENT; WAIVER. The Amended Agreement provides that it may be amended by the parties thereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval thereof by the shareholders of Robec, but, after such approval, no amendment shall be made which changes the Exchange Ratio or which in any way materially adversely affects the rights of such shareholders, without such further approval of such shareholders. Any failure by Robec to comply with any of its respective obligations, agreements or covenants set forth in the Amended Agreement may be expressly waived in writing by AmeriQuest. Any amendment to the Amended Agreement by Robec shall require, in addition to any other approval required by applicable law or Robec's charter documents, the approval of a majority of the Robec directors who were directors of Robec prior to the Exchange.

  REGISTRATION RIGHTS. Pursuant to the Amended Agreement and the terms of a Registration Rights Agreement by and between AmeriQuest and each of the Principal Shareholders, AmeriQuest shall, at its sole expense, prepare and file a registration statement on Form S-3 under the Securities Act for use by the Principal Shareholders with respect to the shares of AmeriQuest Common Stock which they received in connection with the Exchange and which they will receive in connection with the Merger, and shall have the S-3 Registration Statement declared effective as soon as practicable. Further, AmeriQuest shall maintain the effectiveness of the S-3 Registration Statement until such time as such shares of AmeriQuest Common Stock are no longer deemed to be "restricted securities" as defined in Rule 144(a)(3) promulgated under the Securities Act. Should any Principal Shareholder thereafter still be deemed to be an "affiliate" of AmeriQuest, AmeriQuest shall continue to maintain the effectiveness of such S-3 Registration Statement for the benefit of such "affiliate(s)" until such Principal Shareholder shall no longer be deemed an "affiliate."

                        PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial statements reflect the acquisition of 49 percent of Robec's Common Stock not owned by AmeriQuest, the acquisition of NCD and the $18 million advance of Computer 2000. The unaudited pro forma condensed combined statement of income combines the results of operations of AmeriQuest, Robec and NCD for the twelve months ended June 30, 1994 and the three months ended September 30, 1994 giving effect to the acquisitions as if they had occurred on July 1, 1993. The historical statement of income for Robec includes its results prior to its acquisition by AmeriQuest. The unaudited pro forma condensed combined balance sheet data combines the balance sheets of AmeriQuest and NCD as of September 30, 1994, giving effect to the acquisition as if it had occurred on that date. The acquisitions are accounted for under the purchase method of accounting. The pro forma information is not necessarily indicative of the operating results or financial position that would have occurred had the merger been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operations results or financial position.

                        PRO FORMA FINANCIAL INFORMATION
                                  (UNAUDITED)

  The following unaudited pro forma condensed combined financial statements reflect the proposed Merger under the purchase method of accounting.

                 AMERIQUEST TECHNOLOGIES, INC. AND SUBSIDIARIES
                       PRO FORMA CONDENSED BALANCE SHEET

                         SEPTEMBER 30, 1994 (UNAUDITED)
                      (DOLLARS IN THOUSANDS EXCEPT SHARES)

                             AMERIQUEST               PRO FORMA       PRO FORMA
                         TECHNOLOGIES, INC.   NCD    ADJUSTMENTS       COMBINED
                         ------------------ -------  -----------      ----------
ASSETS
CURRENT ASSETS
 Cash...................     $    1,378     $   127    $ 3,608 (G)(H) $    5,113
 Accounts receivable,
  net...................         42,687      21,203        --             63,890
 Inventories............         47,291      27,369        --             74,660
 Income taxes
  receivable............            --           24        --                 24
 Prepaid expenses and
  other.................          1,668       1,920        --              3,588
                             ----------     -------    -------        ----------
   Total current assets.         93,024      50,643      3,608           147,275
PROPERTY AND EQUIPMENT,
 NET....................          5,831         965        --              6,796
INTANGIBLE ASSETS, NET..          6,426          56      8,934 (G)(H)     15,416
OTHER ASSETS............          1,449         695        --              2,144
                             ----------     -------    -------        ----------
                             $  106,730     $52,359    $12,542        $  171,631
                             ==========     =======    =======        ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts payable.......     $   29,722     $27,715        --         $   57,437
 Notes payable..........         43,211      20,593    (11,287)(G)(H)     52,517
 Other..................          5,358          54      2,954 (G)(H)      8,366
                             ----------     -------    -------        ----------
   Total current
    liabilities.........         78,291      48,362     (8,333)          118,320
                             ----------     -------    -------        ----------
LONG-TERM DEBT..........            --        2,737     (2,737)              --
OTHER NONCURRENT
 LIABILITIES............            --          --         --                --
DEFERRED INCOME TAXES...            267                                      267
STOCKHOLDERS' EQUITY
 Preferred stock, $.01
  par value; authorized
  10,000,000 shares;
  no shares issued and
  outstanding...........            --          --         --                --
 Common stock, $.01 par
  value; authorized
  30,000,000 shares;
  issued and
  outstanding
  17,136,935 shares.....            171         --         115 (G)(H)        286
 Common stock, $.01 par
  value; authorized
  10,000,000 shares;
  issued and
  outstanding 4,599,180
  shares................            --          --         --                --
 Common stock, $.01 par
  value; authorized
  10,000,000 shares;
  issued and
  outstanding 195
  shares................            --          --         --                --
 Additional paid-in
  capital...............         43,683       2,096     22,661 (G)(H)     68,440
 Retained deficit.......        (15,682)       (836)       836 (G)(H)    (15,682)
                             ----------     -------    -------        ----------
   Total stockholders'
    equity..............         28,172       1,260     23,612            53,044
                             ----------     -------    -------        ----------
                             $  106,730     $52,359    $12,542        $  171,631
                             ==========     =======    =======        ==========
OUTSTANDING COMMON
 SHARES.................     17,136,935                               28,649,810
                             ==========                               ==========

                         AMERIQUEST TECHNOLOGIES, INC.
           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                          FOR YEAR ENDED JUNE 30, 1994
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                              AMERIQUEST      KENFIL    ROBEC               PRO FORMA    PRO FORMA
                          TECHNOLOGIES, INC.   INC.      INC.      NCD     ADJUSTMENTS    COMBINED
                          ------------------ --------  --------  --------  -----------   ----------
NET SALES...............      $  87,593      $138,759  $168,446  $218,808    $  --  (E)    $613,606
COST OF SALES...........         75,023       128,843   155,836   202,114       --          561,816
                              ---------      --------  --------  --------    ------      ----------
 Gross profit...........         12,570         9,916    12,610    16,694       --           51,790
OPERATING EXPENSES
 Selling, general and
  administrative........         14,144        24,653    22,985    13,259     1,095 (B)      76,136
 Restructuring charge
  and earthquake
  loss(D)...............          5,700         3,430       --        --        --            9,130
                              ---------      --------  --------  --------    ------      ----------
 Income (loss) from
  operations............         (7,274)      (18,167)  (10,375)    3,435    (1,095)        (33,476)
OTHER INCOME (EXPENSE)
 Other income...........             31            40       --        --                         71
 Interest expense.......           (728)       (2,626)   (1,613)   (1,908)      930 (C)      (5,945)
                              ---------      --------  --------  --------    ------      ----------
                                   (697)       (2,586)   (1,613)   (1,908)      930          (5,874)
                              ---------      --------  --------  --------    ------      ----------
 Income (loss) before
  taxes.................         (7,971)      (20,753)  (11,988)    1,527      (165)        (39,350)
PROVISION FOR INCOME
 TAXES..................            --             17      (814)      --        --             (797)
                              ---------      --------  --------  --------    ------      ----------
 Net income (loss)(D)...      $  (7,971)     $(20,770) $(11,174) $  1,527    $ (165)     $  (38,553)(D)
                              =========      ========  ========  ========    ======      ==========
Net income (loss) per
 common share and common
 share equivalent.......      $   (1.33)                                                 $    (1.45)
                              =========                                                  ==========
Common and common
 equivalent shares......      5,973,511                                                  26,652,076
                              =========                                                  ==========

                         AMERIQUEST TECHNOLOGIES, INC.
           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                   FOR THREE MONTHS ENDED SEPTEMBER 30, 1994
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                              AMERIQUEST      ROBEC             PRO FORMA   PRO FORMA
                          TECHNOLOGIES, INC.  INC.      NCD    ADJUSTMENTS   COMBINED
                          ------------------ -------  -------  -----------  ----------
NET SALES...............      $   49,476     $22,351  $61,364     $ --  (E) $  133,191
COST OF SALES...........          44,704      20,366   56,628       --         121,698
                              ----------     -------  -------     -----     ----------
  Gross profit..........           4,772       1,985    4,736       --          11,493
OPERATING EXPENSES
  Selling, general and
   administrative.......           5,225       2,500    3,582       274 (B)     11,581
                              ----------     -------  -------     -----     ----------
  Income (loss) from
   operations...........            (453)       (515)   1,154      (274)           (88)
OTHER INCOME (EXPENSE)
  Other income..........              67         --       --        --              67
  Interest expense......            (727)       (201)    (669)      232 (C)     (1,365)
                              ----------     -------  -------     -----     ----------
                                    (660)       (201)    (669)      232         (1,298)
                              ----------     -------  -------     -----     ----------
  Income (loss) before
   taxes................          (1,113)       (716)     485       (42)        (1,386)
PROVISION FOR INCOME
 TAXES..................             --          --       --        --             --
                              ----------     -------  -------     -----     ----------
  Net income (loss).....      $   (1,113)    $  (716) $   485     $ (42)    $   (1,386)
                              ==========     =======  =======     =====     ==========
Net income (loss) per
 common share and common
 share equivalent.......      $    (0.10)                                   $    (0.05)
                              ==========                                    ==========
Common and common
 equivalent shares......      11,622,873                                    29,691,169
                              ==========                                    ==========

            FOOTNOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF AMERIQUEST TECHNOLOGIES, INC. AND ROBEC INC.

  The following footnotes reflect the assumptions made in the preparation of the Pro Forma Condensed Consolidated Financial Statements.

(A) To effect the purchase of Robec, AmeriQuest will issue approximately 2,800,000 shares of AmeriQuest Common Stock in exchange for 4,459,000 shares of Robec common stock and to eliminate Robec's historical equity. The AmeriQuest Common Stock is assumed to have a market value of $1.75 per share at the time of the transaction for a total purchase price of $4,900,000. Such shares are reflected in the accompanying pro forma financial statements as outstanding Common Stock. No assurance can be given that the number of shares to be issued to the Robec shareholders will not be a greater number than that reflected herein, as the exact number of shares is subject to adjustment based on the market value of AmeriQuest Common Stock on the business day prior to the closing. See "Information Regarding the Merger--The Merger."

(B) To record goodwill amortization over a 10 year life.

(C) Savings of interest expense on notes payable and long-term debt retired through the issuance of AmeriQuest Common Stock, interest ranging from 9.5% to 13.91%. See Footnotes (G) and (H) below.

(D) The restructuring charge of $5,700,000 included in AmeriQuest's historical statement of operations relates principally to the write-off of certain former personal computer joint venture operations. The restructuring charge and earthquake loss of $4,296,000 included in Kenfil's historical financials includes charges of $3,430,000 for losses sustained in the Southern California earthquake and restructuring charges of $866,000 relating to severance costs and lease termination costs. The restructuring charge of $336,000 included in Robec's historical statement of operations relates to a reduction in office and warehouse space.

(E) On July 8, 1994, AmeriQuest reacquired 345,091 shares of its Common Stock from Mr. James D'Jen, a former officer and director of AmeriQuest, as down payment on an obligation of Mr. D'Jen to exchange 350,000 shares of AmeriQuest Common Stock, in exchange for all (100%) of the common stock of AmeriQuest's Singapore subsidiary, CMS Enhancements (S) PTE Ltd. The Singapore subsidiary is a distributor of commodity disk drives. Sales for this Singapore subsidiary approximate $20 million annually, with an approximate breakeven in operating results. Upon the receipt of the balance of the shares due from Mr. D'Jen, AmeriQuest will be divested of its Singapore subsidiary.

(F) During fiscal year 1994 AmeriQuest acquired two companies, the impact of which would be an increase of approximately $20 million in revenues for the six months not reflected in historical results, with an approximate breakeven in operating results.

(G) To effect the purchase of NCD, AmeriQuest issued 1,864,767 shares of AmeriQuest Common Stock plus paid cash of $6,674,263 (including the redemption of subordinated indebtedness of approximately $3 million) in exchange for all 195 outstanding shares of NCD common stock and to eliminate NCD's historical equity. The AmeriQuest Common Stock is assumed to have market value of $1.75 per share at the time of the transaction for a total purchase price, including debt redemption, of $9,937,605. This purchase price exceeds the fair value of the net assets acquired resulting in goodwill of approximately $8.9 million. Such shares are reflected in the accompanying pro forma financial statements as outstanding Common Stock.

(H) The $18 million advanced from Computer 2000 AG to the Company for the purchase of 8.1 million shares of AmeriQuest Common Stock is reflected as equity in the accompanying pro forma financial statements. This transaction is subject to approval by AmeriQuest's shareholders. Computer 2000 has agreed, subject to certain conditions, to invest an additional $32 million for an approximately 51 percent ownership interest in AmeriQuest, including shares already owned by AmeriQuest and assuming consummation of the Merger. See "Businesses of the Companies--Recent Developments." In addition, AmeriQuest completed a private placement of equity securities in October, 1994 providing net proceeds of $3,608,000. The aggregate proceeds were used to fund the cash portion of the NCD purchase price, repayment of notes payable and the redemption of NCD's subordinated indebtedness.

                                 CAPITALIZATION

  The following table sets forth the capitalization of AmeriQuest, as of September 30, 1994, and as adjusted to give effect to the initial Computer 2000 $18 million advance and all acquisitions occurring prior thereto. See "Information Regarding the Merger--The Plan of Reorganization--The Merger-- Terms of the Merger."

                                          HISTORICAL           PRO FORMA(A)
                                      -------------------  --------------------
                                      AMERIQUEST(B)  NCD   ADJUSTMENTS COMBINED
                                      ------------- -----  ----------- --------
Short-term debt, including current
 maturities..........................     $43.2     $20.6    $(11.3)     $52.5
Long-term debt, net of current
 maturities:
  10% junior shareholders' notes due
   1997..............................       0.0       2.7      (2.7)       0.0
                                          -----     -----    ------     ------
    Total long-term debt.............       0.0       2.7      (2.7)       0.0
Shareholders' equity:
  Common Stock.......................       0.2       0.0       0.1        0.3
  Additional paid-in capital.........      43.7       2.1      22.6       68.4
  Retained earnings (deficit)........     (15.7)     (0.8)       .8      (15.7)
                                          -----     -----    ------     ------
   Total shareholders' equity........      28.2       1.3      23.5       53.0
                                          -----     -----    ------     ------
Total capitalization.................     $71.4     $21.9    $ 12.2     $105.5
                                          =====     =====    ======     ======

- --------
(A) Includes the effect of the initial $18 million advance from Computer 2000 AG as equity.

(B) The AmeriQuest historical September 30, 1994 consolidated balance sheet includes the balance sheet of ROBEC.

                   COMPARATIVE MARKET PRICES OF COMMON STOCK

  The following table sets forth the comparative market prices for the shares of Common Stock of AmeriQuest and Robec. The prices for AmeriQuest Common Stock reflect the high and low closing prices reported on the New York Stock Exchange for each calendar quarter since December 31, 1991, while the prices for Robec Common Stock reflect the high and low last sale prices as reported by the Nasdaq National Market System for each calendar quarter since December 31, 1991.

                                                      AMERIQUEST       ROBEC
                                                     ------------- -------------
      1992                                            HIGH   LOW    HIGH   LOW
      ----                                           ------ ------ ------ ------
      First Quarter................................. $3 3/4 $2 3/8 $5 3/4 $3 3/4
      Second Quarter................................    3    1 1/2  5 1/4  2 1/2
      Third Quarter.................................  2 1/4  1 1/4  3 1/4  2 1/4
      Fourth Quarter................................  3 3/4  1 1/2  3 1/4  2 1/4
      1993
      ----
      First Quarter.................................  3 3/8    2    3 1/4  2 3/8
      Second Quarter................................  3 5/8    2    3 1/4  2 3/8
      Third Quarter.................................  3 1/4    2    3 1/4  2 1/4
      Fourth Quarter................................  5 7/8  2 1/2  3 1/4  2 3/8
      1994
      ----
      First Quarter.................................    6    4 1/8  2 7/8  1 1/2
      Second Quarter................................  4 1/8    3    1 7/8    1/2
      Third Quarter.................................  4 1/4  3 1/8  2 1/8  1 1/4
      Fourth Quarter................................  3 3/4  2 7/8  1 7/8 1 9/16

  On January   , 1995, the share price of AmeriQuest Common Stock closed at per share on the New York Stock Exchange and the last sale price of Robec
Common Stock was      per share on the Nasdaq National Market System. On June
29, 1994, the day before the business combination of AmeriQuest and Robec was publicly announced, the share price of AmeriQuest Common Stock closed at $3.25 per share on the New York Stock Exchange and the last sale price of Robec Common Stock was $0.88 per share on the Nasdaq National Market System.

  As of December 30, 1994 Robec had approximately 96 shareholders of record.

                                DIVIDEND POLICY

  Neither AmeriQuest nor Robec has paid a dividend of any kind in the past 5 years. Any declaration of cash or stock dividends will depend upon AmeriQuest's earnings, financial position, dividend restrictions in any credit facility and other relevant factors existing at the time. It is not anticipated that AmeriQuest will pay dividends in the foreseeable future.

                   DESCRIPTION OF CAPITAL STOCK OF AMERIQUEST

GENERAL

  As of December 16, 1994, the authorized capital stock of AmeriQuest consisted of 30,000,000 shares of common stock, par value $.01 per share, of which 19,562,620 shares were outstanding (none of which were held as treasury stock) and 10,000,000 shares of preferred stock, par value $.01 per share, of which no shares were issued and outstanding. Upon consummation of the Merger and after the issuance of 1,397,208 shares to Robec shareholders in connection therewith, approximately 9,040,172 shares of AmeriQuest Common Stock will be available for issuance by AmeriQuest at the discretion of its Board of Directors. All outstanding shares of AmeriQuest Common Stock are, and all shares of AmeriQuest Common Stock issued in connection with the Merger when issued as described herein will be, fully paid, validly issued and non-assessable. Each share of AmeriQuest Common Stock has the same relative right as, and is identical in all respects with, each other share of AmeriQuest Common Stock. The Investment Agreement between AmeriQuest and Computer 2000 provides that Computer 2000 has the right to acquire newly issued shares of AmeriQuest to give Computer 2000 a 51% ownership interest in AmeriQuest, including shares of AmeriQuest Common Stock already owned by Computer 2000, for $50 million, regardless of the total number of shares of AmeriQuest Common Stock outstanding. Accordingly, AmeriQuest is seeking stockholder approval to increase the number of shares of AmeriQuest Common Stock authorized for issuance by AmeriQuest from 30,000,000 shares to 65,000,000 shares.

DIVIDENDS

  AmeriQuest may pay cash dividends if, as and when declared by its Board of Directors, subject to applicable provisions of Delaware law. The holders of AmeriQuest Common Stock will be entitled to receive and to share equally in such dividends as may be declared by the Board of Directors of AmeriQuest out of funds legally available therefor. See "Dividend Policy."

VOTING RIGHTS

  Holders of AmeriQuest Common Stock are entitled to one vote for each share held by them in all matters submitted to the shareholders of AmeriQuest. Holders of AmeriQuest Common Stock do not have cumulative voting rights in the election of directors.

LIQUIDATION

  In the event of a liquidation, dissolution or winding up of AmeriQuest, the holders of AmeriQuest Common Stock would be entitled to receive, after payment of all its debts and liabilities and other payments to holders of preferred stock, if any, having priority rights, all other assets of AmeriQuest available. Such stockholders would be entitled to participate ratably in the net assets available for distribution.

PRE-EMPTIVE RIGHTS

  The Certificate of Incorporation of AmeriQuest does not grant holders of AmeriQuest Common Stock pre-emptive rights.

ANTI-TAKEOVER PROVISIONS

  See "Comparison of Shareholder Rights--Business Combinations with Interested Shareholders."

                        COMPARISON OF SHAREHOLDER RIGHTS

  The following is a summary of material differences between the rights of holders of Robec Common Stock and the rights of holders of AmeriQuest Common Stock.

  The rights of the shareholders of Robec, a Pennsylvania corporation, are governed primarily by Pennsylvania law and the Articles of Incorporation and By-Laws of Robec. Upon consummation of the Merger, Robec shareholders who have not exercised their statutory dissenters rights will become holders of AmeriQuest Common Stock. Because AmeriQuest is a Delaware corporation, the rights of the former Robec shareholders will be governed primarily by Delaware law and AmeriQuest's Certificate of Incorporation and By-Laws. Except as set forth below, Robec and AmeriQuest do not believe that there are any material differences in shareholders' rights under Pennsylvania and Delaware law and the Articles and Certificate of Incorporation and By-Laws of Robec and AmeriQuest, respectively. This discussion, however, is not and does not purport to be complete or to identify all differences that may, under any given fact situation, be material to shareholders.

BY-LAWS

  Under Pennsylvania law the power to adopt, amend or repeal by-laws may be vested by the by-laws in the directors, with statutory exceptions for certain actions and subject to the power of shareholders to change such actions. Pennsylvania law provides that unless the articles of incorporation otherwise provide, shareholders may change the by-laws without the consent of the directors. Robec's By-Laws provide its shareholders with the power to alter, amend or repeal the By-Laws by the majority vote of shareholders at any meeting at which a quorum is present except that a vote of 66 2/3% of the votes which shareholders are entitled to cast shall be necessary to alter, amend or repeal
Section 3.2 (dealing with the nomination of directors) and Article IX (dealing with amendments thereto) thereof. The Board of Directors of Robec may also alter, amend or repeal the By-Laws subject to the power of the shareholders to change such action. Under Delaware law a corporation's certificate of incorporation may confer the power to adopt, amend or repeal by-laws upon the directors (although it may not divest the stockholders of such power). AmeriQuest's Certificate of Incorporation expressly authorizes its board of directors to alter or repeal AmeriQuest's By-Laws subject to the shareholders' power to change such action.

DIVIDEND DECLARATIONS

  Under Pennsylvania law a corporation has the power, subject to restrictions in its bylaws, to make distributions to its shareholders unless after giving effect thereto (i) the corporation would not be able to pay its debts as they become due in the usual course of business, or (ii) the corporation's assets would be less than the sum of its total liabilities plus the amount that would be needed upon the dissolution of the corporation to satisfy the preferential rights, if any, of shareholders having superior preferential rights to those shareholders receiving the distribution. Under Delaware law the directors may, subject to any restrictions in a company's certificate of incorporation, declare and pay dividends, either (i) out of its surplus, defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors (which amount cannot be less than the aggregate per value of all issued shares of capital stock), or
(ii) in case there shall be no surplus, out of the net profits for the fiscal year in which the dividend is declared and the preceding year. The directors of a Delaware corporation may not declare a dividend out of net profits, however, if the capital of the corporation is less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. Neither Robec's By-Laws nor AmeriQuest's Certificate of Incorporation and By-Laws contain limitations on such powers.

TERMS OF DIRECTORS

  Under Pennsylvania law the articles of incorporation may provide that directors be elected in two or more classes whose terms expire at different times provided that no single term shall exceed four years. Robec's Articles of Incorporation provide for three classes of directors, each of which is elected for three-year terms. Under Delaware law the certificate of incorporation or by-laws of a company may provide that directors be elected in one, two or three classes whose terms expire at different times provided that no single term shall exceed three years. AmeriQuest's Certificate of Incorporation and By-Laws provide for one class of directors.

REMOVAL OF DIRECTORS

  Under Pennsylvania law unless the articles of incorporation or bylaws provide otherwise, directors may be removed by the shareholders of a corporation for or without cause, and by the board of directors for any proper cause specified in the bylaws. Robec's By-Laws provide for such removal by shareholders entitled to cast a majority of the votes which all shareholders would be entitled to cast in the election of directors. Under Delaware law directors may be removed, with or without cause, by the holders of a majority of the stock then entitled to vote at an election of directors.

MEETINGS OF SHAREHOLDERS

  Under Pennsylvania law special meetings of shareholders may be called by the board of directors, shareholders entitled to cast at least 20% of the votes which all shareholders are entitled to cast at the particular meeting unless otherwise provided in the articles of incorporation and by such officers or other persons as may be provided in the by-laws. Robec's Articles of Incorporation and By-Laws permit the President, the Board and shareholders entitled to cast 10% of the vote which all shareholders are entitled to cast to call a special meeting. Under Delaware law special meetings of stockholders may be called by the board of directors or by such persons as may be authorized by the certificate of incorporation or the by-laws. Under AmeriQuest's Certificate of Incorporation and By-Laws, only the board of directors and designated committees thereof may call a special meeting.

ACTION BY SHAREHOLDERS WITHOUT MEETING

  Under Pennsylvania law the bylaws may provide that any action which may be taken at a meeting of the shareholders may be taken without a meeting if there is written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all the shareholders were present and voting. Robec's By-Laws permit all actions to be taken by unanimous consent and any individual action to be taken by the larger of two-thirds consent or the minimum percentage necessary to authorize the action at a duly called meeting. Under Delaware law unless otherwise provided in the certificate of incorporation, any action required or which may be taken at any annual or special meeting of stockholders may be taken without a meeting if written consents shall be obtained from the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereat were present and voted. AmeriQuest's By-Laws permit actions to be taken by the written consent of the minimum votes required to authorize the actions at a meeting.

DISSENTERS RIGHTS

  Under Pennsylvania law shareholders may perfect dissenters rights with regard to corporate actions involving certain mergers, consolidations, the sale, lease or exchange of substantially all the assets of another corporation (under limited circumstances) or the elimination of cumulative voting. However, under the corporate laws of both states, dissenters rights are generally denied when a corporation's shares are listed on a national securities exchange or held of record by more than 2,000 persons. Under Delaware law stockholders may only perfect appraisal rights with respect to corporate actions involving mergers or consolidations. Stockholders of AmeriQuest do not have appraisal rights in connection with the Merger while shareholders of Robec do have appraisal rights in connection with the Merger.

SUPERMAJORITY PROVISIONS

  Under both Pennsylvania and Delaware law the articles of incorporation or certificate of incorporation, as the case may be, may provide for a higher shareholder vote requirement than that required by law in order to approve certain proposed actions or transactions of the corporation. Robec's Articles of Incorporation and By-Laws require the vote of 66 2/3% of the votes which shareholders are entitled to cast to (i) alter, amend or repeal Section 3.2 (nomination of directors) and Article IX (amendment of the By-Laws) of Robec's By-Laws, (ii) repeal or amend Article III (limitation of directors' liability and indemnification) of the By-Laws and (iii) to amend Article VIII (election of directors) of the Company's Articles of Incorporation. The AmeriQuest Certificate of Incorporation and By-Laws contain no supermajority voting provisions.

BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS

  Under Pennsylvania law no business combination (defined to include certain mergers, sales of assets, sales of 5% or more of outstanding stock, loans, recapitalizations or liquidations or dissolutions) involving a Pennsylvania corporation and an interested shareholder (defined to be any holder of 20% or more of the corporation's voting stock) may be entered into unless (i) approved by the board of directors of the corporation prior to the interested shareholder's share acquisition date, (ii) (a) five years have expired since the acquisition of shares of the corporation by the interested shareholder, and
(b) either (1) a majority of shareholders of the corporation (excluding the interested shareholder) approves the business combination, or (2) the business combination is approved by an affirmative vote of all of the holders of all of the outstanding common shares and satisfies certain minimum statutory requirements, or (iii) approved (a) by a majority of votes that all shareholders would be entitled to cast in an election of directors, not including shares beneficially held by the interested shareholder provided that
(1) the meeting is called no earlier than three months after the interested shareholder became, and if at the time of the meeting the interested shareholder is, the beneficial owner of shares entitling the interested shareholder to cast at least 80% of the votes that all shareholders would be entitled to cast in an election of directors and (2) the business combination satisfies certain other minimum statutory conditions, or (b) approved by the affirmative vote of all of the holders of all of the outstanding common shares. However, such law does not restrict any offer to purchase all of a corporation's shares. Robec has opted out of the business combination rule and therefore such rule does not apply to Robec.

  Delaware has a similar law which defines an interested stockholder as a holder of 5% or more of the corporation's voting stock. The Delaware law is further distinguished in that it is inapplicable to business combinations occurring more than three years after the interested stockholder acquired such status. Exceptions to the rule against such business combinations include: (a) prior approval by the board of directors of the business combination or the transaction which resulted in the stockholder becoming an interested shareholder and (b) subsequent approval of the business combination by the board of directors and by a vote of at least two-thirds of the outstanding voting stock of the corporation. The statute contains exceptions for cases in which, upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, such interested stockholder holds 85% of the voting stock of the company. The Delaware statute is applicable to AmeriQuest as AmeriQuest has not opted out of its provisions.

FIDUCIARY DUTY

  Under Pennsylvania law a director may, in considering the best interests of a corporation, consider (i) the effects of any action on shareholders, employees, suppliers, customers and creditors of the corporation, and upon communities in which offices or other facilities of the corporation are located, (ii) the short-term and long-term interests of the corporation, including the possibility that the best interests of the corporation may be served by the continued independence of the corporation, (iii) the resources, intent and conduct of any person seeking to take control of the corporation and (iv) all other pertinent factors. Delaware law contains no similar provision.

DERIVATIVE ACTIONS

  Under Pennsylvania law a shareholder may maintain a derivative action, even if the shareholder was not a shareholder at the time of the alleged wrongdoing, if there is a strong prima facie case in favor of the claim asserted and if the court determines in its discretion that serious injustice will result without such action. Under Delaware law a shareholder may bring a derivative action only if he or she was a shareholder at the time of the alleged wrongdoing and has made a demand on the board of directors for relief.

                                 LEGAL MATTERS

  Certain legal matters with respect to the validity of the shares of AmeriQuest Common Stock offered hereby will be passed upon for AmeriQuest by Raymond L. Ridge, Esq., 3901 MacArthur Blvd., Ste. 200, Newport Beach, CA 92660.

                                    EXPERTS

  The financial statements of Ameriquest incorporated by reference in this Prospectus/Proxy Statement and elsewhere in the Registration Statement to the extent and for the periods in their reports, have been audited by Arthur Andersen LLP, independent accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

  The consolidated balance sheets of Robec as of December 31, 1993 and 1992 and the consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1993, included in this Prospectus/Proxy Statement, have been incorporated herein in reliance on the report of Coopers & Lybrand, L.L.P., independent accountants, with respect thereto, which includes explanatory paragraphs related to the Company's ability to continue as a going concern and changing its method of accounting for income taxes, given on the authority of that firm as experts in accounting and auditing.


  The financial statements and schedule of Ross White Enterprises, Inc. (d/b/a National Computer Distributors) as of March 31, 1994 and 1993, and for the two years then ended have been included herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

  The consolidated balance sheet of NCD as of December 31, 1991 and the consolidated statements of operations, shareholders' equity, and cash flows for the year in the period ended December 31, 1991, included in this Prospectus/Proxy Statement, have been incorporated herein in reliance on the report of Coopers & Lybrand, L.L.P., independent accountants, with respect thereto, given on the authority of that firm as experts in accounting and auditing.

                             SHAREHOLDER PROPOSALS

  Any proposal which an eligible shareholder of Robec desires to have presented at Robec's next Annual Meeting of Shareholders (if the Merger has not been consummated prior to the date the meeting is to be held) concerning a proper subject for inclusion in the proxy statement and for consideration at an annual meeting will be included in Robec's proxy statement and related proxy card if it is received by Robec at 425 Privet Road, Horsham, PA 19044, Attention:
Secretary, not later than December 29, 1994.

                                 OTHER MATTERS

  The accompanying forms of Proxy are solicited by and on behalf of the management of Robec whose Notice of Special Meeting is attached to this Prospectus/Proxy Statement. Robec will bear the expenses of this solicitation of Proxies. In addition to the use of the mails, Proxies may be solicited by personal interview, telephone and by directors and officers and employees of Robec. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Robec may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

  Robec's board of directors does not intend to bring any other matters before the Special Meeting and has no reason to believe any other matters will be presented. If, however, other matters properly presented do come before the meeting, it is the intention of the persons named as proxy agents in the enclosed proxy card to vote upon such matters in accordance with their judgment.

                                          By Order of the Board of Directors,

                                          Robert S. Beckett
                                          Secretary

January   , 1995

KPMG PEAT MARWICK LLP

     One Biscayne Tower        Telephone 305 358 2300      Telefax 305 577 0544
     Suite 2900
     2 South Biscayne Boulevard
     Miami, FL 33131

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Ross White Enterprises, Inc.:

We have audited the accompanying balance sheets of Ross White Enterprises, Inc. (d/b/a National Computer Distributors) as of March 31, 1994 and 1993, and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the two-year period ended March 31, 1994. In connection with our audits of the financial statements, we also have audited the financial statement schedule. These financial statements and financial statement schedule are the responsibility of the Company' s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ross White Enterprises, Inc. (d/b/a National Computer Distributors) as of March 31, 1994 and 1993, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 1994 in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.


                                         KPMG Peat Marwick LLP

July 21, 1994, except as to notes 7,
  8, 11(b) and 1l(c) which are as of
  September 27, 1994

COOPERS                            COOPERS & LYBRAND L.L.P.
&LYBRAND


                                   a professional services firm

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Ross White Enterprises, Inc.

We have audited the accompanying statements of operations, stockholders' equity (deficit) and cash flows of Ross White Enterprises, Inc. (d/b/a National Computer Distributors) for the year ended December 31, 1991. In connection with our audit of the financial statements, we have also audited the financial statement schedules listed in the index on page S-1 of this Form S-4. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audit.

We conduced our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of the operations and the cash flows of Ross White Enterprise, Inc. (d/b/a National Computer Distributors) for the year ended December 31, 1991 in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.



COOPERS & LYBRAND L.L.P.

Miami, Florida
February 5, 1992

                         ROSS WHITE ENTERPRISES, INC.
                    (d/b/a National Computer Distributors)

                                 BALANCE SHEETS
                            March 31, 1994 and 1993

          Assets                                        1994         1993
          ------                                    -----------    ----------
Current assets:
  Cash and cash equivalents                         $   112,040    $    26,051
  Trade accounts receivable, net of
    allowance for doubtful accounts of
    $525,000 and $362,374 as of March 31,
    1994 and 1993, respectively                      20,095,152      9,004,041
  Inventory, net                                     27,845,858     15,774,300
  Notes receivable from stockholders,
    current portion                                      66,630         43,750
  Prepaid expenses                                      323,976        650,274
  Income tax receivable                                 108,000         82,818
  Other receivables                                   1,551,806        862,876
  Deferred income taxes                                 115,000        115,000
                                                    -----------    -----------
          Total current assets                       50,218,462     26,559,110

Property and equipment, net                             707,526        467,186
Notes receivable from stockholders,
  excluding current portion                             430,858        507,208
Other assets                                            262,973        391,520
Costs in excess of net assets acquired,
  net of accumulated amortization of
  $18,280 and $16,406 as of March 31,
  1994 and 1993, respectively                            56,720         58,594
                                                    -----------    -----------
                                                    $51,676,539    $27,983,618
                                                    ===========    ===========

Liabilities and Stockholders' Equity (Deficit)
- ----------------------------------------------
Current liabilities:
  Accounts payable                                  $21,569,708    $12,959,557
  Bank overdrafts                                     7,294,232        971,711
  Revolving credit agreement--current                         -     11,481,323
  Accrued expenses                                    1,302,121        510,632
  Obligations under capital leases,
    current portion                                           -         15,703
                                                    -----------    -----------
          Total current liabilities                  30,166,061     25,938,926

Revolving credit agreement                           18,762,663              -
Subordinated notes payable                            2,687,366      2,591,187
Deferred rent                                            49,256         48,872
Obligations under capital leases                              -         23,555
                                                    -----------    -----------
          Total liabilities                          51,665,346     28,602,540

Commitments and contingencies

Stockholders' equity (deficit):
  Class A common stock, $.01 par value.
    Authorized 10,000 shares; issued
    and outstanding 183.67 shares                             2              2
  Class B common stock, $.05 par value.
    Authorized 10,000 shares; no shares
    issued and outstanding                                    -              -
  Additional paid-in capital                          1,841,700      1,841,700
  Accumulated deficit                                (1,830,509)    (2,460,624)
                                                    -----------    -----------
          Total stockholders' equity (deficit)           11,193       (618,922)
                                                    -----------    -----------
                                                    $51,676,539    $27,983,618
                                                    ===========    ===========

See accompanying notes to financial statements.

                         ROSS WHITE ENTERPRISES, INC.
                    (d/b/a National Computer Distributors)

                            STATEMENTS OF OPERATIONS

      For the years ended March 31, 1994 and 1993, the three months ended
        March 31, 1992 (unaudited) and the year ended December 31, 1991

                                                                        Year             Year        Three months       Year
                                                                       ended            ended           ended          ended
                                                                      March 31,        March 31,       March 31,     December 31,
                                                                        1994             1993            1992            1991
                                                                    ------------      -----------    ------------    ------------
                                                                                                      (unaudited)
Net sales                                                           $196,512,724      113,306,494     15,256,245       40,504,518

Cost of goods sold                                                   181,870,822      107,449,045     14,055,803       36,176,457
                                                                    ------------      -----------     ----------       ----------
          Gross profit                                                14,641,902        5,857,449      1,200,442        4,328,061

Selling, general and administrative expenses                          11.297,683        6,700,869      1,081,704        3,595,856
Provision for doubtful accounts                                          911,545          637,275              -          115,264
                                                                    ------------      -----------    ------------     -----------

          Operating profit (loss)                                      2,432,674       (1,480,695)       118,738          616,941

Other income (expense):
    Interest expense                                                  (1,805,714)      (1,255,652)       (67,933)        (307,530)
    Interest income                                                        3,155                -              -                -
                                                                    ------------      -----------    ------------     -----------

          Income (loss) before income taxes                              630,115       (2,736,347)        50,805          309,411


    Income tax benefit                                                         -          275,723              -                -
                                                                    ------------      -----------    ------------     -----------

          Net income (loss)                                         $    630,115       (2,460,624)        50,805          309,411
                                                                    ============      ===========    ============     ===========

Net income (loss) per common and common
    equivalent share:
       Primary                                                      $      3,430          (13,395)           423            3,094
                                                                    ============      ===========    ============     ===========

       Fully diluted                                                $      2,859          (13,395)           423            3,094
                                                                    ============      ===========    ============     ===========

Weighted average number of common and common
    equivalent shares outstanding:
          Primary                                                          183.7            183.7          120.2              100
                                                                    ============      ===========    ============     ===========

          Fully diluted                                                    220.4            220.2          120.2              100
                                                                    ============      ===========    ============     ===========

See accompanying notes to financial statements.

                          ROSS WHITE ENTERPRISES, INC.
                    (d/b/a National Computer Distributors)

                 STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                 For the years ended March 31, 1994 and 1993,
               the three months ended March 31, 1992 (unaudited)
                     and the year ended December 31, 1991

                                             Class A        Class B                   Retained                 Total
                           Common stock   Common stock   Common stock   Additional    earnings    Treasury  stockholders'
                           -------------  -------------  ------------    paid-in    (Accumulated   stock       equity
                           Shares Amount  Shares Amount  Shares Amount   capital      deficit)    (at cost)   (deficit)
                           ------ ------  ------ ------  ------ ------  ----------  ------------  ---------  -----------
Balance at
 December 31, 1990          100   $ 100      -    $ -       -    $ -         9,900      539,853    (50,000)     499,853
 Distributions to
  shareholders               -       -       -      -       -      -          -        (111,907)      -        (111,907)
 Net income                  -       -       -      -       -      -          -         309,411       -         309,411
                            ---     ---   ------    --     ---    ---    ---------    ---------     ------    ---------
Balance at
 December 31, 1991          100     100      -      -       -      -         9,900      737,357    (50,000)     697,357
 Retirement of common
  stock (unaudited)        (100)   (100)     -      -       -              (49,900)        -        50,000         -
 Issuance of common
  stock A (unaudited)        -       -    183.67     2      -      -       878,708         -          -         878,710
 Termination of S
  corporation status
  (unaudited)                -       -       -      -       -      -       743,162     (743,162)      -            -
 Distributions to
  shareholders (unaudited)   -       -       -      -       -      -          -         (45,000)      -         (45,000)
 Net income (unaudited)      -       -       -      -       -      -          -          50,805       -          50,805
                            ---     ---   ------    --     ---    ---    ---------    ---------     ------    ---------
Balance at March 31, 1992
 (unaudited)                 -       -    183.67     2      -      -     1,581,870         -          -       1,581,872
 Net loss                    -       -       -      -       -      -          -      (2,460,624)      -      (2,460,624)
 Issuance of stock
  purchase warrants, net     -       -       -      -       -      -       259,830         -          -         259,830
                            ---     ---   ------    --     ---    ---    ---------    ---------     ------    ---------
Balance at March 31, 1993    -       -    183.67     2      -      -     1,841,700   (2,460,624)      -        (618,922)
 Net income                  -       -       -      -       -      -          -         630,115       -         630,115
                            ---     ---   ------    --     ---    ---    ---------    ---------     ------    ---------
Balance at March 31, 1994    -    $  -    183.67  $  2      -    $ -     1,841,700   (1,830,509)      -          11,193
                            ===     ===   ======    ==     ===    ===    =========    =========     ======    =========

See accompanying notes to financial statements.

                         ROSS WHITE ENTERPRISES, INC.
                    (d/b/a National Computer Distributors)

                           STATEMENTS OF CASH FLOWS

     For the years ended March 31, 1994 and 1993, the three months ended
        March 31, 1992 (unaudited) and the year ended December 31, 1991

                                                                                                      Three months
                                                                    Year ended        Year ended          ended        Year ended
                                                                     March 31,         March 31,        March 31,      December 31,
                                                                       1994              1993             1992            1991
                                                                    ------------      ----------      ------------     ------------
                                                                                                       (unaudited)
Cash flows from operating activities:
   Net income (loss)                                                $    630,115      (2,460,624)          50,805         309,411
   Adjustments to reconcile net income (loss) to net cash
     (used in) provided by operating activities:
        Depreciation and amortization                                    492,317         221,256           30,469         131,734
        Provision for bad debts                                          911,545         637,275                -         115,264
        Provision for inventory obsolescence                             500,000          30,000                -               -
        Deferred tax asset                                              (115,000)       (115,000)               -               -
        Gain on disposal of property and equipment                        (4,784)              -                -               -
        Changes in operating assets and liabilities:
           (Increase) decrease in trade accounts receivable          (12,002,656)     (7,902,648)         270,830        (510,141)
           (Increase) decrease in inventory                          (12,571,558)    (10,604,025)         435,610      (1,735,511)
           (Increase) decrease in prepaid expenses                       147,488        (324,064)        (132,541)         22,263
           (Increase) decrease in income tax receivable                   89,818         (82,818)               -               -
           (Increase) decrease in other receivables                     (688,930)        765,860         (301,070)              -
           (Increase) decrease in other assets                           128,547        (284,471)          (5,221)         74,774
           Increase in accounts payable                                8,610,151       6,795,423          232,661       2,999,293
           Increase (decrease) in accrued expenses                       825,203      (1,755,285)       1,950,384          20,304
           Increase (decrease) in customer deposits                            -               -         (109,000)         26,316
           Increase (decrease) in deferred rent                              384         (30,994)          (7,748)         34,537
                                                                    ------------     -----------      -----------      ----------

                Net cash (used in) provided by operating
                    activities                                       (13,047,360)    (15,110,115)       2,415,179       1,488,244
                                                                    ------------     -----------      -----------      ----------
Cash flows from investing activities:
   Purchase of property and equipment                                   (458,194)       (301,976)          (4,391)       (144,891)
   Proceeds from disposal of property and equipment                        4,500               -                -           6,066
   Issuance of notes receivable from stockholders                              -               -          (93,508)        (27,829)
   Proceeds from notes receivable from stockholders                       22,440           6,250                -               -
                                                                    ------------     -----------      -----------      ----------
                Net cash used in investing activities                   (431,254)       (295,726)         (97,899)       (166,654)

Cash flows from financing activities:
   Payments on obligations under capital leases                          (39,258)        (34,329)          (7,849)        (28,256)
   Net borrowing under revolving credit agreement                      7,281,340      11,460,713                -               -
   Principal payments on note payable                                          -               -          (11,227)        (10,740)
   Increase in bank overdrafts                                         6,322,521         971,711                -               -
   Issuance of Class A common stock                                            -               -        1,000,000               -
   Issuance of subordinated notes, net                                         -       2,509,806                -               -
   Issuance of stock warrants                                                  -         259,830                -               -
   Payments under floor plan credit arrangement                                -               -       (3,600,000)       (830,285)
   Distribution to shareholders                                                -               -          (45,000)       (111,907)
                                                                    ------------     -----------      -----------      ----------
                Net cash (used in) provided by financing
                    activities                                        13,564,603      15,167,731       (2,664,076)       (981,188)
                                                                    ------------     -----------      -----------      ----------

                                                                    (Continued)

                         ROSS WHITE ENTERPRISES, INC.
                    (d/b/a National Computer Distributors)

                      STATEMENTS OF CASH FLOWS, CONTINUED


                                                                                                Three months
                                                                Year ended        Year ended        ended        Year ended
                                                                  March 31,        March 31,      March 31,      December 31,
                                                                    1994             1993            1992            1991
                                                                ----------        ---------     ------------     ------------
                                                                                                 (unaudited)
Net increase (decrease) in cash                                     85,989         (238,110)       (346,796)        340,402

Cash and cash equivalents at beginning of year                      26,051          264,161         610,957         270,555
                                                                ----------         --------        --------         -------

Cash and cash equivalents at end of year                        $  112,040           26,051         264,161         610,957
                                                                ==========         ========        ========         =======

Supplemental disclosure:
   Interest paid                                                $1,647,465          997,564          37,115         287,805
                                                                ==========         ========        ========         =======

   Income taxes paid                                            $  133,000          125,400               -               -
                                                                ==========          =======        ========         =======

Supplemental disclosure of noncash investing activity: During fiscal 1993, the Company recorded the notes receivable from stockholders at their present value, resulting in a discount in the amount of $178,304. Amortization expense related to the discount for the year ended March 31, 1994 and 1993, amounted to $2,684 and $-0-, respectively. In addition, $33,714 in management incentive bonuses, included in accrued expenses, were applied against the notes receivable from stockholders for the year ended March 31, 1994.

See accompanying notes to financial statements.

                         ROSS WHITE ENTERPRISES, INC.
                    (d/b/a National Computer Distributors)

                         NOTES TO FINANCIAL STATEMENTS

                            March 31, 1994 and 1993

(1)  ORGANIZATION

     Ross White Enterprises, Inc. (d/b/a National Computer Distributors) (the "Company") is a retailer, wholesaler and distributor of computers, peripherals and related accessories. The Company conducts its retail operation under the name of Computer Image. All other operations are conducted using the name National Computer Distributors.

(2)  RESTATEMENT

     The accompanying financial statements as of, and for the year ended March 31, 1993, have been restated. During fiscal 1994, the Company discovered it had not recorded liabilities associated with the purchase of inventories received prior to March 31, 1993; had not reversed certain vendor receivable accounts after settlement; and had not recorded various transactions with vendors in which purchases were netted against amounts due to the Company. The result of the Company' s analysis, as verified by the Company's independent accountants, was to record in fiscal 1993 an adjustment to cost of goods sold in the amount of $2,747,803.

(3)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a)  CASH AND CASH EQUIVALENTS

          The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. Cash equivalents totaled $30,000 and $-0- at March 31, 1994 and 1993, respectively, and are recorded at cost which approximates market value.

     (b)  CASH MANAGEMENT SYSTEM

          Under the Company' s cash management system, disbursements cleared by the bank are reimbursed on a daily basis from the revolving credit agreement. As a result, checks issued but not yet presented to the bank are not considered reductions of cash or accounts payable. Included in bank overdrafts is $7,186,558 and $964,301 at March 31, 1994 and 1993, respectively, for which checks are outstanding. Cash receipts deposited into an agency account as part of the bank' s revolving credit agreement are used to reduce the outstanding borrowings under the revolving credit agreement. As a result, cash received but unapplied against the outstanding borrowings are not considered to be cash deposits. Deducted from the outstanding borrowings under the revolving credit agreement is $2,373,006 and $325,053 at March 31, 1994 and 1993, respectively, for unapplied cash receipts.

     (c)  TRADE ACCOUNTS AND OTHER RECEIVABLES

          Trade receivables consist primarily of amounts due from customers for credit purchases. The Company provides a reserve for uncollectible trade receivables. Other receivables consist of cooperative advertising and other amounts earned based on annual promotional and market development fund agreements with vendors. In general,

                         ROSS WHITE ENTERPRISES, INC.
                    (d/b/a National Computer Distributors)

                         NOTES TO FINANCIAL STATEMENTS

          vendors provide the Company with various incentive programs. The funds received under these programs are determined based upon the Company's purchases or sales of the vendors' products and/or the inclusion of the vendors' products in the Company's advertising and promotional programs. Once earned, the funds are applied against product cost or recorded as a reduction of advertising expense.

     (d)  INVENTORY

          Inventory, which consists primarily of computer equipment and related products, is stated at the lower of cost or market. Cost is determined using the first-in, first-out (HFO) method, and is recorded net of volume and purchase discounts and rebates. Market is based on net realizable value. Appropriate consideration is given to deteriora-lion, obsolescence and other factors in evaluating net realizable value.

          Effective April 1, 1993, the Company changed its accounting policy to include in inventory certain indirect costs associated with purchasing, handling and storage of inventories. The Company believes this method better matches sales with these related costs. Previously, the Company had expensed these costs as incurred. For the year ended March 31, 1994, allocated purchasing, handling and storage costs amounts to $742,457, with $101,177 of this amount capitalized in inventory at March 31, 1994.

     (e)  PROPERTY AND EQUIPMENT

          Property and equipment are stated at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the assets, using a standard life of five years. Leasehold improvements are amortized on the straight-line method over the shorter of the estimated useful lives of the improvements or the term of the related leases. Gains or losses on disposition of property and equipment are credited or charged to income.

     (f)  COSTS IN EXCESS OF NET ASSETS ACQUIRED

          The costs of acquisitions in excess of the fair market value of net assets acquired is being amortized over a 40-year period using the straight-line method. Amortization expense amounted to $1,875, $1,875, $469 and $1,875 for the years ended March 31, 1994 and 1993, the three months ended March 31, 1992 (unaudited) and the year ended December 31, 1991, respectively.

     (g)  INCOME TAXES

          Effective March 31, 1992, the Company was required to change its tax status from an S corporation to a C corporation. Accordingly, undistributed earnings on the date the sub-chapter S election was terminated were reclassified to additional paid-in capital.

          Effective April 1, 1992, the Company adopted the provisions of Financial Accounting Standards Board's SFAS No. 109, Accounting for Income Taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis.

                         ROSS WH1TE ENTERPRISES, INC.
                    (d/b/a National Computer Distributors)

                         NOTES TO FINANCIAL STATEMENTS

          Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The adoption of SFAS No. 109 by the Company had a cumulative effect of $13,700 on income (loss) from operations for the year ended March 31, 1993.

     (h)  EMPLOYEE BENEFIT PLANS

          Effective July 1989, as amended, the Company established a 401(k) Profit Sharing Plan (the "Plan"). All employees who have completed at least 12 months of service and attained the age of 21 are eligible. The Plan allows vesting at 20 percent per year for five years, beginning after the employees' second year of service. The Plan allows employees to contribute between 2 percent and 15 percent of their gross annual taxable salary. In fiscal year 1993, the Company made matching contributions of 50 percent of that portion of the employee's amount which did not exceed 10 percent of the employee's gross income. Effective October 1, 1993, the Company can make a discretionary matching and profit sharing contribution to the Plan subject to the approval of the board of directors. The Plan is subject to restriction on matching contributions for highly compensated employees. Total employer contributions to the Plan were approximately $61,000, $64,000, $7,000 and $19,000 during the years ended March 31, 1994 and 1993, the three months ended March 31, 1992 (unaudited) and the year ended December 31, 1991, respectively.

     (i)  BUSINESS AND CREDIT CONCENTRATIONS

          The Company sells its products primarily to value-added resellers, dealers and computer retailers throughout the United States and international markets. No single customer accounted for a significant amount of the Company's sales, and there were no significant trade accounts receivable from a single customer. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. However, if deemed necessary, the Company may require certain customers to pay on a cash-on-delivery basis. The Company maintains reserves for potential credit losses.

          Approximately $89.3 million or 45 percent, $73.8 million or 65 percent, $11.2 million or 73 percent and $28 million or 75 percent of the Company's net sales during the years ended March 31, 1994 and 1993, the three months ended March 31, 1992 (unaudited) and the year ended December 31, 1991, respectively, were derived from products supplied by three to four vendors, each supplying 10 percent or greater of net sales.

     (j)  INCOME (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE

          Primary income (loss) per common and common equivalent share is computed by dividing net income (loss) by the weighted average number of common shares outstanding and common stock equivalents. Fully diluted income (loss) per share has been computed based on the assumption that the warrants, as discussed in note 8, will be converted to common stock.

                         ROSS WHITE ENTERPRISES, INC.
                    (d/b/a National Computer Distributors)

                         NOTES TO FINANCIAL STATEMENTS

     (k)  RECLASSIFICATION

          Certain amounts included in the financial statements have been reclassified in order to provide consistent financial presentation.

(4)  NOTES RECEIVABLE FROM STOCKHOLDERS

     Notes receivable from stockholders consist of the following:

                                                                March 31,
                                                           ------------------
                                                             1994      1993
                                                             ----      ----

       Unsecured notes from two stockholders/officers     $ 497,488   550,958
       Less current portion                                 (66,630)  (43,750)
                                                            -------   -------
       Long-term receivable, excluding current portion    $ 430,858   507,208
                                                            =======   =======

     The notes receivable from two stockholders/officers are noninterest bearing. The notes have been recorded at their present value utilizing an imputed interest rate of 6.34 percent, resulting in an original discount of $178,304 which will be recognized as interest income over the remaining terms of the notes. During the years ended March 31, 1994 and 1993, $2,782 and $-0-, respectively, was recognized as interest income, with the remaining unaccreted balance of $175,523 and $178,304 (included in other receivables) at March 31, 1994 and 1993, respectively. The notes are payable in the following quarterly installments, including principal and interest: (i) $18,750 per quarter commencing June 30, 1994; (ii) $25,000 per quarter commencing June 30, 1995, (iii) and a lump sum payment of $123,012 due on March 31, 2000. Principal payments are due as follows:

                      Year ending
                        March 31,          Amount
                        ---------          ------

                         1995           $  66,63O
                         1996              83,39O
                         1997              78,280
                         1998              73,484
                         1999              68,980
                      Thereafter          126,724
                                          -------

                        Total           $ 497,488
                                          =======

                         ROSS WHITE ENTERPRISES, INC.
                    (d/b/a National Computer Distributors)

                         NOTES TO FINANCIAL STATEMENTS

(5)  OTHER RECEIVABLES

     Other receivables are primarily comprised of receivables due from vendors consisting of the following:

                                                              March 31,
                                                        ---------------------
                                                           1994        1993
                                                           ----        ----

       Due from vendors:
         Co-op                                        $ 1,224,210     540,684
         Returned merchandise                             826,694     762,229
         Volume rebates and price protection            2,558,142     307,725
                                                        ---------   ---------
             Subtotal                                   4,609,046   1,610,638
       Other                                              327,596     322,192
         Less amounts offset against accounts payable  (3,384,836) (1,069,954)
                                                        ---------   ---------

       Other receivables                              $ 1,551,806     862,876
                                                        =========   =========

(6)  PROPERTY AND EQUIPMENT, NET

     Property and equipment, net consists of the following:

                                                              March 31,
                                                        ---------------------
                                                           1994        1993
                                                           ----        ----

       Machinery and equipment                        $   615,575     574,681
       Furniture and fixtures                             269,895        -
       Leasehold improvements                             446,786     401,564
       Transportation vehicles                             61,667      61,667
                                                        ---------   ---------
                                                        1,393,923   1,037,912
         Less accumulated depreciation and
           amortization                                  (686,397)   (570,726)
                                                        ---------   ---------

       Property and equipment, net                    $   707,526     467,186
                                                        =========   =========

     Depreciation and amortization expense amounted to approximately $218,000, $138,000, $3,000 and $130,000 during the years ended March 31, 1994 and 1993, the three months ended March 31, 1992 (unaudited) and the year ended December 31, 1991, respectively.

(7)  REVOLVING CREDIT AGREEMENT

     On April 27, 1992, as amended, the Company entered into a revolving line of credit agreement ("revolver") with a bank that originally provided for borrowings up to a maximum of $22.5 million through April 30, 1994, limited to specified percentages of eligible accounts receivable and inventory, with interest at prime plus 1.5 percent, payable on a monthly basis. Borrowings under the revolving credit agreement are collateralized by the Company's trade account receivable, inventories, property and equipment, and general intangibles.

                         ROSS WHITE ENTERPRISES, INC.
                    (d/b/a National Computer Distributors)

                         NOTES TO FINANCIAL STATEMENTS

     The revolver contains various affirmative and negative covenants, including requiring the Company to maintain certain specified financial ratios, including (a) ratio of earnings before taxes to interest; (b) total liabilities less subordinated debt to total capitalization; (c) total bank debt to total capitalization, and (d) maintain a minimum level of capitalization. There are also restrictive covenants including those covering the amount of dividends and lease obligations, the occurrence of additional debt, and the amount of capital expenditures and acquisitions.

     At March 31, 1994 and 1993, respectively, the Company had an outstanding balance under the revolver of $18,762,663 and $11,481,323, with an available balance of $1,364,331 and $2,018,677. The revolver provides for an early termination fee of 2 percent of the reduction or termination of the maximum commitment and an annual fee of 3/8 percent of the difference between the maximum loan commitment and the average daily balance.

     Interest expense under the foregoing financing arrangement was $1,346,642 and $805,000 during the fiscal years ended March 31, 1994 and 1993, respectively.

     At March 31, 1994, the Company was not in compliance with the following covenant requirements arising under the revolving credit agreement and entered into negotiations with its bank to amend and reinstate the credit agreement: (i) ratio of total liabilities less subordinated debt to total capital funds, as defined; (ii) ratio of bank debt to total capital funds;
     (iii) ratio of earnings before interest and taxes to interest expense, as defined; (iv) accounts payable average turnover; (v) expenditures related to lease payments and capital expenditures; (vi) providing audited financial statements within 90 days of year-end; (vii) maintaining adequate books and records; (viii) incurrence of trade debt not more than 60 days past due, and (ix) maintaining minimum total capital funds. On September 8, 1994, the Company received waivers from its bank which cured all violations of debt covenants through August 11, 1994.

     On August 11, 1994 and September 8, 1994, amendments to the revolving credit agreement were executed. The amendments modified the financial covenants relating to the (i) ratio of earnings before interest and taxes to interest expense, as defined, to be not less than 1.75 to 1 as of the last day of each quarter, and not less than 1 to 1 as of the last day of each month other than the last day of each quarter; (ii) increased the dollar limit on capital expenditures to $500,000 annually; (iii) limited the aggregate lease payments for real or personal property to $1.75 million per year; and (iv) required the Company to maintain total capital funds, which is defined as total assets (excluding certain intangible assets and shareholder loans) less total liabilities (excluding subordinated notes), of not less than the amounts set forth below for the periods specified plus, on a cumulative basis, an additional $250,000 for each quarter ending after October 31, 1994:

                      Period                             Amount
                      ------                             ------

         June 30, 1994 - September 29, 1994           $ 2,700,000
         September 30, 1994 - October 30, 1994          2,950,000
         October 31, 1994 and thereafter                5,000,000

                         ROSS WHITE ENTERPRISES, INC.
                    (d/b/a National Computer Distributors)

                         NOTES TO FINANCIAL STATEMENTS

     In connection with the total capital funds covenant, the Company received a representation from the majority stockholder to invest up to $1.5 million in the Company by October 31, 1994 [see note 11(b) and 1l(c)].

     In addition, the amended revolving credit agreement modified (i) the interest rate to prime plus an applicable margin of either 1.5 percent or 3 percent, which is based on the Company' s ratio of total liabilities less subordinated notes to total capital funds as determined the last day of each month beginning August 31, 1994, and (ii) increased the early termination fee to 3 percent of the maximum commitment. The maturity date of the revolving credit agreement was extended through December 31, 1995.

(8)  SUBORDINATED NOTES

     On April 3, 1992, the Company issued 12 percent subordinated notes with detachable stock purchase warrants with an aggregate principal amount of $3 million. Principal is to be paid in seven quarterly installments of $250,000 commencing on June 30, 1995 with a final installment of $1.25 million due on March 31, 1997, with interest quarterly commencing on June 30, 1992. Interest expense on the subordinated notes was $360,000 and $357,000 during the fiscal years ended March 31, 1994 and 1993, respectively.

     The detachable subordinated notes contain various affirmative and negative covenants, including those covering the use of proceeds, the incurrence of additional debt, the payment of dividends, the amount of capital expenditures, and those requiring the Company to maintain certain specified financial ratios. The Company failed to meet the following covenant requirements which placed the Company in technical default at March31, 1994: (i) providing the holders with monthly financial statements along with the chief financial officer' s certificate; (ii) providing the holders with audited financial statements within 90 days of year-end along with chief financial officer's certificate; (iii) maintaining adequate books and records; (iv) maintaining total capital funds, as defined; (v) maintaining a ratio of total revolving credit agreement debt to total capital funds;
     (vi) maintaining a ratio of total liabilities, excluding the subordinated notes, to total capital funds; (vii) maintaining a ratio of net earnings before interest and taxes to total interest expense; (viii) capital expenditure restrictions; (ix)complying with its obligations under the revolving credit agreement; (x) accounts payable turnover, and (xi) computation of financial covenants in accordance with GAAP. On August 10, 1994 and September 8, 1994, the Company obtained waivers to its subordinated notes related to the above noted financial covenants. These waivers were retroactive to March 31, 1994.

     On August 11, 1994 and September 8, 1994, the subordinated notes' financial covenants were amended on the same terms as the revolving credit agreement's financial covenants, as fully described in note 7.

     The detachable warrants can be converted to 20 percent (36.7340 shares) of the issued and outstanding Class A common stock for an aggregate purchase price of $1.00. The warrants may be exercised after April 3, 1992 and expire on March 31, 1997. The warrants were assigned a value of $259,830, net of deferred taxes and issuance costs, and are included as a component of additional paid-in capital. In conjunction with the recording of the stock purchase warrants, the Company established a related imputed original issue discount on the

                         ROSS WHITE ENTERPRISES, INC.
                    (d/b/a National Computer Distributors)

                         NOTES TO FINANCIAL STATEMENTS

     subordinated notes which approximated the market yield on the subordinated notes, without the stock purchase warrants. The Company is accreting the discount using the effective yield method over the life of the subordinated notes. Amortization expense, which is included in interest expense, amounted to $96,179 and $81,383 during the fiscal years ended March 31, 1994 and 1993, respectively. In addition, there are deferred loan fees in the amount of $127,735 and $125,796 included in other assets as of March 31, 1994 and 1993, respectively. Amortization expense, which is included in selling, general and administrative expenses, amounted to $41,699 and $45,245 during the fiscal years ended March 31, 1994 and 1993, respectively.

     On September 26, 1994, the Company entered into an Agreement and Plan of Reorganization which provided for the repayment of the subordinated notes and accrued unpaid interest thereon [(see note 1l(c)].

(9)  INCOME TAXES

     As of April 1, 1992, the date the Company was required to change its tax status from an S corporation to a C corporation, the Company adopted SFAS No. 109. The adoption of SFAS No. 109 had a cumulative effect of $13,700 for the year ended March 31, 1993.

     Total income tax attributable to the recovery of detachable stock purchase warrants, which resulted in a reduction in additional paid-in capital for the tax effect associated with the issuance of stock warrants, amounted to $191,176 for the year ended March 31, 1993.

     The provision for income tax expense (benefit) consists of the following:

                                                     March 31,
                                                 ----------------
                                                 1994        1993
                                                 ----        ----
                 Current:
                    Federal                      $  -     (70,713)
                    State and local                 -     (12,105)
                                                 ----    --------
                                                    -     (82,818)

                 Deferred:
                    Federal                         -    (164,710)
                    State and local                 -     (28,195)
                                                 ----    --------

                                                    -    (192,905)
                                                 ----    --------
                      Total income tax
                        expense (benefit)        $  -    (275,723)
                                                 ====    ========

                                                                     (Continued)

                         ROSS WHITE ENTERPRISES, INC.
                    (d/b/a National Computer Distributors)

                         NOTES TO FINANCIAL STATEMENTS

Income tax expense (benefit) from continuing operations differed from the amount computed by applying the statutory federal income tax rate of 34 percent, to income (loss) before income taxes as a result of the following:

                                                                                       March 31,
                                                                                 -------------------------
                                                                                    1994           1993
                                                                                    ----           ----
        Computed expense (benefit)                                                $ 214,239      $(930,358)
        Increase (decrease) resulting from:
           Establishment of valuation allowance                                           -        719,663
           State tax benefit                                                              -        (40,300)
           Other                                                                          -        (24,728)
           Income tax expense (benefit) associated
              with net operating loss carryforward                                 (214,239)             -
                                                                                  ---------      ---------

        Income tax expense (benefit)                                              $       -      $(275,723)
                                                                                  =========      =========

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

                                                                                                           March 31,
                                                                                                   -------------------------
                                                                                                      1994           1993
                                                                                                      ----           ----
Deferred tax asets:
   Accounts receivable, principally due to allowance for
     doubtful accounts                                                                              $ 199,369     $   81,879
   Inventories, principally due to reserves for obsolete
     inventory and additional costs inventoried for tax pur-
     poses pursuant to the Tax Reform Act of 1986                                                     188,000         12,822
   Deferred rent, principally due to accrual for financial
     reporting purposes                                                                                18,520         18,163
   Accrued vacation expense, principally due to accrual for
     financial reporting purposes                                                                      10,111          9,994
   Property and equipment, principally due to differences in
     depreciation                                                                                       5,852              -
   Net operating loss carryforwards, principally due to
     correction of errors in the prior years                                                          474,052        919,308
                                                                                                    ---------      ---------
       Total gross deferred tax assets                                                                895,904      1,042,166

       Less valuation allowance                                                                      (544,129)      (719,663)
                                                                                                    ---------      ---------

       Net deferred tax assets                                                                        351,775        322,503
                                                                                                    ---------      ---------


                                                                     (Continued)

                         ROSS WHITE ENTERPRISES, INC.
                    (d/b/a National Computer Distributors)

                         NOTES TO FINANCIAL STATEMENTS

                                                           March 31,
                                                      --------------------
                                                         1994       1993
                                                      ---------    -------
     Deferred tax liabilities:
       Property and equipment, principally due to
         differences in depreciation                 $    -     $  (5,135)
       Prepaid expenses, principally due to referral
         for financial reporting purposes             (119,225)   (50,435)
     Subordinated notes, principally due to an
       unamortized discount associated with the
       issuance of detachable stock warrants          (117,550)  (151,933)
                                                     ---------  ---------
         Total gross deferred tax liabilities         (236,775)  (207,503)
                                                     ---------  ---------
         Net deferred tax asset                      $ 115,000  $ 115,000
                                                     =========  =========

     At March 31, 1994, the Company had available net operating loss carryforwards of $1.26 million for federal and state income tax purposes, which expire in 2008. A valuation allowance attributable to the net operating loss carryforward has been established as of March 31, 1994 and 1993 in the amount of $359,052 and $719,663, respectively. Upon a subsequent acquisition Internal Revenue Code Section 382 could limit the utilization of net operating loss carryforwards in future periods.

     The valuation allowance for deferred tax assets as of March 31, 1994 and 1993 was $544,129 and $719,663, respectively, a decrease of $175,534. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

(10) COMMITMENTS AND CONTINGENCIES

     (a)  LEASES

          Substantially all of the Company's facilities, including distribution centers and retail stores are leased under long-term leases accounted for as operating leases. In addition, the Company leases office equipment and vehicles. Under the terms of the leases, the Company is required to maintain adequate insurance coverage.

          The real estate leases generally contain provisions for increases based on the Consumer Price Index, and contain options to renew at the then fair rental value. Certain leases provide for scheduled rent increases or for rent-free periods. In these cases, the Company recognizes the aggregate rent expense on a straight-line basis over the lives of the leases, including the rent-free period, resulting in deferred rent credits of $49,256 and $48,872 as of March 31, 1994 and 1993, respectively, which are being amortized over the terms of the related leases.

                         ROSS WHITE ENTERPRISES, INC.
                    (d/b/a National Computer Distributors)

                         NOTES TO FINANCIAL STATEMENTS

     Future minimum annual rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of March 3l, 1994 are as follows:


                Year ended                      Amount
                ----------                   -----------

                     1995                     $1,375,700
                     1996                      1,208,805
                     1997                      1,159,965
                     1998                        730,472
                     1999                        177,630
                                              ----------
            Total minimum lease
                 payments                     $4,652,572
                                              ==========

     Rent expense included in selling, general and administrative expenses amounted to approximately $959,000, $725,000, $136,000 and $531,000 for the
     years ended March 31, 1994 and 1993, the three months ended March 31, 1992 (unaudited) and the year ended December 31, 1991, respectively.

(b)  LEGAL MATTERS

     The Company is subject to claims and legal actions that arise in the ordinary course of their business. Management believes that the ultimate liability, if any, with respect to these claims and legal actions will not have a material effect on the financial position or results of operations of the Company.

(C) RELATED PARTY AGREEMENTS

     In March 1992, the Company entered into two five-year consulting agreements with a stockholder and a subordinated note holder, respectively, which provides for an aggregate annual fee of $150,000 for services performed for the Company.

     In March 1992, the Company entered into employment agreements with two stockholders/officers which expire in March 1997. The aggregate annual average base compensation under such agreements is approximately $390,000.

     The respective employment agreements provide such stockholders/officers with the use of automobiles, full medical coverage, reimbursement for life insurance policies, paid vacations, cash incentive bonuses, stock incentive bonus, additional special equity (stock) incentive and substantial severance pay if the Company terminates the stockholders/officers without cause. In addition, 25 percent of the incentive bonuses are applied against the notes receivable from stockholders (see note 4).

                         ROSS WHITE ENTERPRISES, INC.
                    (d/b/a National Computer Distributors)

                         NOTES TO FINANCIAL STATEMENTS

(11) SUBSEQUENT EVENTS

     (a)  EQUITY INFUSION

          On June 30, 1994, the Company sold an aggregate of 11.54 shares of Class A common stock, $.01 par value per share, for an aggregate consideration of $351,958 to various members of management of the Company.

     (b)  MAJORITY STOCKHOLDER'S FINANCING ARRANGEMENT

          On September 2, 1994, the Company received a representation from the majority stockholder that they are prepared to provide, and will provide the Company with additional subordinated indebtedness and/or capital contributions in the aggregate amount up to $1.5 million, which amount should be sufficient to enable the Company to meet, as of October 31, 1994, the financial covenants as described in notes 7 and
          8. On September 26, 1994, the Company entered into an Agreement and Plan of Reorganization which may modify the majority stockholder's financing arrangement [(see note 11(c)].

     (c)  MERGER WITH AMERIQUEST TECHNOLOGIES, INC.

          On September 26, 1994, the Company entered into an Agreement and Plan of Reorganization with AmeriQuest Technologies, Inc. ("AmeriQuest"), a publicly held company, for the acquisition of the Company by AmeriQuest pursuant to a merger of the Company into a wholly-owned subsidiary of AmeriQuest. In connection with the merger, the Company's common stock and warrants will be exchanged for approximately 1.86 million newly issued shares of AmeriQuest common stock, $3.5 million in cash, and the purchase by AmeriQuest of the subordinated notes at face value plus accrued unpaid interest thereon (see note 8). The merger is subject to the approval of the bank (as defined in note 7) and any United States federal or state governmental commission, board or other regulatory body which are required for the consummation of the merger on or before October 14, 1994 (the "effective date").

          In addition, AmeriQuest shall infuse at least $1.5 million into the Company and shall provide to the majority stockholder a written conformation that from and after the effective date of the merger, the majority stockholder would have no further obligation to provide debt or equity financing to the Company [see note 1l(b)].

                                                                      APPENDIX I

                                 PLAN OF MERGER
                                    MERGING
                              RI ACQUISITION, INC.
                          (A PENNSYLVANIA CORPORATION)
                                      AND
                                 WITH AND INTO
                                  ROBEC, INC.
                          (A PENNSYLVANIA CORPORATION)

                                    RECITALS

  A. RI ACQUISITION, INC. (the "Merging Corporation") is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, which is authorized to issue 10,000,000 shares of Common Stock, par value $.01 per share ("Newco Common Stock"), of which 4,439,180 shares are issued and outstanding, all of which are owned of record and beneficially by AmeriQuest Technologies, Inc., a Delaware corporation ("AmeriQuest").

  B. ROBEC, INC. (the "Surviving Corporation") is a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania, which is authorized to issue 10,000,000 shares of Common Stock, par value $.01 per share, ("Robec Common Stock"), of which 4,439,180 shares are issued and outstanding and 5,000,000 shares of Preferred Stock, par value $.01 per share, of which no shares are issued and outstanding.

  C. The Board of Directors of the Merging Corporation has adopted resolutions approving this Plan of Merger in accordance with the Pennsylvania Business Corporation Law ("BCL"), and directing that it be submitted to the sole shareholder of the Merging Corporation for adoption.

  D. The Board of Directors of the Surviving Corporation has adopted resolutions approving this Plan of Merger in accordance with the BCL and directing that it be submitted to the shareholders of the Surviving Corporation for adoption.

                                   ARTICLE I

                                   THE MERGER

  1.1 The Merger. The Merging Corporation and the Surviving Corporation shall effect a merger (the "Merger") in accordance with and subject to the terms and conditions of this Plan of Merger (the "Plan"). On the Effective Date (as such term is defined in Section 1.2 hereof), the Merging Corporation shall be merged with and into the Surviving Corporation, and the separate existence of the Merging Corporation, except insofar as it may be continued by law, shall cease, all with the effect provided in Section 1929 of the BCL.

  1.2 Effective Date. Articles of Merger, and such other documents and instruments as are required by, and complying in all respects with, the BCL shall be delivered to the Department of State of the Commonwealth of Pennsylvania. The Merger shall become effective upon the filing of the Articles of Merger with the Department of State of the Commonwealth of Pennsylvania (the "Effective Date").

  1.3 Further Assurances. If at any time the Surviving Corporation, or its successors or assigns, shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of the Merging Corporation acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (b) otherwise carry out the purposes of this Plan, the Merging Corporation and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Plan; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Merging Corporation or otherwise to take any and all such action.

  1.4 Amendment or Termination. Notwithstanding shareholder approval of this Plan, this Plan may be amended or terminated at any time on or before the Effective Date by agreement of the Boards of Directors of the Merging Corporation and the Surviving Corporation or terminated by the Surviving Corporation if the Merger does not occur prior to December 31, 1994, provided that no amendment may be made which decreases the amount of Merger Consideration (as such term is defined in Section 3.1 hereof) payable to holders of Robec Common Stock.

                                   ARTICLE II

                                 CAPITAL STOCK

  2.1 Newco Common Stock. At the Effective Date, the number of outstanding shares of Newco Common Stock shall be identical to the number of outstanding shares of Robec Common Stock, and each share of Newco Common Stock then issued and outstanding shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of the Common Stock of the Surviving Corporation.

  2.2 Robec Common Stock. At the Effective Date, except for shares of Robec Common Stock owned by AmeriQuest and for shares of Robec Common Stock held by holders of Dissenting Shares (as such term is defined in Section 2.5), each share of Robec Common Stock then issued and outstanding shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into .63075 (the "Applicable Fraction") of a validly issued, fully paid and nonassessable share of AmeriQuest Common Stock; provided, however, that in the event the closing price of AmeriQuest Common Stock on the New York Stock Exchange on the business day prior to the Effective Date, as reported in the Wall Street Journal (the "Closing Date Market Price") is less than $3.00 per share, the Applicable Fraction shall be equal to the product of (i) .63075 multiplied by (ii) a quotient the numerator of which is $3.00 and the denominator of which is the Closing Date Market Price. Shares of Robec Common Stock held by AmeriQuest on the Effective Date shall be canceled in the Merger.

  2.3 Fractional Shares. No fractional shares of AmeriQuest Common Stock will be issued in connection with the Merger, but in lieu thereof each holder of Robec Common Stock who would otherwise be entitled to receive a fraction of a share of AmeriQuest Common Stock will receive an amount of cash equal to the Closing Date Market Price of AmeriQuest Common Stock multiplied by the fraction of a share of AmeriQuest Common Stock to which such holder would otherwise be entitled, without any interest thereon.

  2.4 No Further Rights or Transfers. On and after the Effective Date, the holder of a Certificate (as such term is defined in Section 3.3 hereof) representing Robec Common Stock shall cease to have any rights as a shareholder of Robec, except for the right to surrender his or her Certificate in exchange for payment of the Merger Consideration.

  2.5 Dissenting Shares. Notwithstanding anything herein to the contrary, shares of Robec Common Stock that are outstanding immediately prior to the Effective Date and that are held by shareholders, if any, who are entitled to assert a right to dissent from the Merger and who demand and validly perfect their rights to receive the "fair value" of their shares with respect to the Merger under Section 1574 of the BCL (the "Dissenting Shares") shall be entitled solely to the payment of the "fair value" of such shares in accordance with the provisions of the BCL; except that (i) if such demand to receive "fair value" shall be withdrawn upon the consent of the Surviving Corporation, (ii) if this Plan of Merger shall be terminated, or the Merger shall not be consummated, (iii) if no demand or petition for the determination of "fair value" by a court shall have been made or filed within the time provided in the provisions of the BCL or (iv) if a court of competent jurisdiction shall determine that such holder of Dissenting Shares is not entitled to the relief provided by the provisions of the BCL, then the right of such holder of Dissenting Shares to be paid the "fair value" of his shares of Robec Common Stock shall cease and with respect to clauses (i), (iii) and (iv) above, such Dissenting Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Date, the right to receive the Merger Consideration with respect thereto, without any interest thereon, and with respect to clause (ii) above, the status of such shareholder shall be restored retroactively without prejudice to any corporate proceeding which may have been taken during the interim.

                                  ARTICLE III

                            MERGER PAYMENT PROCEDURE

  3.1 Merger Consideration. The certificates which represent shares of AmeriQuest Common Stock to be issued in accordance with this Agreement to holders of Robec Common Stock, excluding the holders of Dissenting Shares, together with any dividends or distributions with respect thereto, and any cash required in payment of fractional shares pursuant to Section 2.3 hereof, hereby collectively constitute the "Merger Consideration."

  3.2 Exchange Agent. AmeriQuest shall deposit the Merger Consideration with American Stock Transfer and Trust Company or such other transfer agent as may be mutually acceptable to both AmeriQuest and Robec (the "Exchange Agent") for the benefit of holders of Robec Common Stock, promptly after the Effective Date.

  3.3 Transmittal Letter. As soon as practicable after the Effective Date, the Exchange Agent shall send a notice and transmittal form to each holder of record of a certificate or certificates theretofore evidencing shares of Robec Common Stock (such certificates are collectively referred to herein as the "Certificates"), advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such Certificates for exchange into the Merger Consideration. Upon the surrender of a Certificate to the Exchange Agent together with and in accordance with such transmittal form, the holder thereof shall be entitled to receive in exchange therefor the Merger Consideration payable in respect of each share of Robec Common Stock represented thereby. Upon such surrender, the Exchange Agent will promptly pay the Merger Consideration. Each such Certificate shall be deemed for all purposes to evidence only the right to receive the Merger Consideration.

  3.4 Delivery To Person Other Than Registered Holder. If the Merger Consideration (or any portion thereof) is to be delivered to a person other than the person in whose name the Certificates surrendered in exchange therefor are registered, it shall be a condition to the delivery of the Merger Consideration that the Certificates so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise be in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid.

  3.5 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, the owner of such lost, stolen or destroyed Certificate shall deliver to the Surviving Corporation a bond in such sum as the Surviving Corporation may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

                                   ARTICLE IV

                              SURVIVING PROVISIONS

  4.1 Articles of Incorporation and Bylaws. The Articles of Incorporation of the Merging Corporation shall survive and be the Articles of Incorporation of the Surviving Corporation, except that Article I shall be amended to provide that the name of the Surviving Corporation shall be "AmeriQuest/Robec, Inc." until thereafter amended in accordance with the provisions therein and as provided by the BCL. The bylaws of the Merging Corporation shall survive and be the bylaws of the Surviving Corporation until thereafter amended in accordance with the provisions therein and as provided in the BCL.

  4.2 Directors and Officers. The directors and officers of the Surviving Corporation shall be as follows:

                Name                                 Position
                ----                                 --------
      Harold L. Clark                Director, Chairman of the Board
      Robert H. Beckett              Director, President and Chief Executive
                                      Officer
      Robert S. Beckett              Director, Vice President and Chief
                                      Operating Officer
      Stephen G. Holmes              Director, Executive Vice President,
                                      Secretary/Treasurer and Chief Financial
                                      Officer
      Alexander C. Kramer, Jr.       Vice President--Operations

  Each director and officer listed above shall hold office until the expiration of his or her term of office or earlier death, resignation or removal in accordance with the Articles of Incorporation and Bylaws of the Merging Corporation and applicable law.

                                                                     APPENDIX II

           AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION

  THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of the 11th day of August, 1994 by and among AmeriQuest Technologies, Inc., a Delaware corporation ("AmeriQuest"), Robec, Inc., a Pennsylvania corporation ("Robec") and Robert H. Beckett, Robert S. Beckett, Alexander C. Kramer, Jr. and G. Wesley McKinney, who are certain principal shareholders of Robec (the "Principal Shareholders"), for the acquisition of Robec by AmeriQuest pursuant to an exchange (the "Exchange") of stock between AmeriQuest and the Principal Shareholders followed by a merger (the "Merger") of a wholly-owned subsidiary of AmeriQuest to be formed under the laws of the Commonwealth of Pennsylvania ("Newco") with and into Robec. The Principal Shareholders are joining in this Agreement solely for the purposes of agreeing to be bound by Sections 1.01, 8.06, 8.08 and 8.16 hereof but are intended by AmeriQuest also to be the beneficiaries of all of the other provisions hereof which are for their benefit.

                                  WITNESSETH:

  WHEREAS, AmeriQuest desires to acquire Robec in a transaction which qualifies as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended;

  WHEREAS, management of Robec deems it to be in the best interests of the shareholders of Robec to receive shares of the Common Stock of AmeriQuest, par value $.01 per share, ("AmeriQuest Common Stock") upon the merger of Newco with and into Robec pursuant to the terms hereof and in the plan of merger attached hereto as Exhibit A (the "Plan of Merger");

  WHEREAS, the Principal Shareholders are prepared and willing to assist Robec in achieving the Merger by exchanging their shares of the Common Stock of Robec, par value $.01 per share ("Robec Common Stock") for shares of AmeriQuest Common Stock;

  WHEREAS, it is intended that in connection with the Exchange and the Merger all holders of Robec Common Stock will receive the same consideration per share for their shares of Robec Common Stock; and

  WHEREAS, the parties hereto are parties to an Agreement and Plan of Reorganization dated as of August 11, 1994 which is amended and restated in its entirety and superseded hereby.

  NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereby agree as follows:

                                   ARTICLE I.

                    THE EXCHANGE, MERGER AND RELATED MATTERS

  1.01 Exchange of Shares by Principal Shareholders. At the request of Robec management and in order to assist Robec in effecting the Merger, and subject to the terms and conditions contained in this Agreement, each of the Principal Shareholders agrees with AmeriQuest to exchange pro rata a portion of the number of shares of Robec Common Stock held by such Principal Shareholder (the "Exchange Shares") for AmeriQuest Common Stock (previously defined as the "Exchange") such that following the Exchange, AmeriQuest will own at least 50.1% of the outstanding shares of Robec's Common Stock. The closing of the Exchange is referred to herein as the "Exchange Closing" and shall occur upon the satisfaction of the applicable conditions and pursuant to the terms as provided herein at such time and place as the parties shall agree. Upon the Exchange Closing, each Exchange Share shall be exchanged into .63075 of a validly issued, fully paid and nonassessable share of AmeriQuest Common Stock; provided, however, that in the event the closing price of AmeriQuest Common Stock on the New York Stock Exchange on the business day prior to the Effective Date (as that term is defined in Section 1.07 hereof) as reported in the Wall Street Journal (the "Closing Date Market Price") is less than $3.00 per share, on the Effective Date, the Principal Shareholders shall be entitled to receive additional validly issued, fully paid and nonassessable shares of AmeriQuest Common Stock equal to the difference between (a) the product of (i) the number of Robec Common Shares exchanged in the Exchange multiplied by (ii) .63075 multiplied by
(iii) a quotient the numerator of which is $3.00 and the denominator of which is the Closing Date Market Price and (b) the number of shares of AmeriQuest Common Stock received by such Principal Shareholder in the Exchange. No fractional shares of AmeriQuest Common Stock will be issued in connection with the Exchange or any adjustment pursuant to this Section 1.01, but in lieu thereof each Principal Shareholder who would otherwise be entitled to receive a fraction of a share of AmeriQuest Common Stock will receive an amount in cash equal to the market value of one share of AmeriQuest Common Stock (based on the closing price of AmeriQuest Common Stock on the New York Stock Exchange on the previous business day, as reported in the Wall Street Journal) multiplied by the fraction of a share of AmeriQuest Common Stock to which such holder would otherwise be entitled without any interest thereon.

  1.02 Registration of Exchange Shares. Pursuant to the terms of a Registration Rights Agreement in the form attached hereto as Exhibit B (the "Registration Rights Agreement") by and between AmeriQuest and each of the Principal Shareholders, AmeriQuest shall, at its expense, prepare and file a registration statement on Form S-3 or if Form S-3 is not available on another appropriate registration form (the "S-3 Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") for use by the Principal Shareholders receiving restricted securities in connection with the Exchange or pursuant to the Merger, and shall cause the S-3 Registration Statement to be declared effective not later than the Effective Date (as such term is defined in Section 1.07 hereof), provided, however, that if the Merger is not consummated on or prior to December 31, 1994, or if this Agreement is otherwise terminated, AmeriQuest shall cause the S-3 Registration Statement to become effective on the earlier of December 31, 1994 or such termination date, as the case may be. Further, AmeriQuest shall maintain the effectiveness of the S-3 Registration Statement until such time as the shares covered thereby are no longer deemed to be "restricted securities" as defined in Rule 144(a)(3) or to be subject to Rule 145, each as promulgated under the Securities Act. Should any "selling shareholder" identified in the S-3 Registration Statement thereafter still be deemed to be an "affiliate" of AmeriQuest, AmeriQuest shall continue to maintain the effectiveness of such S-3 Registration Statement for the benefit of such "affiliate(s)" until such selling shareholder shall no longer be deemed an "affiliate."

  1.03 The Merger. On the Effective Date, Newco shall be merged with and into Robec (previously defined as the "Merger") pursuant to this Agreement and the Plan of Merger, and the separate corporate existence of Newco shall cease, and Robec shall continue as the surviving corporation under the laws of the Commonwealth of Pennsylvania under the name "AmeriQuest/Robec, Inc." (the "Surviving Corporation"). Newco and Robec are referred to herein as the "Constituent Corporations" to the Merger.

  1.04 Conversion of Shares. On the Effective Date, by virtue of the Merger and without any action on the part of AmeriQuest, Robec, Newco, the Surviving Corporation, or any holder of any shares of capital stock of either of the Constituent Corporations, the shares of capital stock of each of the Constituent Corporations shall be converted as set forth in the Plan of Merger.

  1.05 Treatment of Options. (a) On the Effective Date, AmeriQuest will offer to exchange each of the then outstanding options to purchase Robec Common Stock (collectively, the "Robec Options"), including, without limitation, all outstanding options granted under Robec's 1989 Stock Option Plan, as amended (the "Robec Plan"), as well as any then outstanding Robec options not granted under the Robec Plan, for an option to purchase that number of shares of AmeriQuest Common Stock (collectively, the "AmeriQuest Options") determined by multiplying the number of shares of Robec Common Stock subject to such Robec Option on the Effective Date by the Applicable Fraction (as such term is defined in the Plan of Merger), at an exercise price per share of AmeriQuest Common Stock equal to the exercise price per share of such Robec

Option divided by the Applicable Fraction. If the foregoing calculation results in an assumed Robec Option being exercisable for a fraction of a share of AmeriQuest Common Stock, then the number of shares of AmeriQuest Common Stock subject to such option will be rounded up to the nearest whole number of shares. The term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all other terms and conditions of the Robec Options will otherwise be unchanged. Continuous employment with Robec or any subsidiary of Robec prior to the Merger will be credited to an optionee of Robec for purposes of determining the vesting of the AmeriQuest Options.

  (b) AmeriQuest will cause the AmeriQuest Common Stock issuable upon exercise of the AmeriQuest Options to be registered on Form S-8 promulgated by the Securities and Exchange Commission ("SEC") within 20 days after the Effective Date and will use its best efforts to maintain the effectiveness of such registration statement or registration statements for so long as any such AmeriQuest Options shall remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act (as such term is defined in Section 1.08(c)), AmeriQuest shall administer the Robec Plan assumed pursuant to this
Section 1.05 in a manner that complies with Rule 16b-3 promulgated by the SEC under the Exchange Act. AmeriQuest will reserve a sufficient number of shares of AmeriQuest Common Stock for issuance upon exercise of the AmeriQuest Options.

  (c) Promptly after the Effective Date, AmeriQuest will notify in writing each holder of a Robec Option of the offer to exchange such Robec Option for an AmeriQuest Option, the number of shares of AmeriQuest Common Stock that are then subject to such option, and the exercise price of such option, as determined pursuant to this Section 1.05.

  1.06 Board Representation for Robec. The Board of Directors of AmeriQuest shall cause Robert H. Beckett to be appointed, effective as of the Exchange Closing, to the Board of Directors of AmeriQuest, to serve until such time as his successor, if any, is duly elected and qualified to serve, and shall nominate him for reelection at each of the next two annual meetings of shareholders.

  1.07 Merger Closing. The closing of the Merger contemplated by this Agreement (the "Merger Closing") shall take place at the offices of Morgan, Lewis & Bockius, 2000 One Logan Square, Philadelphia, PA 19103 commencing at 10:00 a.m., local time, on the later of (a) the day of the special meeting of Robec shareholders provided for in Section 1.08(b) hereof or (b) the day on which the last of the applicable conditions precedent to the Merger set forth in Articles VIB and VIIB hereof is fulfilled or waived (subject to applicable law), or (c) at such other time or place or on such other date as AmeriQuest, Robec and Newco shall agree (the "Merger Closing Date"). On the Merger Closing Date, Articles of Merger including the Plan of Merger shall be filed with the Department of State of the Commonwealth of Pennsylvania in accordance with the provisions of the Pennsylvania Business Corporation Law of 1988 (the "BCL"), and the Merger shall become effective upon such filing or at such later time on the Merger Closing Date as may be specified in the filing with the Department of State of the Commonwealth of Pennsylvania (the "Effective Date").

  1.08 Shareholder Approvals and Registration on Form S-4. (a) As soon as practicable following the execution of this Agreement, AmeriQuest will convene a special meeting of its stockholders to secure approval of an increase in the number of authorized shares of AmeriQuest Common Stock necessary to consummate the Merger and the Kenfil Merger (as such term is defined below). Pursuant to an Agreement and Plan of Reorganization dated March 31, 1994, as amended, by and among AmeriQuest, Kenfil Inc. ("Kenfil") and certain shareholders of Kenfil (the "Kenfil Agreement"), AmeriQuest has acquired 51% of Kenfil in a stock exchange and agreed to acquire the remaining shares of common stock of Kenfil in a merger transaction (the "Kenfil Merger") and to issue simultaneously with the consummation of the Kenfil Merger approximately 1,700,000 shares of AmeriQuest Common Stock in exchange for approximately $7,300,000 of Kenfil subordinated debt and approximately 2,000,000 shares of AmeriQuest Common Stock to certain vendors of Kenfil in satisfaction of approximately $16,500,000 of trade debt of Kenfil.

  (b) As soon as practicable following the execution of this Agreement, Robec will convene a special meeting of its shareholders to secure the necessary shareholder authorizations and approvals of this Agreement and the transactions contemplated herein.

  (c) The AmeriQuest Common Stock to be issued in the Merger shall be registered under the Securities Act on a Registration Statement on Form S-4 (the "Form S-4"), and AmeriQuest will pay the filing fee required for any such filing. In this regard, it will be necessary to file the Form S-4 to serve as a Prospectus under the Securities Act for the shares so registered and as a proxy/consent statement ("Prospectus/Proxy-Statement"). As promptly as practicable after the date of this Agreement, AmeriQuest and Robec shall prepare and file with the SEC the Form S-4, together with the Prospectus/Proxy Statement to be included therein and any other documents required by the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the Merger, and AmeriQuest will pay the filing fees required for any such filings. Each of AmeriQuest and Robec shall use its best efforts to respond promptly to any comments of the SEC and to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. AmeriQuest shall also take any action required to be taken under any applicable state securities or "blue-sky" laws and regulations of the NYSE in connection with the issuance of the AmeriQuest Common Stock in connection with the Merger and the listing of such shares on the NYSE. Robec shall promptly furnish to AmeriQuest all information concerning Robec and the shareholders of Robec as may be reasonably required in connection with any action contemplated by this Section 1.08. Each of AmeriQuest and Robec will notify the other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Form S-4 or the Prospectus/Proxy Statement or for additional information and will supply the other with copies of all correspondence with the SEC or its staff with respect to the Form S-4 or the Prospectus/Proxy Statement. Whenever any event occurs which should be set forth in an amendment or supplement to the Form S-4 or the Prospectus/Proxy Statement, AmeriQuest or Robec, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to shareholders of AmeriQuest and Robec, such amendment or supplement. The parties will enter into customary indemnification and other agreements and seek customary "comfort letters" in connection with the Form S-4.

  1.09 Tax-Free Exchange. The Exchange and the Merger provided for herein are intended to constitute one integrated transaction that qualifies as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and the AmeriQuest Common Stock is to be received by holders of Robec Common Stock on a tax-free basis. Except as specifically provided in Section 1.01 hereof, the number of shares of AmeriQuest Common Stock to be issued in the Exchange and the Merger will not be subject to adjustment for fluctuations in the price of the shares for either AmeriQuest or Robec. Except for cash paid in lieu of fractional shares, no consideration that could constitute "other property" within the meaning of Section 356(b) of the Code is being transferred by AmeriQuest for the Robec Common Stock either in the Exchange or in the Merger. The parties agree not to take a position on any tax return inconsistent with this Section 1.09. The parties further agree that each of Robec and AmeriQuest shall pay their own expenses in connection with the transactions contemplated hereunder. AmeriQuest represents that it has no plan or intention to reacquire any of its Common Stock issued either in the Exchange or in the Merger, that it has no plan or intention to sell or otherwise dispose of any of the assets of Robec except in the ordinary course of business, and that it will continue the historic business of Robec or use a significant portion of Robec's historic business assets in a business.

                                  ARTICLE II.

                  REPRESENTATION AND WARRANTIES OF AMERIQUEST

  AmeriQuest hereby represents and warrants to and agrees with Robec and the Principal Shareholders that:

  2.01 Organization and Good Standing. AmeriQuest is, and on the Effective Date will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own its property and to carry on its business as it is now being conducted, and is not required to be qualified to do business in any jurisdictions other than California, Massachusetts and Delaware. Newco will on the Effective Date be a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

  2.02 Authorization and Validity of Agreement. AmeriQuest has full corporate power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby. Except for (a) obtaining the approval of its Board of Directors as contemplated by Section 6.01 hereof and (b) obtaining the approval of its shareholders as contemplated by Section 1.08(a) hereof, no other corporate action on the part of AmeriQuest is necessary to the execution and delivery by AmeriQuest of this Agreement. Upon receipt of the approvals referred to in the immediately preceding sentence, this Agreement will have been duly executed and delivered by AmeriQuest and will be a valid and binding obligation of AmeriQuest enforceable against AmeriQuest in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The performance by Newco on the Effective Date of the transactions contemplated by the Plan of Merger will have been duly authorized by AmeriQuest, its sole shareholder, and its Board of Directors and no further corporate action on the part of Newco is or will be necessary to consummate the transactions contemplated by this Agreement.

  2.03 Capitalization of AmeriQuest. All of AmeriQuest's authorized capital stock consists of 10,000,000 shares of Common Stock, $.01 par value (previously referred to as "AmeriQuest Common Stock"), of which 9,862,079 shares are validly issued and outstanding; and 5,000,000 shares of Preferred Stock, $.01 par value ("AmeriQuest Preferred Stock"), of which 1,099,628 shares of AmeriQuest Series C Convertible Preferred Stock are issued or outstanding. Upon approval of the amendment to the AmeriQuest Certificate of Incorporation contemplated by Section 1.08(a) hereof, AmeriQuest's authorized capital stock shall consist of 30,000,000 shares of AmeriQuest Common Stock and 5,000,000 shares of AmeriQuest Preferred Stock. All issued and outstanding shares of AmeriQuest Common Stock are duly authorized, validly issued, fully paid and nonassessable. There are no options, warrants, contracts or commitments entitling any person to purchase or otherwise acquire from AmeriQuest any issued or unissued shares of its capital stock except for (a) 1,500,000 shares which are the subject of stock options and warrants as described on Appendix I to this Agreement and (b) an agreement to issue approximately 5,200,000 shares of AmeriQuest Common Stock upon the closing of the Kenfil Merger. There is no stock held in the treasury of AmeriQuest.

  2.04 Resulting Ownership of AmeriQuest by Robec Shareholders. After the Effective Date, assuming prior or contemporaneous consummation of the Kenfil Merger, there will be outstanding approximately 18,961,707 shares of AmeriQuest Common Stock and no shares of AmeriQuest Preferred Stock, and the current shareholders of Robec will own approximately 14.76% of the outstanding shares of AmeriQuest Common Stock. After the Merger, Robec will be a wholly-owned subsidiary of AmeriQuest.

  2.05 SEC Reports. AmeriQuest has delivered or made available to Robec correct and complete copies of each report, schedule, registration statement and definitive proxy statement filed by AmeriQuest with the SEC on or after January 1, 1991 (the "AmeriQuest SEC Documents"), which are all of the documents (other than preliminary material) that AmeriQuest has been required to file with the SEC on or after January 1, 1991. As of their respective dates or, in the case of registrations statements, their effective dates, none of the AmeriQuest SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the AmeriQuest SEC Documents complied when filed in all material respects with the then applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder promulgated by the SEC. AmeriQuest has filed all documents and agreements which were required to be filed as exhibits to the AmeriQuest SEC Documents.

  2.06 Financial Statements. The financial statements of AmeriQuest included in the AmeriQuest SEC Documents complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and fairly present (subject, in the case of unaudited statements, to normal, year-end audit adjustments) the consolidated financial position of AmeriQuest and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows (or changes in financial position prior to the approval of Statement of Financial Accounting Standards Number 95) for the respective periods then ended.

  2.07 Absence of Undisclosed Liabilities. AmeriQuest has no liabilities or obligations as of the date hereof, secured or unsecured (whether accrued, absolute, contingent or otherwise), including without limitation tax liabilities due or to become due, except current liabilities incurred in the ordinary course of business or in connection with the transaction contemplated thereby.

  2.08 Subsidiaries. The subsidiaries of AmeriQuest (the "AmeriQuest Subsidiaries") are identified on Appendix II to this Agreement. Each AmeriQuest Subsidiary is, and on the Effective Date will be, a corporation duly organized, validly existing and in good standing under its respective jurisdiction of incorporation, with full power and authority to own its property and to carry on its business as it is now being conducted. Unless the context requires otherwise, as used in Sections 2.07-2.22 and 4.01-4.21 of this Agreement, the term AmeriQuest includes the AmeriQuest Subsidiaries.

  2.09 No Violation of Governing Instruments. Except as disclosed on Appendix III, no provision of the Certificate of Incorporation or By-laws of AmeriQuest or of any material agreement or instrument to which AmeriQuest is a party or by which it is bound is or will be violated by the execution and delivery of this Agreement or by the performance or satisfaction of any agreement or condition herein contained to be performed or satisfied by AmeriQuest.

  2.10 Permits. AmeriQuest possesses all the licenses, franchises, permits, registrations and other governmental authorizations necessary for the continued conduct of its business without material interference or interruption.

  2.11 Defaults. Except as disclosed on Appendix IV, AmeriQuest is not in material default under any lease, purchase or sale contract, note, indenture or loan agreement, or under any other agreement or arrangements which are material, alone or in the aggregate, to which it is a party or by which it is bound or, to the knowledge of the officers and directors of AmeriQuest, affected. AmeriQuest further agrees to obtain all consents or waivers from (i) those third parties to whom it is indebted and in default (except for amounts owed to its vendors) and (ii) all third parties to whom it is indebted whose indebtedness is scheduled for payment prior to the Effective Date, which may be necessary to prevent the Merger provided for herein from resulting in any breach, acceleration, default or collection under any such agreements or arrangements.

  2.12 Agreements. Except as set forth on Appendix V, AmeriQuest is not a party to and is not bound by:

    (a) any employment contracts or agreements or any collective bargaining or labor agreements;

    (b) any pension, retirement, stock option, stock purchase, savings, profit-sharing, deferred compensation, retainer, consultant, bonus, group insurance, or any vacation pay or severance pay or other incentive or welfare, contract, plan or so-called fringe benefit agreement;

    (c) any contract for the purchase of any materials, supplies, equipment or inventory, or for the sale of any inventory, except contracts entered into in the ordinary course of business (i) which do not (as to each) involve either an unperformed commitment in excess of $300,000 or the payment of more than $200,000; or (ii) which may not be terminated without penalty by AmeriQuest within one year from the date hereof; or

    (d) any note or agreement relating to any indebtedness except as shown on AmeriQuest's March 31, 1994 financial statements included in the AmeriQuest SEC Documents.

  2.13 Taxes. AmeriQuest has, and on the Effective Date will have, timely filed all Federal and State and/or local tax returns required to be filed, and have paid, or made adequate provisions for the payment of, all taxes (whether or not reflected in its tax returns as filed and whether or not disputed) which may be or hereafter become due and payable (and/or accruable) in respect of its operations for all periods prior to the Effective Date, including that portion of its current fiscal year to and including the Effective Date, to any city, district, state, the United States, any foreign country or any other taxing authority, and is not now and on the Effective Date will not be delinquent in the payment of any tax assessment or government charge. No unpaid tax deficiencies or additional liabilities of any sort have been proposed by any governmental representative. No agreements for the extension of time for the assessment of any amounts of tax have been entered into by or on behalf of AmeriQuest. AmeriQuest has withheld proper and accurate amounts from its respective employees for all periods in full and complete compliance with all tax withholding provisions (including without limitation income tax withholding, social security and unemployment taxes) of applicable federal, foreign, state and local laws. The hours worked by and payment made to employees of AmeriQuest have not been in violation of any applicable federal, state, foreign or local laws dealing with such matters. All payments due from AmeriQuest (on account of union employment contracts or otherwise) for employee profit-sharing, pension benefits and employee health and welfare insurance have been paid or accrued as a liability on its books. The reserves for taxes reflected on the financial statements included in the AmeriQuest SEC Documents are adequate to cover all taxes with respect to the income of AmeriQuest for the period then ended.

  AmeriQuest, on or prior to the Effective Date, agrees to pay all required federal and state taxes in the time and manner required under applicable federal and state tax laws with respect to AmeriQuest's operations through the fiscal year ended June 30, 1994. AmeriQuest is not now and on the Effective Date will not be delinquent in the payment of any tax assessment or government charge in respect of AmeriQuest's operations through the Effective Date.

  2.14 Accuracy of Corporate Records. The copies of the Certificate of Incorporation, By-laws, minute books and stock transfer records of AmeriQuest heretofore or hereafter delivered to Robec or made available to Robec for examination are complete and correct. The minute books of AmeriQuest contain complete and accurate records of all meetings and other corporate actions of its shareholders, directors and committees of its Board of Directors.

  2.15 Absence of Litigation. Except as set forth on Appendix VI, AmeriQuest is not now engaged in or threatened with any litigation or other proceeding in connection with its affairs involving amounts in excess of $50,000, and has not been subject to any such litigation or proceeding during the past two (2) years, and it is not now subject to any decree, order or other governmental restriction which has a material adverse effect on its business or assets or which would prevent or hamper the consummation of the Exchange or the Merger contemplated by this Agreement.

  2.16 Insurance. AmeriQuest's insurance coverage is adequate based on its experience and the experience of similar businesses. AmeriQuest is not now and on the Effective Date will not be in default in any material respect under any such policy and such policies will be continued in force and effect up to and including the Effective Date.

  2.17 Employee Benefit Plans and Salaries. There has not been since June 30, 1993 any bonus, profit-sharing, pension, retirement or other similar arrangement or plan instituted, amended or agreed to by AmeriQuest, or any increase in the compensation payable or to become payable by it to any of its officers, employees or agents whose total compensation for services rendered after any such increase is at an annual rate of more than $100,000 (except for those persons identified on Appendix VII in the amounts indicated thereon), nor has any bonus, percentage of compensation or other like benefit accrued to or for the credit of any of the officers, employees or agents of AmeriQuest (except for those persons identified on Appendix VII in the amounts indicated thereon).

  2.18 Salaries and Pensions. AmeriQuest has no unfunded obligation under any pension or profit-sharing arrangements for the employees of AmeriQuest, salaried, non-salaried, union or non-union, including any formal or informal plans, and all funding arrangements with respect thereto have been made in accordance with the terms of such plans or arrangements.

  2.19 Labor Relations, Financial Condition and Assets. Since June 30, 1993, there has not been any significant labor trouble or any adverse change in the financial condition, assets, liabilities, properties, business or results of operations of AmeriQuest, including but not limited to any cancellation of or threatened cancellation of any contract, any damage or destruction of property by fire or casualty, whether or not covered by insurance, or the taking of any property by condemnation or eminent domain, except as disclosed on Appendix VIII.

  2.20 Regulatory Consents. Except for (a) filings required to be made with the Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Antitrust Improvements Act"), (b) the filing of a Prospectus/Proxy Statement with the Securities and Exchange Commission as a Registration Statement on Form S-4, (c) any consents or filings made necessary by the financing arrangements of the Constituent Corporations and AmeriQuest and (d) the filing of the Plan of Merger with the Department of State of the Commonwealth of Pennsylvania, no material consent, authorization, order or approval of or filing of a registration with any governmental commission, board or other regulatory body is required by AmeriQuest for or in connection with the consummation of the Merger.

  2.21 AmeriQuest Shares. The shares of AmeriQuest Common Stock to be issued in the transactions contemplated by this Agreement will be, upon issuance, duly authorized, validly issued, fully paid and nonassessable.

  2.22 Full Disclosure. No representation, warranty or other statement relating to AmeriQuest or Newco contained in this Agreement or information contained in any certificate, exhibit, appendix or document delivered by AmeriQuest or Newco pursuant to this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements made herein or therein not misleading in light of the circumstances under which they were made.

  2.23 Survival. The representations and warranties of AmeriQuest contained herein are true on the date hereof and shall continue to be true as of the Effective Date, except for changes permitted or contemplated by the terms of this Agreement, and shall survive the Effective Date.

                                  ARTICLE III.

                     REPRESENTATION AND WARRANTIES OF ROBEC

  Robec hereby represents and warrants to and agrees with AmeriQuest that:

  3.01 Organization and Good Standing. Robec is, and on the Effective Date will be, a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, with full power and authority to own its property and to carry on its business as it is now being conducted, and is not required to be qualified to do business in any jurisdictions other than those states in which it is now so qualified.

  3.02 Authorization and Validity of Agreement. Robec has full corporate power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby. Except for (a) obtaining the approval of its Board of Directors as contemplated by Section 6.01 hereof and (b) obtaining the approval of its shareholders as contemplated by Section 1.08 hereof, no other corporate action on the part of Robec is necessary to the execution and delivery by Robec of this Agreement. Upon receipt of the approvals referred to in the immediately preceding sentence, this Agreement will have been duly executed and delivered by Robec and will be a valid and binding obligation of Robec enforceable against Robec in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other laws, now or hereafter in effect, affecting creditors' rights generally, and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

  3.03 Capitalization of Robec. All of Robec's authorized capital stock consists of 10,000,000 shares of Common Stock, par value $.01 per share (previously referred to as "Robec Common Stock"), of which 4,439,180 shares are validly issued and outstanding; and 5,000,000 shares of Preferred Stock, par value $.01 per share, of which no shares are outstanding. All of the issued and outstanding shares of Robec Common Stock are duly authorized, validly issued, fully paid and nonassessable. There are no options, warrants, contracts or commitments entitling any person to purchase or otherwise acquire from Robec any issued or unissued shares of its capital stock except shares subject to stock options as outlined on Appendix IX to this Agreement; and 160,000 shares of Robec Common Stock are held in the treasury of Robec.

  3.04 SEC Reports. Robec has delivered or made available to AmeriQuest correct and complete copies of each report, schedule, registration statement and definitive proxy statement filed by Robec with the SEC on or after January 1, 1993 (the "Robec SEC Documents"), which are all the documents (other than preliminary material) that Robec was required to file with the SEC on or after January 1, 1993. As of their respective dates or, in the case of registrations statements, their effective dates, none of the Robec SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Robec SEC Documents complied when filed in all material respects with the then applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder promulgated by the SEC. Robec has filed all documents and agreements which were required to be filed as exhibits to the Robec SEC Documents.

  3.05 Financial Statements. The financial statements of Robec included in the Robec SEC Documents complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the
SEC) and fairly present (subject, in the case of unaudited statements, to normal, year-end audit adjustments) the consolidated financial position of Robec and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows (or changes in financial position prior to the approval of Statement of Financial Accounting Standards Number 95) for the respective periods then ended.

  3.06 Absence of Undisclosed Liabilities. Other than as set forth on the balance sheet dated December 31, 1993, Robec has no material liabilities or obligations as of the date hereof, secured or unsecured (whether accrued, absolute, contingent or otherwise), including without limitation tax liabilities due or to become due, except current liabilities incurred in the ordinary course of business since such date or as set forth on any Appendix to this Agreement.

  3.07 Subsidiaries. The subsidiaries of Robec (the "Robec Subsidiaries") are identified on Appendix X to this Agreement. Each Robec Subsidiary is, and on the Effective Date will be, a corporation duly organized, validly existing and in good standing under its respective jurisdiction of incorporation, with full power and authority to own its property and to carry on its business as it is now being conducted. Unless the context requires otherwise, as used in Sections 3.06-3.20 and 5.01-5.21 of this Agreement, the term Robec includes the Robec Subsidiaries.

  3.08 No Violation of Governing Instruments. Except as disclosed on Appendix XI, no provision of the Articles of Incorporation or By-laws of Robec or of any material agreement or instrument to which Robec is a party or by which it is bound is or will be violated by the execution and delivery of this Agreement or by the performance or satisfaction of any agreement or condition herein contained to be performed or satisfied by Robec.

  3.09 Permits. Robec possesses all the licenses, franchises, permits, registrations and other governmental authorizations necessary for the continued conduct of its business without material interference or interruption.

  3.10 Defaults. Except as disclosed on Appendix XII, Robec is not in material default under any lease, purchase or sale contract, note, indenture or loan agreement, or under any other agreement or arrangements which are material, alone or in the aggregate, to which it is a party or by which it is bound. Robec further agrees to use reasonable efforts to obtain all consents or waivers from (i) those third parties to whom it is indebted and in default (except for amounts owed to its vendors) and (ii) all third parties to whom it is indebted (except for amounts owed to vendors) whose indebtedness is scheduled for payment prior to the Exchange Closing, which may be necessary to prevent the Merger provided for herein from resulting in any breach, acceleration, default or collection under any such agreements or arrangements.

  3.11 Agreements. Except as set forth on Appendix XIII, Robec is not a party to and is not bound by:

    (a) any employment contracts or agreements or any collective bargaining or labor agreements;

    (b) any pension, retirement, stock option, stock purchase, savings, profit-sharing, deferred compensation, retainer, consultant, bonus, group insurance, or any vacation pay or severance pay or other incentive or welfare, contract, plan or so-called fringe benefit agreement;

    (c) any contract for the purchase of any materials, supplies, equipment or inventory, or for the sale of any inventory, except contracts entered into in the ordinary course of business (i) which do not (as to each) involve either an unperformed commitment in excess of $300,000 or the payment of more than $200,000; or (ii) which may not be terminated without penalty by Robec within one year from the date hereof; or

    (d) any note or agreement relating to any indebtedness except as shown on Robec's March 31, 1994 financial statements included in the Robec SEC Documents.

  3.12 Taxes. Robec has, and on the date of the Exchange Closing will have, timely filed all Federal and State and/or local tax returns required to be filed, and have paid, or made adequate provisions for the payment of, all taxes (whether or not reflected in its tax returns as filed and whether or not disputed) which may be or hereafter become due and payable (and/or accruable) in respect of its operations for all periods prior to the Exchange Closing, including that portion of its current fiscal year to and including the Exchange Closing, to any city, district, state, the United States, any foreign country or any other taxing authority, and is not now and on the date of the Exchange Closing will not be delinquent in the payment of any tax assessment or government charge. No unpaid tax deficiencies or additional liabilities of any sort have been proposed by any governmental representative. No agreements for the extension of time for the assessment of any amounts of tax have been entered into by or on behalf of Robec. Robec has withheld proper and accurate amounts from its respective employees for all periods in full and complete compliance with all tax withholding provisions (including without limitation income tax withholding, social security and unemployment taxes) of applicable federal, foreign, state and local laws. The hours worked by and payment made to employees of Robec have not been in violation of any applicable federal, state, foreign or local laws dealing with such matters. All payments due from Robec (on account of union employment contract or otherwise) for employee profit-sharing, pension benefits and employee health and welfare insurance have been paid or accrued as a liability on its books. The reserves for taxes reflected on the December 31, 1993 audited financial statements of Robec are adequate to cover all taxes with respect to the income of Robec for the period then ended.

  Robec, on or prior to the Exchange Closing, agrees to pay all required federal and state taxes in the time and manner required under applicable federal and state tax laws with respect to Robec's operations through the fiscal year ended December 31, 1993. Robec is not now and on the date of the Exchange Closing will not be delinquent in the payment of any tax assessment or government charge in respect of Robec's operations through the date of the Exchange Closing.

  3.13 Accuracy of Corporate Records. The copies of the Articles of Incorporation, By-laws, minute books and stock transfer records of Robec heretofore or hereafter delivered or made available to AmeriQuest for examination are complete and correct. The minute books of Robec contain complete and accurate records of all meetings and other corporate actions of its shareholders, directors and the committees of its Board of Directors.

  3.14 Absence of Litigation. Except as set forth on Appendix XIV, Robec is not now engaged in or threatened in writing with any litigation or other proceeding in connection with its affairs involving amounts in excess of $50,000, and has not been subject to any such litigation or proceeding during the past two (2) years and it is not now subject to any decree, order or other governmental restriction which has a material adverse effect on its business or assets or which would prevent or hamper the consummation of the Exchange or the Merger contemplated by this Agreement.

  3.15 Insurance. Robec's insurance coverage is adequate based on its experience and the experience of similar businesses. Robec is not now and on the Effective Date will not be in default in any material respect under any such policy and such policies will be continued in force and effect up to and including the Effective Date.

  3.16 Employee Benefit Plans and Salaries. There has not been since December 31, 1993 any bonus, profit-sharing, pension, retirement or other similar arrangement or plan instituted, amended or agreed to by Robec, or any increase in the compensation payable or to become payable by it to any of its officers, employees or agents whose total compensation for services rendered after any such increase is at an annual rate of more than $100,000 (except as set forth on Appendix XV), nor has any bonus, percentage of compensation or other like benefit accrued to or for the credit of any of the officers, employees or agents of Robec (except as set forth on Appendix XV).

  3.17 Salaries and Pensions. Robec has no unfunded obligation under any pension or profit-sharing arrangements for the employees of Robec, salaried, non-salaried, union or non-union, including any formal or informal plans, and the funding arrangements with respect thereto have been made in accordance with the terms of such plans or arrangements.

  3.18 Labor Relations, Financial Condition and Assets. Since December 31, 1993, except as set forth in the Robec SEC Documents, there has not been any significant labor trouble or any adverse change in the financial condition, assets, liabilities, properties, business or results of operations of Robec, any damage or destruction of property by fire or casualty, whether or not covered by insurance, or the taking of any property by condemnation or eminent domain, except as disclosed on Appendix XVI or on other Appendices attached hereto.

  3.19 Regulatory Consents. Except for (a) filings required to be made with the FTC and the Antitrust Division under the Antitrust Improvements Act, (b) the filing of a Prospectus/Proxy Statement with the Securities and Exchange Commission as a Registration Statement on Form S-4, (c) any consents or filings made necessary by the financing arrangements of the Constituent Corporations and AmeriQuest and (d) the filing of the Plan of Merger with the Department of State of the Commonwealth of Pennsylvania and appropriate documents, if any, with the relevant authorities in states in which Robec is qualified to do business, no material consent, authorization, order or approval of or filing of a registration with any governmental commission, board or other regulatory body is required by Robec for or in connection with the consummation of the Exchange and Merger.

  3.20 Full Disclosure. No representation, warranty or other statement relating to Robec contained in this Agreement or information contained in any certificate, exhibit, appendix or document delivered by Robec pursuant to this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements made herein or therein not misleading in light of the circumstances under which they were made.

  3.21 Survival. The representations and warranties of Robec contained herein are true on the date hereof and shall continue to be true as of the Exchange Closing; except for charges permitted or contemplated by the terms of this Agreement, but shall not survive the Exchange Closing and shall thereafter be null and void and of no further force or effect.

                                  ARTICLE IV.

               CONDUCT OF AMERIQUEST PRIOR TO THE EFFECTIVE DATE

  AmeriQuest covenants, warrants and agrees that, from the date hereof to the Effective Date, except for transactions provided for or herein permitted or disclosed in an exhibit or appendix hereto or expressly approved of in writing by Robec, AmeriQuest shall:

  4.01 Compensation. Except as disclosed on Appendix VII not increase the rate of compensation payable or to become payable by it or make, accrue or become liable for any bonus, profit-sharing, termination or incentive payment (in excess of the applicable amounts or percentages prevailing at June 30, 1994 to
(a) any of its officers, directors or employees whose compensation is in excess of $50,000 per annum, or (b) any other of its employees except in the ordinary and usual course of business.

  4.02 Dividends. Not declare or pay any dividend or distribution (in cash or other property) in respect of any shares of its capital stock.

  4.03 Capital Changes. Not purchase, otherwise acquire, sell or issue any shares of its capital stock, for cash or other consideration, except to honor outstanding stock option and warrant obligations; nor declare or effect any stock dividend, stock split or other action that would result in a change in its authorized and outstanding capitalization.

  4.04 Encumbrance of Assets. Not further mortgage, pledge, or subject to any lien, charge or encumbrance of any kind, any of its assets, tangible or intangible, exclusive of liens arising as a matter of law in the ordinary course of business as to which there is no known default.

  4.05 Incur Liabilities. Not take any action which would cause it to incur any material obligation or liability (absolute or contingent) except liabilities and obligations incurred in the ordinary course of business.

  4.06 Debt Retirement. Not discharge or satisfy any lien or encumbrance, or pay any obligation or liability (absolute or contingent) other than (a) current liabilities disclosed in the balance sheet dated March 31, 1994 which was included in the AmeriQuest SEC Documents, and (b) liabilities incurred since March 31, 1994 in the ordinary course of business.

  4.07 Disposition of Assets. Not sell or transfer any of its tangible assets or cancel any debts or claims, except in each case in the ordinary and usual course of business, except for the pending sale of CMS Singapore and Any Bus.

  4.08 Disposition of Intangibles. Not sell, assign, transfer or otherwise dispose of patents, trademarks, trade names, copyrights, licenses, customer lists, trade secrets, product registrations or other intangible assets.

  4.09 Waivers. Not knowingly waive any rights of substantial value.

  4.10 Executory Agreements. Not, except in the ordinary course of business, modify, amend, alter or terminate (by written or oral agreement, or any manner of action or inaction) any of its executory agreements of a material nature or which are material in amount.

  4.11 Material Transactions. Except as otherwise contemplated herein, not enter into any transaction material in nature or amount other than in the ordinary and usual course of business.

  4.12 Long-Term Commitments. Not undertake any major long-term (long-term being defined as extending over a twelve (12) month period) purchase commitments or sale commitments, even though within the ordinary course of its business.

  4.13 Insurance. Keep its property and assets insured in amounts and with coverage at least as great as the amounts and coverage in effect on the date of this Agreement.

  4.14 Preservation of Business. Use its best efforts to preserve the possession and control of all of its assets, to keep in faithful service its present officers and key employees, to preserve the goodwill of its suppliers, customers and others having business relations with it, and to do nothing to impair its ability to keep and preserve its business existing on the date hereof.

  4.15 Amend Certificate. Not amend its Certificate of Incorporation or By-laws, or change or agree to change in any manner the rights of its outstanding capital stock or the character of its principal business, except as contemplated by Section 1.08(a) hereof.

  4.16 Preservation of Assets. Maintain its properties and assets in good repair, order and condition, reasonable wear and use and damage by fire or other casualty excepted.

  4.17 Maintenance of Records. Maintain its books, accounts and records in the usual, regular and ordinary manner on a basis consistent with that heretofore employed.

  4.18 Credit Practices. Not extend credit in the sale of its products other than in accordance with credit practices in effect on the date hereof.

  4.19 Retention of Real Estate. Not sell, mortgage, lease, buy or otherwise acquire any real estate or any interest therein.

  4.20 Investigation. Allow, at all reasonable times, following reasonable advance notice, during normal business hours, Robec's employees, attorneys, accountants and other authorized representatives, free and full access to its plants, properties, books, records, documents and correspondence, and all of the work papers and other documents relating thereto in the possession of its auditors or counsel, in order that Robec may have full opportunity to make such investigation as it may desire of AmeriQuest's properties and business.

  4.21 Compliance with Law. Comply with all laws applicable to it or to the conduct of its business and will conduct its business in such manner that on the Effective Date the representations and warranties contained in this Agreement shall be true as though such representations and warranties were made on and as of such date.

  4.22 Repayment of Robec Debt. Prior to or contemporaneous with the Exchange Closing, arrange for a third party to loan on the date of the Exchange Closing to Robec cash sufficient to repay all of its outstanding indebtedness to CoreStates Bank, N.A. and Fidelity Bank, N.A. pursuant to the Second Amended and Restated Credit and Security Agreement dated March 29, 1993, as amended (the "Credit Agreement"), estimated to be approximately $10,500,000 on the date hereof.

  4.23 Retention and Voting of Shares.

    (a) Not to sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement with respect to the sale, transfer, pledge, assignment or other disposition of, any shares of Robec Common Stock acquired in the Exchange to any person other than to a wholly-owned subsidiary of AmeriQuest which shall agree in writing prior to the transfer to be bound by all of the provisions of this Agreement, including without limitation this Section 4.23.

    (b) Vote all shares of Robec Common Stock owned by it on the record date for any annual or special meeting of the shareholders of Robec, however called, and in any action by written consent of the shareholders of Robec, at such meeting (x) in favor of the Plan of Merger, (y) against any action or agreement which would result in a breach of any representation, warranty or covenant of Robec in this Agreement or which would otherwise impede, interfere with or attempt to discourage the Merger and (z) against the nomination or election of any director other than the current directors of Robec or any successor nominated by them.

                                   ARTICLE V.

                 CONDUCT OF ROBEC PRIOR TO THE EXCHANGE CLOSING

  Robec covenants, warrants and agrees that, from the date hereof to the Exchange Closing, except for transactions provided for or herein permitted or disclosed in an exhibit or appendix hereto or expressly approved of in writing by AmeriQuest, Robec shall:

  5.1 Compensation. Not increase the rate of compensation payable or to become payable by it or make, accrue or become liable for any bonus, profit-sharing, termination or incentive payment (in excess of the applicable amounts or percentages prevailing at December 31, 1993 or set forth in the Employment Agreements attached as Exhibits hereto for the individuals indicated therein) to (a) any of its officers, directors or employees whose compensation is in excess of $50,000 per annum, or (b) any other of its employees except in the ordinary and usual course of business.

  5.2 Dividends. Not declare or pay any dividend or distribution (in cash or other property) in respect of any shares of its capital stock.

  5.3 Capital Changes. Not purchase, otherwise acquire, sell or issue any shares of its capital stock, for cash or other consideration, except to honor outstanding stock option and warrant obligations; nor declare or effect any stock dividend, stock split or other action that would result in a change in its authorized and outstanding capitalization.

  5.4 Encumbrance of Assets. Not further mortgage, pledge or subject to any lien, charge or encumbrance of any kind, any of its assets, tangible or intangible, exclusive of liens arising as a matter of law in the ordinary course of business as to which there is no known default.

  5.5 Incur Liabilities. Not take any action which would cause it to incur any obligation or liability (absolute or contingent) except liabilities and obligations incurred in the ordinary course of business.

  5.6 Debt Retirement. Not discharge or satisfy any lien or encumbrance, or pay any obligation or liability (absolute or contingent) other than (a) current liabilities disclosed in the balance sheet dated March 31, 1994 which was included in the Robec SEC Documents, and (b) liabilities incurred since March 31, 1994 in the ordinary course of business, except as contemplated by Section
4.22 hereof.

  5.7 Disposition of Assets. Not sell or transfer any of its tangible assets or cancel any debts or claims, except in each case in the ordinary and usual course of business.

  5.8 Disposition of Intangibles. Not sell, assign, transfer or otherwise dispose of patents, trademarks, tradenames, copyrights, licenses, customer lists, trade secrets, product registrations or other intangible assets.

  5.9 Waivers. Not knowingly waive any rights of substantial value.

  5.10 Executory Agreements. Not, except in the ordinary course of business, modify, amend, alter or terminate (by written or oral agreement, or any manner of action or inaction) any of its executory agreements of a material nature or which are material in amount.

  5.11 Material Transactions. Except as otherwise contemplated herein, not enter into any transaction material in nature or amount other than in the ordinary and usual course of business.

  5.12 Long-Term Commitments. Not undertake any major long-term (long-term being defined as extending over a twelve (12) month period) purchase commitments or sale commitments, even though within the ordinary course of its business, without the prior written consent of AmeriQuest, which consent shall not be unreasonably withheld or delayed.

  5.13 Insurance. Keep its property and assets insured in amounts and with coverage at least as great as the amounts and coverage in effect on the date of this Agreement.

  5.14 Preservation of Business. Use its best efforts to preserve the possession and control of all of its assets, to keep in faithful service its present officers and key employees, to preserve the goodwill of its suppliers, customers and others having business relations with it, and to do nothing to impair its ability to keep and preserve its business existing on the date hereof.

  5.15 Amend Articles. Not amend its Articles of Incorporation or By-laws, or change or agree to change in any manner the rights of its outstanding capital stock or the character of its principal business.

  5.16 Preservation of Assets. Maintain its properties and assets in good repair, order and condition, reasonable wear and use and damage by fire or other casualty excepted.

  5.17 Maintenance of Records. Maintain its books, accounts and records in the usual, regular and ordinary manner on a basis consistent with that heretofore employed.

  5.18 Credit Practices. Not extend credit in the sale of its products other than in accordance with credit practices in effect on the date hereof.

  5.19 Retention of Real Estate. Not sell, mortgage, lease, buy or otherwise acquire any real estate or any interest therein.

  5.20 Investigation. Allow, at all reasonable times, following reasonable advance notice, during normal business hours, AmeriQuest's employees, attorneys, accountants and other authorized representatives, free and full access to its plants, properties, books, records, documents and correspondence, and all of the work papers and other documents relating thereto in the possession of its auditors or counsel, in order that AmeriQuest may have full opportunity to make such investigation as it may desire of Robec's properties and business.

  5.21 Compliance with Law. Comply with all laws applicable to it or to the conduct of its respective business and will conduct its business in such manner that on the date of the Exchange Closing the representations and warranties contained in this Agreement shall be true as though such representations and warranties were made on and as of such date.

  5.22 Affiliates. At least ten business days prior to the date of the special meeting of shareholders to be convened by Robec, Robec shall deliver to AmeriQuest a list of names and addresses of those persons who were, in Robec's reasonable judgment, at the record date for the Robec special meeting of shareholders, "Affiliates" of Robec (each such person, together with the persons identified below, an "Affiliate") within the meaning of Rule 145 of the rules and regulations promulgated by the SEC under the Securities Act ("Rule

145"). If requested by AmeriQuest, Robec shall use its best efforts to deliver or cause to be delivered to AmeriQuest, prior to the Effective Date, from each of the Affiliates of Robec identified in the foregoing list, agreements to vote in favor of the Plan of Merger (collectively, the "Robec Affiliate Agreements") substantially in a form satisfactory to both AmeriQuest and Robec. AmeriQuest shall be entitled to place legends on the certificates evidencing any AmeriQuest Common Stock to be received by such Affiliates pursuant to the terms of this Agreement and the Plan of Merger, and to issue appropriate stop-transfer instructions to the transfer agent for AmeriQuest Common Stock, consistent with the terms of the Robec Affiliate Agreements, whether or not such Robec Affiliate Agreements are actually delivered to AmeriQuest.

                                  ARTICLE VI.

                       AMERIQUEST'S CONDITIONS TO CLOSING

  A. The obligations of AmeriQuest to effect the Exchange contemplated hereunder shall be subject to the following express conditions precedent:

  6.01 Board Approvals. The Boards of Directors of Robec and AmeriQuest will have approved this Agreement, following due diligence inquiries acceptable to the respective Boards of Directors.

  6.02 No Litigation. No preliminary or permanent injunction or other order shall have been issued by any federal or state court of competent jurisdiction in the United States or by any United States federal or state governmental or regulatory body which prevents consummation of the transactions contemplated by this Agreement and which is in effect on the date of the Exchange Closing; no action or proceeding by any governmental or regulatory authority shall have been commenced or threatened (and be pending or threatened on the date of the Exchange Closing) against Newco, AmeriQuest, Robec or any of their respective affiliates, associates, officers, or directors seeking to prevent or challenging the transactions contemplated by this Agreement; and no action or proceeding before any federal or state court of competent jurisdiction in the United States shall have been commenced (and be pending) against Newco, AmeriQuest, Robec or any of their respective officers or directors seeking to prevent or challenging the transactions contemplated hereby and seeking material damages in connection therewith.

  6.03 Employment Contracts. Neither Robec nor any of its subsidiaries shall have executed any employment agreements or labor agreements to which it is not now a party, and shall not have extended any new severance right or increased any existing severance right to any employee except as consented to by AmeriQuest.

  6.04 Continued Truth of Warranties. The representations and warranties of Robec herein contained shall be true on and as of the Exchange Closing in all material respects with the same force and effect as though made on such date, except for any variations permitted by this Agreement.

  6.05 Performance of Covenants. Robec shall have performed in all material respects all covenants and obligations and complied with all conditions required or contemplated by this Agreement to be performed or complied with by it prior to the Exchange Closing.

  6.06 Damages by Casualty. The business, properties, financial condition, earnings, prospects and operations of Robec shall not have been adversely affected on or prior to the Exchange Closing in any material way as a result of any accident or other casualty (whether or not covered by insurance) or any labor disturbance or Act of God or of the public enemy.

  6.07 No Adverse Change. There shall have been no material adverse change in the business, properties, operations, financial condition or earnings of Robec since the date hereof, which contemplates, among other things, that, except as indicated on the Appendices attached hereto, there will be no significant loss of customers or vendors, but a loss of up to an average of $500,000 per month on a cumulative basis since July 1, 1994 shall not be considered a material adverse change with respect to Robec.

  6.08 Certificate. Robec shall have delivered to AmeriQuest such certificates and other documents evidencing satisfaction of the foregoing conditions specified in this Article VI as AmeriQuest shall have reasonably requested. Unless Robec shall have delivered to AmeriQuest a certificate executed by it dated prior to the Exchange Closing, certifying that one or more of the conditions set forth in Section 6.01 through 6.12 of this Agreement have not been fulfilled, the consummation of the Exchange hereunder shall constitute a representation and warranty by Robec that each of such conditions has been fulfilled or satisfied.

  6.09 Regulatory Consents. All consents, authorizations, orders and approvals of, and filings and registrations with, any United States federal or state governmental commission, board or other regulatory body which are required for the consummation of the Exchange or the Merger shall have been obtained or made, and the applicable waiting periods, if any, under the Antitrust Improvements Act and the rules thereunder shall have expired or been terminated. No preliminary or permanent injunction or other order by any federal or state court of competent jurisdiction in the United States or by any United States federal or state governmental or regulatory body shall have been issued and remain in effect which prevents the consummation of the Exchange.

  6.10 Approval of Legal Matters by Counsel. All legal matters in connection with this Agreement and the Exchange Closing hereunder shall be approved by Raymond L. Ridge, Esq., legal counsel for AmeriQuest, in the exercise of reasonable judgment; and there shall have been furnished to such counsel by Robec such corporate and other records and information as he may reasonably have requested for such purpose.

  6.11 Opinion of Counsel. Robec shall have furnished AmeriQuest with a favorable opinion, dated the date of the Exchange Closing, of Morgan, Lewis & Bockius addressed to Robec and in form and substance satisfactory to AmeriQuest and its counsel to the effect that:

    (a) Robec is a corporation duly incorporated, validly existing, and in good standing under the laws of the Commonwealth of Pennsylvania; and

    (b) Except for obtaining such shareholder approval as is required under Pennsylvania law, all corporate proceedings required to be taken by or on the part of Robec to authorize it to carry out this Agreement have been performed, and this Agreement has been duly executed and delivered by Robec, is valid and binding upon Robec and is enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and except to the extent the enforceability is subject to general principles of equity.

  6.12 AmeriQuest Shareholder Approval. The required approval from the shareholders of AmeriQuest which is referred to in Section 1.08(a) hereof shall have been obtained.

  B. The obligations of AmeriQuest to consummate the Merger contemplated hereunder shall be subject to the following express conditions precedent:

  6.13 Completion of Exchange and Fulfillment of Conditions to Exchange. The Exchange shall have occurred.

  6.14 Robec Shareholder Approvals. The required approval from the shareholders of Robec which is referred to in Section 1.08(b) hereof shall have been obtained.

  6.15 No Litigation. No preliminary or permanent injunction or other order shall have been issued by any federal or state court of competent jurisdiction in the United States or by any United States federal or state governmental or regulatory body which prevents consummation of the Merger and which is in effect on the Merger Closing Date.

  ANY OF THE CONDITIONS CONTAINED IN THIS ARTICLE VI MAY BE WAIVED, IN WHOLE OR IN PART, BY AMERIQUEST.

                                  ARTICLE VII.

           PRINCIPAL SHAREHOLDERS' AND ROBEC'S CONDITIONS TO CLOSING

  A. The obligation of the Principal Shareholders to effect the Exchange contemplated hereunder shall be subject to the following express conditions precedent:

  7.01 Board Approvals. The Boards of Directors of Robec and AmeriQuest will have approved this Agreement, following due diligence inquiries acceptable to the respective Boards of Directors.

  7.02 No Litigation. No preliminary or permanent injunction or other order shall have been issued by any federal or state court of competent jurisdiction in the United States or by any United States federal or state governmental or regulatory body which prevents consummation of the transactions contemplated by this Agreement and which is in effect on the date of the Exchange Closing; no action or proceeding by any governmental or regulatory authority shall have been commenced or threatened (and be pending or threatened on the date of the Exchange Closing) against Newco, AmeriQuest, Robec or any of their respective affiliates, associates, officers, or directors seeking to prevent or challenging the transactions contemplated by this Agreement; and no action or proceeding before any federal or state court of competent jurisdiction in the United States shall have been commenced (and be pending) against Newco, AmeriQuest, Robec or any of their respective officers or directors seeking to prevent or challenging the transactions contemplated hereby and seeking material damages in connection therewith.

  7.03 Continued Truth of Warranties. The representations and warranties of AmeriQuest herein contained shall be true on and as of the Exchange Closing with the same force and effect as though made as of such date, except for any variations permitted by this Agreement.

  7.04 Performance of Covenants. AmeriQuest shall have performed all material covenants and obligations and complied with all material conditions required by this Agreement to be performed or complied with by it prior to the Exchange Closing.

  7.05 Certificate. AmeriQuest shall have delivered to Robec such certificates and other documents evidencing satisfaction of the foregoing conditions specified in this Article VII as Robec shall have reasonably requested. Unless an executive officer of AmeriQuest shall have delivered to Robec a certificate executed by him, dated prior to the Exchange Closing, certifying that one or more of the conditions set forth in Section 7.01 through 7.17 hereof have not been fulfilled, the consummation of the Exchange shall constitute a representation and warranty by AmeriQuest that each of such conditions has been fulfilled or satisfied.

  7.06 Record Date. The record date for the determination of the Robec shareholders entitled to vote upon the adoption of the Plan of Merger shall have been fixed or determined in accordance with Section 1763 of the BCL.

  7.07 Regulatory Consents. Except for the filing of the Articles of Merger with the Department of State of the Commonwealth of Pennsylvania, all consents, authorizations, orders and approvals of, and filings and registrations with, any United States federal or state governmental commission, board or other regulatory body which are required for the consummation of the Exchange or the Merger shall have been obtained or made, and the applicable waiting periods, if any, under the Antitrust Improvements Act and the rules thereunder shall have expired or been terminated. No preliminary or permanent injunction or other order by any federal or state court of competent jurisdiction in the United States or by any United States federal or state governmental or regulatory body shall have been issued and remain in effect which prevents the consummation of the Exchange or the Merger.

  7.08 Employment Contracts. Each of Messrs. Robert H. Beckett, Robert S. Beckett and Alexander C. Kramer, Jr., shall have been offered an employment contract, in substantially the form attached hereto as Exhibit C with base salaries in amounts previously agreed to between such employee and AmeriQuest. Except as otherwise provided in this Section 7.08, neither AmeriQuest nor any of its subsidiaries shall have executed any employment agreements or labor agreements to which it is not now a party, and shall not have extended or increased any severance right to any employee.

  7.09 Fairness Opinion. The Board of Directors of Robec shall have received a "fairness opinion" on the Exchange and the Merger from a firm qualified to render the same, satisfactory to the Board of Directors of Robec.

  7.10 Opinion of Counsel. AmeriQuest shall have furnished Robec and the Principal Shareholders with a favorable opinion, dated the date of the Exchange Closing, of Raymond L. Ridge, Esq., addressed to Robec and in form and substance satisfactory to Robec and its legal counsel, to the effect that:

    (a) AmeriQuest is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

    (b) All corporate proceedings required to be taken by or on the part of AmeriQuest to authorize it to carry out this Agreement have been performed, and this Agreement has been performed, and this Agreement has been duly executed and delivered by AmeriQuest, is valid and binding upon AmeriQuest and, subject to any insolvency law of general applicability, is enforceable in accordance with its terms.

    (c) The shares to be issued in the Exchange have been duly authorized and upon receipt by the Principal Shareholders will be duly issued, fully-paid and nonassessable shares of AmeriQuest Common Stock, duly approved for listing on the NYSE upon official notice of issuance.

  7.11 Third Party Consents. Robec shall have received all consents from third parties which are required for the consummation of the Exchange or the Merger.

  7.12 Horsham Lease. AmeriQuest shall have confirmed that the Surviving Corporation will continue the existing lease and the use of the Robec office building and warehouse in Horsham, Pennsylvania as its East Coast distribution facility through end of the term of such lease.

  7.13 No Material Adverse Change. There shall have been no material adverse change in the business, properties, operations, financial conditions or earnings of AmeriQuest since the date hereof.

  7.14 Registration Rights. AmeriQuest shall have entered into a form of Registration Rights Agreement with the Principal Shareholders in the form attached hereto as Exhibit B.

  7.15 Approval of Legal Matters by Counsel. All legal matters in connection with this Agreement and the Exchange Closing hereunder shall be approved by Morgan, Lewis & Bockius, legal counsel for Robec, in the exercise of reasonable judgment; and there shall have been furnished to such counsel by AmeriQuest such corporate and other records and information as they may reasonably have requested for such purpose.

  7.16 New York Stock Exchange Listing. The AmeriQuest Common Stock to be issued pursuant to the Exchange shall have been approved for listing on the NYSE upon official notice of issuance.

  7.17 Repayment of Robec Debt. AmeriQuest or Robec shall have received proceeds of a loan in an amount to Robec sufficient to repay all amounts outstanding under the Credit Agreement pursuant to Section 4.22 hereof.

  B. The obligation of Robec to consummate and to effect the Merger contemplated hereunder shall be subject to the following express conditions precedent:

  7.18 Completion of Exchange and Fulfillment of Conditions to Exchange. The Exchange shall have occurred.

  7.19 Effective Registration Statement. The Registration Statement on Form S-4 which is referred to in Section 1.08(c) hereof shall have been declared effective by the SEC and not be the subject of any stop-order from the SEC or other proceeding by the SEC which would bring into question the accuracy and adequacy of the disclosures contained therein.

  7.20 Shareholder Approvals. All required approvals from the shareholders of Robec, Newco and AmeriQuest shall have been obtained.

  7.21 New York Stock Exchange Listing. The AmeriQuest Common Stock issued pursuant to the Exchange and to be issued pursuant to the Merger shall have been approved for listing on the NYSE upon official notice of issuance.

  7.22 Opinion of Counsel. AmeriQuest shall have furnished Robec with a favorable opinion, dated the Effective Date, of Raymond L. Ridge, Esq., addressed to Robec and in form and substance satisfactory to Robec and its legal counsel, to the effect that:

    (a) AmeriQuest is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware.

    (b) Newco is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

    (c) All corporate proceedings required to be taken by or on the part of AmeriQuest to authorize it to carry out this Agreement have been performed, and this Agreement has been duly executed and delivered by AmeriQuest, is valid and binding upon AmeriQuest and, subject to any insolvency laws of general applicability, is enforceable in accordance with its terms.

    (d) The shares to be issued in the Merger have been duly authorized and upon receipt by the Robec shareholders will be duly issued, fully-paid and nonassessable shares of AmeriQuest Common Stock, duly approved for listing on the NYSE upon official notice of issuance.

  7.23 No Litigation. No preliminary or permanent injunction or other order shall have been issued by any federal or state court of competent jurisdiction in the United States or by any United States federal or state governmental or regulatory body which prevents consummation of the Merger and which is in effect on the Merger Closing Date.

  7.24 Continued Truth of Warranties. The representations and warranties of AmeriQuest herein contained shall be true on and as of the Effective Date with the same force and effect as though made as of such date, except for any variations permitted by this Agreement.

  7.25 Performance of Covenants. AmeriQuest shall have performed all material covenants and obligations and complied with all material conditions required by this Agreement to be performed or complied with by it prior to the Effective Date.

  7.26 Approval of Legal Matters by Counsel. All legal matters in connection with this Agreement and the Merger Closing hereunder shall be approved by Morgan, Lewis & Bockius, legal counsel for Robec, in the exercise of reasonable judgment; and there shall have been furnished to such counsel by AmeriQuest such corporate and other records and information as they may reasonably have requested for such purpose.

  ANY OF THE CONDITIONS CONTAINED IN THIS ARTICLE VII OTHER THAN SECTION 7.14 MAY BE WAIVED, IN WHOLE OR IN PART, BY ROBEC.

                                 ARTICLE VIII.

                                 MISCELLANEOUS

  8.01 Broker For AmeriQuest. AmeriQuest represents and warrants that no person, firm or corporation has acted in the capacity of broker on its behalf to bring about the negotiation of this Agreement, and agrees to indemnify and hold harmless Robec, its subsidiaries and affiliates, against any claims or liabilities asserted against them by any person acting or claiming to act as a broker or finder on behalf of AmeriQuest.

  8.02 Broker for Robec. Robec represents and warrants that it is obligated to pay to Penn Hudson Financial Group, Inc. a fee of $75,000 (the "Penn Hudson Fee") in such firm's capacity as a broker on behalf of Robec in connection with this Agreement. Robec agrees to pay the Penn Hudson Fee prior to or on the Effective Date and to indemnify and hold harmless AmeriQuest, its subsidiaries and affiliates, against any claims or liabilities asserted against them by any other person acting or claiming to act as a broker or finder on behalf of Robec.

  8.03 Notices. Any notices or other communications required or permitted hereunder to AmeriQuest and Robec shall be sufficiently given if delivered in person or sent by telephonic facsimile or by registered mail or courier service, charges prepaid, addressed as follows:

  In the case of AmeriQuest:

    AmeriQuest Technologies, Inc.
    2722 Michelson Drive
    Irvine, California
    FAX No. (714) 222-6310
    ATTENTION: Harold L. Clark, President

  In the case of Robec:

    Robec Inc.
    425 Privet Road
    Horsham, Pennsylvania
    FAX No. (215) 672-9747
    ATTENTION:    Robert H. Beckett, Chairman, Chief Executive Officer
                   and President

  With a copy to:

    Morgan, Lewis & Bockius
    2000 One Logan Square
    Philadelphia, PA 19103
    FAX No. (215) 963-5299
    ATTENTION: Edward B. Cloues II, Esq.

  or to such substituted address as any party has given notice to the other in writing.

  8.04 Waivers and Amendments. Any failure by AmeriQuest or of Robec to comply with any of their respective obligations, agreements or covenants as set forth herein may be expressly waived in writing by AmeriQuest in the case of a default by Robec, and by Robec in the case of a default by AmeriQuest.

  8.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

  8.06 Confidentiality. Robec and AmeriQuest will provide to each other and, in the case of AmeriQuest, to the Principal Shareholders, information concerning their respective businesses and properties. All such information which each party may provide (or which it has already provided) to the other party, except information available to the public through documents filed with the Securities and Exchange Commission or otherwise available to the public, is hereinafter called the "Confidential Information." The Confidential Information shall be treated by the receiving party as confidential and shall be used by the receiving party only for the purpose of considering the transaction contemplated by this Agreement. Each of the parties hereto will retain in confidence, and will require its employees, consultants, professional representatives and agents to retain in confidence, all Confidential Information of the other party, and neither party will use or disclose to others, or permit the use or disclosure of, any such Confidential Information except for such purpose and except for such disclosure to their employees, consultants, professional representatives and agents as may be necessary for such purpose.

  If either Robec or AmeriQuest terminates this Agreement, each party will promptly deliver to the other (without retaining copies thereof) any and all documents and other materials containing the Confidential Information obtained from the other party in connection with such discussions, and the Principal Shareholders will do likewise. Additionally, if this Agreement should be terminated as herein provided, the parties hereto shall each keep confidential any information (unless readily ascertainable from public information) obtained from the other party concerning the properties, operations and business of the other.

  8.07 Expenses. The parties hereto shall each pay their own expenses in connection with this Agreement and the Merger contemplated hereby. The expense of furnishing documents required under this Agreement shall be borne by the party obligated to furnish the same.

  8.08 Termination of Agreement. This Agreement may be terminated: (a) by mutual agreement of Robec and AmeriQuest; (b) by AmeriQuest, prior to the Exchange, if there has been a breach by Robec of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Robec which has or can reasonably be expected to have a material adverse effect on Robec and which Robec fails to cure prior to the Exchange (except that no cure period shall be provided for a breach by Robec which by its nature cannot be cured) or if approval of this Agreement by its board of directors pursuant to Section
6.01 hereof is not obtained; (c) by Robec, if there has been a breach by AmeriQuest of any representation, warranty, covenant or agreement set forth in this Agreement on the part of AmeriQuest which has or can reasonably be expected to have a material adverse effect on AmeriQuest and which AmeriQuest fails to cure prior to the Effective Date (except that no cure period shall be provided for a breach by AmeriQuest which by its nature cannot be cured) or if approval of this Agreement by its board of directors pursuant to Section 7.01 hereof or by its shareholders pursuant to Section 1.08(b) hereof is not obtained; (d) by either party, if the Exchange shall not have occurred on or prior to September 30, 1994; (e) by Robec, if the Merger shall not have occurred on or prior to December 31, 1994, or (f) by Robec or any of the Principal Shareholders if prior to the Exchange Robec decides to accept a Superior Proposal (as defined in Section 8.09 hereof). Unless a termination is caused by the willful failure of one of the parties hereto to perform or satisfy an agreement or condition to be performed or satisfied by it hereunder, none of the parties hereto shall have any further obligation or liability to the other parties under this Agreement other than their respective obligations under Sections 8.06, 8.07 and 8.12 hereof.

  8.09 Competing Offers. Notwithstanding the foregoing, in the event that Robec receives a bona fide proposal relating to the possible acquisition of Robec (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets by any person other than AmeriQuest, which proposal is, in the reasonable good faith judgment of the Board of Directors of Robec, financially more favorable to the shareholders of Robec than the terms of the Merger (a "Superior Proposal"), nothing contained in this Agreement shall prevent the Board of Directors of Robec from providing information to the party making the Superior Proposal, negotiating with the party making the Superior Proposal, communicating the Superior Proposal to the shareholders of Robec or making a recommendation in favor of the Superior Proposal if before making such recommendation the Board of Directors determines in good faith, after consultation with legal counsel, that such action is required or likely required by reason of the fiduciary duties of the members of the Board of Directors of Robec to the shareholders of Robec under applicable law.

  However, Robec shall immediately notify AmeriQuest of each proposal it may so receive to afford AmeriQuest the opportunity to counter with a proposal that is equal to or better than any Superior Proposal that Robec may receive.

  8.10 Announcement. Upon execution of this Agreement, AmeriQuest and Robec promptly will issue a joint press release approved by both AmeriQuest and Robec announcing the Exchange and the Merger. Thereafter, neither of such parties shall make any further announcements with respect to this Agreement or the transactions proposed herein, without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, provided, however, that AmeriQuest and Robec may issue such press releases, and make such other disclosures regarding the transactions contemplated herein, as each determines (after consultation with legal counsel) are required under applicable securities laws, NYSE rules or rules of the National Association of Securities Dealers Automated Quotation system ("NASDAQ").

  8.11 Robec Approvals After the Exchange. After the consummation of the Exchange, any waiver of any condition, or consent to any action, or any amendment to this Agreement or the Plan of Merger by Robec, shall require, in addition to any other approval required by applicable law or Robec's Articles of Incorporation, the approval of a majority of the Robec directors who were directors of Robec as of the date hereof.

  8.12 Indemnification and Insurance. (a) The Certificate of Incorporation of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Articles of Incorporation of Robec on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Date in any manner that would adversely affect the rights thereunder of individuals who at the Effective Date were directors, officers, employees or agents of Robec, unless such modification is required by law.

  (b) After the Effective Date (and with respect to the Principal Shareholders, after the Exchange Closing), AmeriQuest and the Surviving Corporation shall, to the fullest extent permitted under applicable law or under AmeriQuest's or the Surviving Corporation's Certificate of Incorporation or By-laws, indemnify and hold harmless each present and former director and officer of Robec and, to the fullest extent permitted under applicable law, each Principal Shareholder (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission occurring prior to the Effective Date, or arising out of or pertaining to the transactions contemplated by this Agreement (collectively, "Damages"), for a period of six years after the date hereof. Furthermore, for a period of six years after the date hereof, AmeriQuest and the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify and hold harmless each Principal Shareholder in his capacity as an accommodating shareholder against any Damages arising out of or pertaining to the transactions contemplated by this Agreement. AmeriQuest or the Surviving Corporation shall, to the fullest extent permitted under applicable law, pay expenses incurred by an Indemnified Party in advance of a disposition of the applicable action or suit upon the receipt of an undertaking by such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified hereunder. If for any reason AmeriQuest and the Surviving Corporation do not promptly fulfill the indemnification and payment obligations to the Principal Shareholders set forth in this Section 8.12(b), Robec or its successor shall perform such obligations as though named in such provisions to the fullest extent permitted under applicable law. The indemnifying party shall have the right to choose counsel reasonably acceptable to the Indemnified Parties. Indemnified Parties may not agree to settle claim without the consent of the indemnifying party, which consent may not be unreasonably withheld.

  (c) For a period of six years after the Effective Date, AmeriQuest shall cause the Surviving Corporation to use its best efforts to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by Robec's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered or made available to AmeriQuest) on terms comparable to those applicable to the then current directors and officers of AmeriQuest.

  8.13 Attorney's Fees. If any action or proceeding is brought by either party against the other with respect to this Agreement, the prevailing party shall be entitled to recover attorney's fees and costs in such amount as the court (or the arbitrators) may adjudge reasonable.

  8.14 Further Assurances. Each of Robec and AmeriQuest agree to use its best efforts to obtain all consents required by it to consummate the transactions contemplated by this Agreement. Each party agrees to cooperate with the other and to execute such further instruments, documents and agreements as may be reasonably requested by the other to evidence and reflect the transactions contemplated by this Agreement.

  8.15 Headings. The headings herein are for convenience of reference only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions of this Agreement.

  8.16 Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

  8.17 Entire Agreement. All prior negotiations and agreements between the parties hereto are superseded by this Agreement and there are no representations, warranties, understandings or agreements other than those expressly set forth herein, in the attached Appendices or in Exhibits delivered pursuant hereto, except as modified in writing concurrently herewith or subsequent hereto.

  WHEREFORE, the parties have set their hands on September 21, 1994 but effective as of August 11, 1994.
                                          AmeriQuest Technologies, Inc.


Attest:


        /s/ Stephen G. Holmes                      /s/ Harold L. Clark
_____________________________________     _____________________________________
         Stephen G. Holmes,                         Harold L. Clark,
              Secretary                                 President
                                          Robec, Inc.
Attest:



        /s/ Robert S. Beckett                     /s/ Robert H. Beckett
_____________________________________     _____________________________________
         Robert S. Beckett,                        Robert H. Beckett,
              Secretary                     Chairman, Chief Executive Officer
                                                      and President

PRINCIPAL SHAREHOLDERS

  Each individual Principal Shareholder is joining in this Amended and Restated Agreement and Plan of Reorganization in his or her capacity as an individual shareholder solely for the purpose of agreeing to be bound by Sections 1.01, 8.06, 8.08 and 8.16 hereof.

                                                  /s/ Robert H. Beckett
                                          _____________________________________
                                                      Robert H. Beckett

                                                  /s/ Robert S. Beckett
                                          _____________________________________
                                                      Robert S. Beckett

                                              /s/ Alexander C. Kramer, Jr.
                                          _____________________________________
                                                  Alexander C. Kramer, Jr.

                                                 /s/ G. Wesley McKinney
                                          _____________________________________
                                                     G. Wesley McKinney

                                   APPENDICES

Appendix I   --Stock Options, Warrants and Convertible Securities of AmeriQuest

Appendix II  --AmeriQuest's Subsidiaries

Appendix III --Instruments Violated by AmeriQuest being party to the Agreement

Appendix IV  --Defaults by AmeriQuest

Appendix V   --Certain Material AmeriQuest Agreements

Appendix VI  --Certain AmeriQuest Litigation

Appendix VII --AmeriQuest's Highly Compensated Employees

Appendix VIII--AmeriQuest's Labor Concerns and Financial Condition

Appendix IX  --Stock Options, Warrants and Convertible Securities of Robec

Appendix X   --Robec's Subsidiaries

Appendix XI  --Instruments Violated by Robec being party to the Agreement

Appendix XII --Robec's Loans in Default and Scheduled for Repayment Prior to the
               Effective Date

Appendix XIII--Certain Material Robec Agreements

Appendix XIV --Certain Robec Litigation

Appendix XV  --Robec's Highly Compensated Employees

Appendix XVI --Robec's Labor Concerns and Financial Condition

                                    EXHIBITS


Exhibit A--Plan of Merger

Exhibit B--Registration Rights Agreement

Exhibit C--Form of Employment Agreement.

                                                                    APPENDIX III

                                    COMPASS
                                CAPITAL ADVISORS

                                                              September 20, 1994

Board of Directors
Robec, Inc.
425 Privet Road
Horsham, PA 19044

Dear Sirs:

  You have asked us to render our opinion as to whether the proposed merger of Robec, Inc. ("Robec" or the "Company") with a wholly-owned subsidiary of AmeriQuest Technologies, Inc. ("AmeriQuest"), pursuant to which the outstanding shares of Robec common stock will be converted to 0.63075 shares of AmeriQuest common stock (the "Transaction"), is fair, from a financial point of view, to the current shareholders of the Company.

  Compass Capital Advisors ("CCA"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, employee benefit plans, and valuations for corporate, estate, and other purposes. Neither CCA nor any of its officers or employees has any interest in AmeriQuest or the Company, and all of such persons are otherwise independent with respect to the Transaction.

  In arriving at our opinion we have:

    1. reviewed the Amended and Restated Agreement and Plan of Reorganization dated as of August 11, 1994 by and among, inter alia, Robec and AmeriQuest, including the Plan of Merger attached thereto;

    2. reviewed the filings of Robec and AmeriQuest with the Securities and Exchange Commission in 1993 and 1994 to date;

    3. reviewed the Company's 1994 budget income statement and 1995 projected consolidated statement of operations prepared by the Company's management;

    4. reviewed AmeriQuest's budget model;

    5. reviewed AmeriQuest's internally prepared projected financial statements for Robec and AmeriQuest operations for 1994 through 1998;

    6. reviewed AmeriQuest's Form S-4 Registration Statement, as filed with the Securities and Exchange Commission on July 20, 1994;

    7. reviewed press releases issued by Robec between August 1993 and August 10, 1994 and by AmeriQuest between December 1993 and August 12, 1994;

    8. reviewed price and volume information relating to trading in Robec and AmeriQuest common stock from 1992 through September 16, 1994;

    9. reviewed and analyzed market trading and financial information about certain publicly-traded companies which we deemed to be reasonably similar to Robec and AmeriQuest;

    10. reviewed and analyzed publicly available information with respect to reported acquisitions in the computer industry;

    11. discussed the business and prospects of the Company with its senior management; and

    12. reviewed all of the foregoing with you before forming our opinion.

                                     III-1

  In preparing our opinion, we have relied on the accuracy and completeness of all information supplied or otherwise made available to us by Robec and AmeriQuest, and we have not independently verified such information or undertaken an independent appraisal of the assets of Robec or AmeriQuest. We assume no responsibility to revise or update our opinion if there is a change in the financial condition or prospects of Robec or AmeriQuest from that disclosed or projected in the information we reviewed and set forth above or in the general, economic or market conditions. This opinion does not constitute a recommendation to any Robec shareholder as to how any such shareholder should vote on the Transaction. This opinion does not address the relative merits of the Transaction and any other transactions or business strategies that may have been discussed by the Company's Board of Directors as alternatives to the Transaction or the decision of the Company's Board of Directors to proceed with the Transaction. Our opinion has been prepared solely for the use of the Company's Board of Directors in its consideration of the Transaction and may not be reproduced, summarized, described or referred to or given to any other person or otherwise made public without CCA's prior written consent, except for inclusion in full in the proxy statement to be sent to the Company's shareholders in connection with obtaining shareholder approval of the Transaction, and in any other filings made by the Company under applicable securities laws. No opinion is expressed herein as to the price at which the securities to be issued in the Transaction may trade at any time.

  Based upon and subject to the foregoing, it is our opinion that the Transaction is fair, from a financial point of view, to the shareholders of the Company.

                                          Compass Capital Advisors

                                                    /s/ Gabriel F. Nagy
                                          By __________________________________
                                                  Gabriel F. Nagy, A.S.A.
                                                      Vice President

                                     III-2

                                                                     APPENDIX IV

          SUBCHAPTER 15D OF THE PENNSYLVANIA BUSINESS CORPORATION LAW

                               DISSENTERS RIGHTS

Section

1571.  Application and effect of subchapter.
1572.  Definitions.
1573.  Record and beneficial holders and owners.
1574.  Notice of intention to dissent.
1575.  Notice to demand payment.
1576.  Failure to comply with notice to demand payment, etc.
1577.  Release of restrictions or payment for shares.
1578.  Estimate by dissenter of fair value of shares.
1579.  Valuation proceedings generally.
1580.  Costs and expenses of valuation proceedings.

(S)1571. APPLICATION AND EFFECT OF SUBCHAPTER.

  (a) GENERAL RULE.--Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

    Section 1906(c) (relating to dissenters rights upon special treatment).

    Section 1930 (relating to dissenters rights).

    Section 1931(d) (relating to dissenters rights in share exchanges).

    Section 1932(c) (relating to dissenters rights in asset transfers).

    Section 1952(d) (relating to dissenters rights in division).

    Section 1962(c) (relating to dissenters rights in conversion).

    Section 2104(b) (relating to procedure).

    Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

    Section 2325(b) (relating to minimum vote requirement).

    Section 2704(d) (relating to dissenters rights upon election).

    Section 2705(c) (relating to dissenters rights upon renewal of election).

    Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

    Section 7104(b)(3) (relating to procedure).

  (B) EXCEPTIONS.--

    (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

      (i) listed on a national securities exchange; or

      (ii) held of record by more than 2,000 shareholders;

  shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

    (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

      (i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

      (ii) Shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.

      (iii) Shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights upon special treatment).

    (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

  (C) GRANT OF OPTIONAL DISSENTERS RIGHTS.--The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

  (D) NOTICE OF DISSENTERS RIGHTS.--Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

    (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

    (2) a copy of this subchapter.

  (E) OTHER STATUTES.--The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

  (F) CERTAIN PROVISIONS OF ARTICLES INEFFECTIVE.--This subchapter may not be relaxed by any provision of the articles.

  (G) CROSS REFERENCES.--See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

(S)1572. DEFINITIONS.

  The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

    "CORPORATION." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

    "DISSENTER." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

    "FAIR VALUE." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

    "INTEREST." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all of the circumstances, taking into account all relevant factors including the average rate currently paid by the corporation on its principal bank loans.

(S)1573. RECORD AND BENEFICIAL HOLDERS AND OWNERS.

  (A) RECORD HOLDERS OF SHARES.--A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

  (B) BENEFICIAL OWNERS OF SHARES.--A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

(S)1574. NOTICE OF INTENTION TO DISSENT.

  If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

(S)1575. NOTICE TO DEMAND PAYMENT.

  (A) GENERAL RULE.--If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

    (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

    (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

    (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

    (4) Be accompanied by a copy of this subchapter.

  (B) TIME FOR RECEIPT OF DEMAND FOR PAYMENT.--The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

(S)1576. FAILURE TO COMPLY WITH NOTICE TO DEMAND PAYMENT, ETC.

  (A) EFFECT OF FAILURE OF SHAREHOLDER TO ACT.--A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

  (B) RESTRICTION ON UNCERTIFICATED SHARES.--If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

  (C) RIGHTS RETAINED BY SHAREHOLDER.--The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

(S)1577. RELEASE OF RESTRICTIONS OR PAYMENT FOR SHARES.

  (A) FAILURE TO EFFECTUATE CORPORATE ACTION.--Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

  (B) RENEWAL OF NOTICE TO DEMAND PAYMENT.--When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

  (C) PAYMENT OF FAIR VALUE OF SHARES.--Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

    (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

    (2) A statement of the corporation's estimate of the fair value of the shares.

    (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

  (D) FAILURE TO MAKE PAYMENT.--If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

(S)1578. ESTIMATE BY DISSENTER OF FAIR VALUE OF SHARES.

  (A) GENERAL RULE.--If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

  (B) EFFECT OF FAILURE TO FILE ESTIMATE.--Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

(S)1579. VALUATION PROCEEDINGS GENERALLY.

  (A) GENERAL RULE.--Within 60 days after the latest of:

    (1) effectuation of the proposed corporate action;

    (2) timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

    (3) timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

  (B) MANDATORY JOINDER OF DISSENTERS.--All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

  (C) JURISDICTION OF THE COURT.--The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

  (D) MEASURE OF RECOVERY.--Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

  (E) EFFECT OF CORPORATION'S FAILURE TO FILE APPLICATION.--If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

(S)1580. COSTS AND EXPENSES OF VALUATION PROCEEDINGS.

  (A) GENERAL RULE.--The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

  (B) ASSESSMENT OF COUNSEL FEES AND EXPERT FEES WHERE LACK OF GOOD FAITH APPEARS.--Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

  (C) AWARD OF FEES FOR BENEFITS TO OTHER DISSENTERS.--If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The General Corporation Law of Delaware (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes the Registrant to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

  Article VII, Section 7 of the By-laws of the Registrant makes mandatory the indemnification expressly authorized under the General Corporation Law of Delaware. The general effect of the provisions in the Registrant's By-laws and under Delaware law is to provide that the Registrant shall indemnify its directors and officers against all liabilities and expenses reasonably incurred in connection with the defense or settlement of any judicial or administrative proceedings in which they become involved by reason of their status as corporate directors or officers, if they acted in good faith and in the reasonable belief that their conduct was neither unlawful (in the case of criminal proceedings) nor inconsistent with the best interests of the Registrant. With respect to legal proceedings by or in the right of the Registrant in which a director or officer is adjudged liable for improper performance of his duty to the Registrant, indemnification is limited by such provisions to that amount which is permitted by the court.

  The Registrant has not purchased liability policies which indemnify its officers and directors against loss arising from claims by reason of their legal liability for acts as officers and directors.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  The following is a list of Exhibits filed as part of the Registration
Statement:

                                                                  SEQUENTIALLY
 EXHIBIT                                                            NUMBERED
   NO.                      TITLE OF DOCUMENT                         PAGE
 -------                    -----------------                     ------------
  2.01   Amended and Restated Agreement and Plan of                    71
          Reorganization to acquire Robec, Inc.
  2.02   Plan of Merger to acquire Robec, Inc.                         76
  3.01   Certificate of Incorporation of AmeriQuest                    85*
  3.02   By-laws of AmeriQuest                                         258**
  4.01   Reference is made to Exhibits 3.01 and 3.02, the
          Certificate of Incorporation and By-laws, which
          define the rights of security holders
  4.02   Specimen Common Stock Certificate                             274**
  5.01   Opinion of Raymond L. Ridge, Esq.
  8.01   Opinion of Arthur Andersen & Co. re: tax aspects
 10.01   Loan and Security Agreement dated August 19, 1993, as         283**
          amended, between AmeriQuest and certain of its
          subsidiaries and Silicon Valley Bank.
 10.02   Addendum to Agreement for Wholesale Financing--               365**
          Flexible Payment Plan dated September 30, 1993
          between CDS Distribution Inc. and IBM Credit
          Corporation
 10.03   Standard Industrial Lease--Net dated July 26, 1990, as        402**
          amended, between AmeriQuest and Varian Associates
          (successor-in-interest to Koll Center Irvine East)
 10.04   Agreement of Sublease dated December 5, 1994 by and
          between AmeriQuest and The Austin Company.
 13.01   AmeriQuest's Annual Report on Form 10-K/A as amended
          for the fiscal year ended June 30, 1994, filed
          pursuant to Section 13 of the Securities Exchange Act
          of 1934.
 13.02   AmeriQuest's Quarterly Report on Form 10-Q/A as           To be filed
          amended for the quarter ended September 30, 1994,       by amendment.
          filed pursuant to Section 13 of the Securities
          Exchange Act of 1934.
 13.03   AmeriQuest's Current Reports on Form 8-K, as amended,     To be filed
          dated July 18, 1994, September 12, 1994 and November    by amendment.
          14, 1994, filed pursuant to Section 13 of
          the Securities Exchange Act of 1934.
 22.01   Subsidiaries of the Registrant
 23.01   Consent of Raymond L. Ridge, Esq., Counsel to
          Registrant
 23.02   Consent of Arthur Andersen L.L.P. Auditors for the
          Registrant
 23.03   Consent of Arthur Andersen L.L.P. (contained in
          Exhibit 8.01).
 23.04   Consent of Coopers & Lybrand, L.L.P., Auditors for
          Robec
 23.05   Consent of KPMG Peat Marwick LLP, Auditors for NCD
 23.06   Consent of Coopers & Lybrand, L.L.P., Auditors for NCD
 24.01   Powers of Attorney for the Directors

- --------
 * As contained in the original filing of AmeriQuest's Annual Report on Form 10-K for the year ended June 30, 1994, SEC File No. 1-10397 and incorporated herein by this reference.
** As contained in the original filing of Registration Statement 33-81726 and incorporated herein by this reference pursuant to Rule 411(c) under the Securities Act of 1933, as amended, and Rule 24 of the Commission's Rules of Practice.

  The Index to Financial Statement Schedules is set forth on page S-1 and is incorporated herein by this reference. The Financial Statement Schedules are on pages S-1 through S-11, and are incorporated herein by this reference.

ITEM 22. UNDERTAKINGS

  The undersigned Registrant hereby undertakes:

1. That prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

2. That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of
   Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

4. To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

5. To supply by means of a post-effective amendment all information concerning a transaction, and Kenfil Inc., that was not the subject of and included in this Registration Statement when it became effective.

6. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the General Corporation Law of Delaware discussed under Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in said Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 18th day of January, 1995.

                                          AMERIQUEST TECHNOLOGIES, INC.


                                          By:       HAROLD L. CLARK
                                             -------------------------------
                                                    Harold L. Clark,
                                                Chief Executive Officer

                     (This Space Intentionally Left Blank)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----


          HAROLD L. CLARK            Co-Chairman, Chief Executive   January 18, 1995
____________________________________  Officer and Director
          Harold L. Clark            (Principal Executive
                                     Officer)

          GREGORY A. WHITE           President, Chief Operating     January 18, 1995
____________________________________ Officer
          Gregory A. White            and Director

         STEPHEN G. HOLMES           Secretary, Treasurer, Chief    January 18, 1995
____________________________________  Financial Officer and
         Stephen G. Holmes            Director
                                     (Principal Financial and
                                      Accounting Officer)

          MARC L. WERNER             Chairman of the Board          January 18, 1995
____________________________________
         Marc L. Werner **

          ERIC J. WERNER             Director                       January 18, 1995
____________________________________
         Eric J. Werner **

         TERREN S. PEIZER            Director                       January 18, 1995
____________________________________
        Terren S. Peizer **

                                     Director                       January   , 1995
____________________________________
       William T. Walker, Jr.

         WILLIAM N. SILVIS           Director                       January 18, 1995
____________________________________
         William N. Silvis**

         ROBERT H. BECKETT-          Director                       January 19, 1995
____________________________________
          Robert H. Beckett**




          HAROLD L. CLARK                               STEPHEN G. HOLMES
____________________________________           ________________________________
         Harold L. Clark,*                             Stephen G. Holmes,**
         Attorney-in-Fact                                Attorney-in-Fact





                                                                   EXHIBIT 23.01

                               CONSENT OF COUNSEL

  I hereby consent to the reference to myself under the caption "Legal Matters" in the Prospectus.

                                          RAYMOND L. RIDGE, ESQ.

Newport Beach, California
January 18, 1995

                                                                   EXHIBIT 23.02

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this registration statement.

                                          Arthur Andersen LLP

Los Angeles, California
February 6, 1995

                                                                   EXHIBIT 23.04

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this registration statement of AmeriQuest Technologies, Inc. on Form S-4 of our report on Robec, Inc.'s Financial Statements, which includes explanatory paragraphs related to Robec's ability to continue as a going concern and Robec's changing its method of accounting for income taxes, dated April 13, 1994 on our audits of the financial statements and the financial statement schedules of Robec, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND, L.L.P.

Philadelphia, Pennsylvania
January 17, 1995

                                                                   EXHIBIT 23.05

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG Peat Marwick LLP

January 18, 1995

                                                                   EXHIBIT 23.06

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this registration statement of AmeriQuest Technologies, Inc. on Form S-4 of our report on Ross White Enterprises, Inc. d/b/a "National Computer Distributors" Financial Statements on our audits of the financial statements and the financial statement schedules of Ross White Enterprises, Inc. d/b/a "National Computer Distributors." We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND, L.L.P.

Miami, Florida
January 18, 1995

                     INDEX TO FINANCIAL STATEMENT SCHEDULES

                                                                        PAGE NO.
                                                                        --------
AMERIQUEST'S FINANCIAL STATEMENT SCHEDULES
  Report of Independent Public Accountants.............................   S-2
  Schedule VIII. Valuation and Qualifying Accounts and Reserves........   S-3
  Schedule IX. Short-Term Borrowings...................................   S-3
ROBEC'S FINANCIAL STATEMENT SCHEDULES
  Report of Independent Accountants on Financial Statement Schedules...   S-4
  Schedule II. Amounts Receivable from Related Parties.................   S-5
  Schedule VIII. Valuation and Qualifying Accounts.....................   S-6
  Schedule IX. Short-Term Borrowings...................................   S-7
NCD'S FINANCIAL STATEMENT SCHEDULES
  Independent Auditors' Report.........................................   F-1
  Schedule VIII. Valuation and Qualifying Accounts.....................   S-8

Financial Statement Schedules Excluded:

  All financial statement schedules not included are not applicable, not required or would contain information which is shown in the financial statements or notes thereto.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To AmeriQuest Technologies, Inc.:

  We have audited in accordance with generally accepted auditing standards, the financial statements of AmeriQuest Technologies, Inc. and subsidiaries included in its Annual Report to Shareholders, incorporated by reference in this registration statement and have issued our report thereon dated September 30, 1994. Our audit was made for the purpose of forming an opinion on those statements taken as a whole. The schedules listed in the index are the responsibility of AmeriQuest's management and are presented for purposes of complying with the Securities and Exchange Commissions rules and are not part of the basic financial statements. These schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly state in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          Arthur Andersen LLP

Los Angeles, California
September 30, 1994

                                                                   SCHEDULE VIII

                 AMERIQUEST TECHNOLOGIES, INC. AND SUBSIDIARIES

                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

                                               ADDITIONS
                                    BALANCE AT CHARGED TO DEDUCTIONS-  BALANCE
                                    BEGINNING  COSTS AND   ACCOUNTS     AT END
DESCRIPTIONS                        OF PERIOD   EXPENSES  WRITTEN OFF OF PERIOD
- ------------                        ---------- ---------- ----------- ----------
Allowance for Doubtful Accounts:
  July 1, 1990 to June 30, 1991.... $  449,000 $  327,000 $  335,000  $  441,000
                                    ========== ========== ==========  ==========
  July 1, 1991 to June 30, 1992.... $  441,000 $  591,000 $  629,000  $  403,000
                                    ========== ========== ==========  ==========
  July 1, 1992 to June 30, 1993.... $  403,000 $  328,000 $  478,000  $  253,000
                                    ========== ========== ==========  ==========
  July 1, 1993 to June 30, 1994....
                                    ========== ========== ==========  ==========
Inventory Reserve:
  July 1, 1990 to June 30, 1991.... $5,401,000 $3,256,000 $      --   $8,657,000
                                    ========== ========== ==========  ==========
  July 1, 1991 to June 30, 1992.... $8,657,000 $      --  $1,232,000  $7,425,000
                                    ========== ========== ==========  ==========
  July 1, 1992 to June 30, 1993.... $7,425,000 $      --  $4,329,000  $3,096,000
                                    ========== ========== ==========  ==========
  July 1, 1993 to June 30, 1994....
                                    ========== ========== ==========  ==========

                                                                     SCHEDULE IX

                 AMERIQUEST TECHNOLOGIES, INC. AND SUBSIDIARIES

                             SHORT-TERM BORROWINGS

                                                                      WEIGHTED
                                               MAXIMUM     AVERAGE    AVERAGE
      CATEGORY OF                   WEIGHTED   AMOUNT      AMOUNT     INTEREST
       AGGREGATE          BALANCE   AVERAGE  OUTSTANDING OUTSTANDING    RATE
       SHORT-TERM        AT END OF  INTEREST DURING THE  DURING THE  DURING THE
       BORROWINGS          PERIOD     RATE     PERIOD      PERIOD      PERIOD
      -----------        ---------- -------- ----------- ----------- ----------
Bank Note Payable:
  July 1, 1990 to June
   30, 1991............. $5,072,000  10.50%  $5,250,000  $2,573,000     9.69%
                         ==========  ======  ==========  ==========    ======
  July 1, 1991 to June
   30, 1992............. $1,714,000  10.99%  $7,570,000  $3,494,000    14.38%
                         ==========  ======  ==========  ==========    ======
  July 1, 1992 to June
   30, 1993............. $        0  10.04%  $3,610,000  $  714,000    34.08%
                         ==========  ======  ==========  ==========    ======
  July 1, 1992 to June
   30, 1994.............
                         ==========  ======  ==========  ==========    ======

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and
Board of Directors of Robec, Inc.:

  Our report on the consolidated financial statements of Robec, Inc. and Subsidiaries, which includes explanatory paragraphs regarding Robec's ability to continue as a going concern and the adoption of a new method of accounting for income taxes, is included on Page F-2 of Robec's Annual Report on Form 10-K and incorporated by reference into this Form S-4. In connection with our audits of such financial statements, we have also audited the related financial statement schedules listed in the Index to Financial Statement Schedules on Page S-1 of this Form S-4.

  In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.

                                          Coopers & Lybrand, L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
April 13, 1994

                          ROBEC INC. AND SUBSIDIARIES
                FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED
                               DECEMBER 31, 1993

              SCHEDULE II: AMOUNTS RECEIVABLE FROM RELATED PARTIES

        COLUMN A          COLUMN B  COLUMN C        COLUMN D            COLUMN E
        --------         ---------- --------- --------------------- -------------------
                                                                       BALANCE AT
                                                   DEDUCTIONS         END OF YEAR
                         BALANCE AT           --------------------- -------------------
                         BEGINNING             AMOUNTS    AMOUNTS                NON-
     NAME OF DEBTOR       OF YEAR   ADDITIONS COLLECTED WRITTEN-OFF CURRENT     CURRENT
     --------------      ---------- --------- --------- ----------- --------    -------
1993
Action International....  $125,000  $ 22,000  $125,000      --      $ 22,000(A)   --
                          --------  --------  --------      ---     --------      ---
1992
Action International....  $ 96,000  $125,000  $ 96,000      --      $125,000(A)   --
                          --------  --------  --------      ---     --------      ---
1991
Action International....  $106,000  $ 96,000  $106,000      --      $ 96,000(A)   --
                          --------  --------  --------      ---     --------      ---

- --------
(A) Represents a current account receivable to be paid in the ordinary course of business.

                          ROBEC, INC. AND SUBSIDIARIES
                FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED
                               DECEMBER 31, 1993

                SCHEDULE VIII: VALUATION AND QUALIFYING ACCOUNTS

            COLUMN A               COLUMN B   COLUMN C   COLUMN D      COLUMN E
            --------              ---------- ---------- ----------    ----------
                                   BALANCE     CHARGE
                                      AT      TO COSTS                 BALANCE
                                  BEGINNING     AND                     AT END
          DESCRIPTION              OF YEAR    EXPENSES  DEDUCTIONS     OF YEAR
          -----------             ---------- ---------- ----------    ----------
1993
Allowance for doubtful accounts.  $1,147,000 $4,544,000 $1,736,000(A) $3,955,000
Inventory valuation allowance...  $2,061,000 $2,699,000 $1,335,000(B) $3,425,000
1992
Allowance for doubtful accounts.  $  640,000 $1,670,000 $1,163,000(A) $1,147,000
Inventory valuation allowance...  $  532,000 $6,112,000 $4,583,000(B) $2,061,000
1991
Allowance for doubtful accounts.  $  448,000 $1,353,000 $1,161,000(A) $  640,000
Inventory valuation allowance...  $  510,000 $  360,000 $  338,000(B) $  532,000

- --------
(A) Uncollectable accounts written off during the year.
(B) Obsolete inventory disposed of during the year and physical inventory adjustments.

                          ROBEC, INC. AND SUBSIDIARIES
                FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED
                               DECEMBER 31, 1993

                       SCHEDULE IX: SHORT-TERM BORROWINGS

        COLUMN A           COLUMN B        COLUMN C          COLUMN D           COLUMN E            COLUMN F
        --------         ------------- ---------------- ------------------ ------------------ --------------------
      CATEGORY OF                      WEIGHTED-AVERAGE   MAXIUM AMOUNT      AVERAGE AMOUNT     WEIGHTED AVERAGE
    AGGREGATE SHORT       BALANCE AT   INTEREST RATE AT OUTSTANDING DURING OUTSTANDING DURING INTEREST RATE DURING
    TERM BORROWINGS      END OF PERIOD  END OF PERIOD     THE PERIOD(A)      THE PERIOD(A)       THE PERIOD(A)
    ---------------      ------------- ---------------- ------------------ ------------------ --------------------
1993
Borrowing under line
 of credit(B)...........  $19,861,000       6.68%          $23,748,000        $21,025,000            6.61%
1992
Borrowing under line of
 credit and revolving
 credit facility(C).....  $21,336,000       6.00%          $24,360,000        $22,449,000            6.25%
1991
Borrowing under line
 of credit(B)...........  $24,473,000       6.50%          $24,473,000        $20,006,000            8.58%

- --------
(A) Based on month end balances.
(B) The line of credit is due on demand
(C) This includes a $20,000,000 revolving credit facility due March 1, 1995 and a $1,336,000 line of credit due on demand, which are classified as long-term.

                          ROSS WHITE ENTERPRISES, INC.
                     (D/B/A NATIONAL COMPUTER DISTRIBUTORS)

                SCHEDULE VIII: VALUATION AND QUALIFYING ACCOUNTS

   FOR THE FISCAL YEARS ENDED MARCH 31, 1994 AND 1993, THE THREE MONTHS ENDED
        MARCH 31, 1992 (UNAUDITED) AND THE YEAR ENDED DECEMBER 31, 1991

                                                   ADDITIONS
                         ---------------------------------------------------------------
                          BALANCE
                            AT     CHARGED TO   CHARGED TO    OTHER CHARGES   BALANCE AT
                         BEGINNING COSTS AND  OTHER ACCOUNTS: ADD (DEDUCT):     END OF
                         OF PERIOD  EXPENSES     DESCRIBE       DESCRIBE        PERIOD
                         --------- ---------- --------------- -------------   ----------
Trade accounts
 receivable:
  Year ended March 31,
   1994:
    Allowance for
     doubtful accounts.. $362,374   911,545           --        (748,919)(1)   525,000
                         ========   =======       =======       ========       =======
  Year ended March 31,
   1993:
    Allowance for
     doubtful accounts.. $ 22,652   637,275           --        (297,553)(1)   362,374
                         ========   =======       =======       ========       =======
  Three months ended
   March 31, 1992
   (unaudited):
    Allowance for
     doubtful accounts.. $ 78,500       --            --         (55,848)(1)    22,652
                         ========   =======       =======       ========       =======
  Year ended December
   31, 1991:
    Allowance for
     doubtful accounts.. $ 10,000   115,264           --         (46,764)(1)    78,500
                         ========   =======       =======       ========       =======
Inventory:
  Year ended March 31,
   1994:
    Allowance for
     obsolescence....... $ 30,000   500,000           --             --        530,000
                         ========   =======       =======       ========       =======
  Year ended March 31,
   1993:
    Allowance for
     obsolescence....... $    --     30,000           --             --         30,000
                         ========   =======       =======       ========       =======
  Three months ended
   March 31, 1992
   (unaudited):
    Allowance for
     obsolescence....... $    --        --            --             --            --
                         ========   =======       =======       ========       =======
  Year ended December
   31, 1991:
    Allowance for
     obsolescence....... $    --        --            --             --            --
                         ========   =======       =======       ========       =======

- --------
(1) Write offs

                                                       REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                         AMERIQUEST TECHNOLOGIES, INC.

                               ----------------

                                    EXHIBITS
                                       TO
                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-4
                                     UNDER
                           THE SECURITIES ACT OF 1933


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                 EXHIBIT INDEX

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
   NO.                      TITLE OF DOCUMENT                          PAGE
 -------                    -----------------                      ------------
  2.01   Amended and Restated Agreement and Plan of
          Reorganization to acquire Robec, Inc.
  2.02   Plan of Merger to acquire Robec, Inc.
  3.01   Certificate of Incorporation of AmeriQuest                      85*
  3.02   By-laws of AmeriQuest                                          258**
  4.01   Reference is made to Exhibits 3.01 and 3.02, the
          Certificate of Incorporation and By-laws, which define
          the rights of security holders
  4.02   Specimen Common Stock Certificate                              274**
  5.01   Opinion of Raymond L. Ridge, Esq.
  8.01   Opinion of Arthur Andersen & Co. re: tax aspects
 10.01   Loan and Security Agreement dated August 19, 1993, as          283**
          amended, between AmeriQuest and certain of its
          subsidiaries and Silicon Valley Bank.
 10.02   Addendum to Agreement for Wholesale Financing--Flexible        365**
          Payment Plan dated September 30, 1993 between CDS
          Distribution Inc. and IBM Credit Corporation
 10.03   Standard Industrial Lease--Net dated July 26, 1990, as         402**
          amended, between AmeriQuest and Varian Associates
          (successor-in-interest to Koll Center Irvine East)
 10.04   Agreement of Sublease dated December 5, 1994 by and
          between AmeriQuest and The Austin Company.
 13.01   AmeriQuest's Annual Report on Form 10-K/A as amended
          for the fiscal year ended June 30, 1994, filed
          pursuant to Section 13 of the Securities Exchange Act
          of 1934.
 13.02   AmeriQuest's Quarterly Report on Form 10-Q/A as amended
          for the quarter ended September 30, 1994, filed
          pursuant to Section 13 of the Securities Exchange Act
          of 1934.
 13.03   AmeriQuest's Current Reports on Form 8-K, as amended,
          dated July 18, 1994, September 12, 1994 and November
          14, 1994, filed pursuant to Section 13 of the
          Securities Exchange Act of 1934.
 22.01   Subsidiaries of the Registrant
 23.01   Consent of Raymond L. Ridge, Esq., Counsel to
          Registrant
 23.02   Consent of Arthur Andersen L.L.P. Auditors for the
          Registrant
 23.03   Consent of Arthur Andersen L.L.P. (contained in Exhibit
          8.01).
 23.04   Consent of Coopers & Lybrand, L.L.P., Auditors for
          Robec
 23.05   Consent of KPMG Peat Marwick LLP, Auditors for NCD
 23.06   Consent of Coopers & Lybrand, L.L.P., Auditors for NCD
 24.01   Powers of Attorney for the Directors

- --------
 * As contained in the original filing of AmeriQuest's Annual Report on Form 10-K for the year ended June 30, 1994, SEC File No. 1-10397 and incorporated herein by this reference.
** As contained in the original filing of Registration Statement 33-81726 and incorporated herein by this reference pursuant to Rule 411(c) under the Securities Act of 1933, as amended, and Rule 24 of the Commission's Rules of Practice.

PROXY                                                                      PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                  ROBEC, INC.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the accompanying Prospectus/Proxy Statement, and revoking all prior proxies, appoints Robert H. Beckett and Alexander C. Kramer, Jr., and each of them acting singly, with full power of substitution, the attorney and proxy of the undersigned, to represent the undersigned and to vote all the shares of common stock of Robec, Inc. ("Robec"), which the undersigned is entitled to vote at the Special Meeting of Shareholders of Robec to be held at
the offices of Robec, Inc., 425 Privet Road, Horsham, PA 19044 on February   ,
1995, at 10:00 a.m., local time, and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present, as follows:

FOR   AGAINST   ABSTAIN
[_]     [_]       [_]  The proposal to approve and adopt the Plan of Merger (the
                       "Plan of Merger") pursuant to which (a) RI Acquisition,
                       Inc., a Pennsylvania corporation and a wholly-owned subsidiary of AmeriQuest Technologies, Inc., a Delaware corporation ("AmeriQuest"), will be merged with and into Robec (the "Merger"), with Robec surviving the Merger as a wholly-owned subsidiary of AmeriQuest and (b) each share of common stock, par value $.01 per share, of Robec that is issued and outstanding on the effective date of the Merger, other than shares held by AmeriQuest or by shareholders who perfect their statutory dissenters rights, will be converted automatically into the right to receive .63075 shares of the common stock, par value $.01 per share, of AmeriQuest ("AmeriQuest Common Stock"), subject to adjustment if the closing price of AmeriQuest
                       Common Stock is below $3.00 per share on the business day prior to the day on which the Merger becomes effective.

THE BOARD RECOMMENDS A VOTE FOR THE ABOVE PROPOSAL.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR THE ABOVE PROPOSAL.

  If you expect to attend the Meeting, please check this box [_].



Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. The signer(s) hereby revokes all proxies heretofore given by the signer(s) to vote at said meeting or any adjournments thereof.

Dated:_________, 1995

                                              _________________________________
                                              Signature

                                              _________________________________
                                              Signature if held jointly


PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY FORM USING THE ENCLOSED
ENVELOPE.